Exhibit 10.3

Interconnection Agreement

Between

BellSouth Telecommunications, Inc.

and

DeltaCom, Inc.

General Terms and Conditions

Definitions
1.	CLEC Certification
2.	Term of the Agreement
3.	Nondiscriminatory Access
4.	Court Ordered Requests for Call Detail Records and Other Subscriber Information
5.	Liability and Indemnification
6.	Intellectual Property Rights and Indemnification
7.	Proprietary and Confidential Information
8.	Resolution of Disputes
9.	Taxes
10.	Force Majeure
11.	Adoption of Agreements
12.	Modification of Agreement
13.	Legal Rights
14.	Indivisibility
15.	Severability
16.	Non-Waivers
17.	Governing Law
18.	Assignments and Transfers
19.	Notices
20.	Rule of Construction
21.	Headings of No Force or Effect
22.	Multiple Counterparts
23.	Filing of Agreement
24.	Compliance with Law
25.	Necessary Approvals
26.	Good Faith Performance
27.	Rates
28.	Rate True-Up
29.	Survival
30.	Entire Agreement

TABLE OF CONTENTS (cont’d)

Attachment 1	–	Resale

Attachment 2	–	Network Elements and Other Services

Attachment 3	–	Network Interconnection

Attachment 4	–	Collocation

Attachment 5	–	Access to Numbers and Number Portability

Attachment 6	–	Pre-Ordering, Ordering, Provisioning and Maintenance and Repair

Attachment 7	–	Billing

Attachment 8	–	Rights-of-Way, Conduits and Pole Attachments

Attachment 9	–	Performance Measurements

Attachment 10	–	BellSouth Disaster Recovery Plan

Attachment 11	–	Bona Fide Request and New Business Request Process

General Terms and Conditions

AGREEMENT

THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., (“BellSouth”), a Georgia corporation, and DeltaCom, Inc. (“DeltaCom”), an Alabama corporation, and shall be deemed effective on the Effective Date, as defined herein. This agreement may refer to either BellSouth or DeltaCom or both as a “Party” or “Parties.”

W I T N E SS E T H

WHEREAS, BellSouth is an incumbent local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

WHEREAS, DeltaCom is a competitive local exchange telecommunications company (“CLEC”) authorized to provide telecommunications services in the state of North Carolina; and

WHEREAS, the Parties wish to interconnect their facilities, purchase unbundled elements and/or resale services, and exchange traffic pursuant to Sections 251 and 252 of the Telecommunications Act of 1996 (“the Act”).

NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and DeltaCom agree as follows:

Definitions

Access Service Request or “ASR” means an industry standard form used by the Parties to add, establish, change or disconnect trunks for the purposes of interconnection.

Act means the Communications Act of 1934, 47 U.S.C. 151 et seq., as amended, including the Telecommunications Act of 1996, and as interpreted from time to time in the duly authorized rules and regulations of the FCC or the Commission/Board.

Advanced Intelligent Network or “AIN” is Telecommunications network architecture in which call processing, call routing and network management are provided by means of centralized databases.

Affiliate is an entity that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another entity. For purposes of this paragraph, the term “own” or “control” means to own an equity interest (or equivalent thereof) of more than 10 percent.

American National Standards Institute or “ANSI” is a standards setting, non-government organization, which develops and publishes standards for “voluntary” use in the United States.

General Terms and Conditions

Automatic Number Identification or “ANI” is a telephone number associated with the access line from which a call originates.

Calling Party Number or “CPN” is a Common Channel Signaling parameter which refers to the number transmitted through the network identifying the calling party.

Carrier Identification Code or “CIC” means a three or four digit number assigned to an IXC that identifies that carrier's traffic.

Centralized Message Distribution System is a national system that Local Exchange Carriers use to exchange Exchange Message Interface (EMI) formatted data among host companies.

Commission is defined as the appropriate regulatory agency in each of BellSouth’s nine-state region, Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

Common Channel Signaling or “CCS” means a method of exchanging call set-up and network control data over a digital signaling network fully separate from the Public Switched Network that carriers the actual call.

Competitive Local Exchange Carrier (CLEC) means a telephone company certificated or otherwise legally authorized to provide local exchange service within BellSouth's franchised area.

“Customer Local Area Signaling Services” or “CLASS” is a set of call management service features consisting of number translation such as call forwarding and caller identification, available within a the Local Access and Transport Area (“LATA”).

Digital Service - Level 0 or “DS-0” means the 64 Kbps zero-level signal in the time division multiplex hierarchy.

Digital Service - Level 1 or “DS-1” means the 1.544 Mbps in the time division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

Digital Service - Level 3 or “DS-3” means the 44.736 Mbps in the time division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is the initial level of multiplexing.

Effective Date is defined as the date that the Agreement is effective for purposes of rates, terms and conditions and shall be ten (10) days after the date of the last signature executing the Agreement. Future amendments including rate changes or new rates will also be effective ten (10) days after the date of the last signature executing the amendment. Future amendments with no rate changes or new rates shall become effective on the date of the last signature executing the Amendment.

General Terms and Conditions

The Parties agree, within ten (10) days from execution of the Agreement, any rate errors identified by the Parties that are contained in the rate sheets shall be corrected by an amendment. This amendment will be effective ten (10) days after the date of the last signature executing the amendment.

End User means the ultimate user of the Telecommunications Service.

Exchange Message Interface is the nationally administered standard format for the exchange of data among the Exchange Carriers within the telecommunications industry.

Exchange Access means the offering by a LEC of services or facilities to an IXC for the purpose of the origination or termination of telephone toll services.

FCC means the Federal Communication Commission.

Feature Group A or “FGA” means FGA interexchange access as defined in BellSouth's FCC Tariff No. 1.

Feature Group B or “FGB” means FGB interexchange access as defined in BellSouth's FCC Tariff No. 1.

Feature Group D or “FGD” means FGD interexchange access as defined in

BellSouth's FCC Tariff No. 1.

General Terms and Conditions means this document including all of the terms, provisions and conditions set forth herein.

Interconnection is the linking of the BellSouth and DeltaCom networks for the mutual exchange of traffic as described in Attachment 3 of this Agreement.

Point of Interconnection or “POI” is as described in Attachment 3 of this Agreement.

Interexchange Carrier or “IXC” means a provider of interexchange telecommunications services.

Local Exchange Carrier or “LEC” is as defined in the Act.

Local Exchange Routing Guide or “LERG” means a Telcordia product that is sold to and used by LECs and IXCs to identify NPA-NXX routing and homing information as well as Network Element and equipment designations.

Local Interconnection is defined as 1) the delivery of local traffic to be terminated on each Party’s local network so that end users of either Party have the ability to reach end users of the other Party without the use of any access code or substantial delay in the processing of the call; 2) the LEC unbundled network features, functions, and capabilities set forth in this Agreement; and 3) Service Provider Number Portability sometimes referred to as temporary telephone number portability to be implemented pursuant to the terms of this Agreement.

General Terms and Conditions

Local Traffic is as defined in Attachment 3 of this Agreement.

Local Access and Transport Area or “LATA” means one of the contiguous geographic areas established pursuant to the AT&T Consent Decree to define the permitted operating regions of the RBOCs prior to the enactment of the Telecommunications Act of 1996.

Multiple Exchange Carrier Access Billing or (“MECAB”) means the document prepared by the Billing Committee of the Ordering and Billing Forum (“OBF”), which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions (“ATIS”) and by Bellcore as Special Report SR-BDS-000983, Containing the recommended guidelines for the billing of Exchange Service access provided by two or more LECs and/or CLECs or by one LEC in two or more states within a single LATA.

Network Element defined to mean a facility or equipment used in the provision of a telecommunications service. Such term may include, but is not limited to, features, functions, and capabilities that are provided by means of such facility or equipment, including but not limited to, subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a telecommunications service.

Numbering Plan Area or “NPA” is also sometimes referred to as an area code. This is the three-digit indicator, which is defined by the “A”, “B”, and “C” digits of each “digit” telephone number within the North American Numbering Plan (“NANP”). Each NPA contains 800 Possible NXX Codes. At present, there are two general categories of NPA, “Geographic NPAs” and “Non-Geographic NPAS”. A “Geographic NPA” is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that Geographic area. A “Non-Geographic NPA”, also known as a “Service Access Code” (SAC Code) is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 500, 800, 9100, 700, and 888 are examples of Non-Geographic NPAS.

NXX”, “NXX Code, “Central Office Code” or “CO Code” is the three-digit switch entity indicator which is defined by the “D”, “E”, and “F” digits of a 10-digit telephone number within the North American Numbering Plan.

Percent Of Interstate Usage of “PIU” is defined as a factor to be applied to terminating access services minutes of use to obtain those minutes that should be rated as interstate access services minutes of use. The numerator includes all interstate “non-intermediary” minutes of use, including interstate minutes of use that are forwarded due to service provider number portability less any interstate minutes of use for Terminating Party Pays services, such as 800 Services. The

General Terms and Conditions

denominator includes all “non-intermediary”, local, interstate, intrastate, toll and access minutes of use adjusted for service provider number portability less all minutes attributable to terminating Party pays services

Percent Local Usage or “PLU” is defined as a factor to be applied to intrastate terminating minutes of use. The numerator shall include all “non-intermediary” local minutes of use adjusted for those minutes of use that only apply local due to Service Provider Number Portability. The denominator is the total intrastate minutes of use including local, intrastate toll, and access, adjusted for Service Provider Number Portability less intrastate terminating Party pays minutes of use.

Rate Center identifies the specific geographic point within an Exchange area that is associated with one or more particular NPA-NXX codes which have been assigned to a LEC (or CLEC) for the provision of Telephone Exchange Services. The Rate Center vertical and horizontal coordinates are used in the toll message rating process to measure distances between Rate Centers.

Revenue Accounting Office (“RAO”) Status Company is a local exchange company/alternate local exchange company that has been assigned a unique RAO code. Message data exchanged among RAO status companies is grouped (i.e. packed) according to From/To/Bill RAO combinations.

Telecommunications means the transmission, between or among points specified by the user, of information of the user’s choosing, without change in the form or content of the information as sent and received.

Telecommunications Service means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

Telecommunications Act of 1996 (“Act”) means Public Law 104-104 of the United States Congress effective February 8, 1996. The Act amended the Communications Act of 1934 (47 U.S.C. Section 1 et. seq.).

Transit Traffic Service is as described in Attachment 3 of this Agreement.

Wire Center denotes a building or space within a building, which serves as an aggregation point on a given carrier's network, where transmission facilities and circuits are connected and/or switched. Wire Center can also denote a building in which one or more central offices, used for the provision of telecommunications services are located.

1.	CLEC Certification

1.1	DeltaCom has provided BellSouth in writing the certificate number, company number or docket number, for all states covered by this Agreement. .

General Terms and Conditions

1.2	Based upon the certification numbers being provided to BellSouth, BellSouth will file this Agreement with the appropriate commission for approval.

1.3	Except as provided in this Agreement, neither Party shall discontinue or refuse to provide any service provided or required hereunder.

1.4	For products and services purchased pursuant to this Agreement, in the case of a conflict between a provision of this Agreement and a tariff filed by either Party, the conflict shall be resolved in favor of this Agreement.

2.	Term of the Agreement

2.1	The term of this Agreement shall be three and one half (3 1/2) years, beginning on the Effective Date and shall apply to the BellSouth territory in the state of North Carolina. Notwithstanding any prior agreement of the Parties, the rates, terms and conditions of this Agreement shall not be applied retroactively prior to the Effective Date.

2.2	The Parties agree that by no earlier than two hundred seventy (270) days and no later than one hundred and eighty (180) days prior to the expiration of this Agreement, they shall commence negotiations for a new agreement to be effective beginning on the expiration date of this Agreement (“Subsequent Agreement”).

2.3	If within one hundred and thirty-five days (135) days of commencing the negotiation referred to in Section 2.2 above, the Parties are unable to negotiate new terms, conditions and prices for a Subsequent Agreement, either Party may petition the Commission to establish appropriate terms, conditions and prices for the Subsequent Agreement pursuant to 47 §U.S.C.252.

2.3.1	Notwithstanding the foregoing and except as set forth in Section 2.4 below, in the event that, as of the date of the expiration of this Agreement and conversion of this Agreement to a month-to-month term, the Parties have not entered into a Subsequent Agreement and no arbitration proceeding has been filed in accordance with Section 252 of the Act, then either Party may terminate this Agreement upon sixty (60) days notice to the other Party. In the event that BellSouth terminates this Agreement as provided above, BellSouth shall continue to offer services to DeltaCom pursuant to BellSouth's then current standard interconnection agreement or DeltaCom may exercise its rights under Section 252(i) of the Act. In the event that BellSouth's standard interconnection agreement becomes effective as between the Parties or DeltaCom adopts another agreement, the Parties may continue to negotiate a Subsequent Agreement, and the terms of such Subsequent Agreement shall be effective as of the effective date stated in the Subsequent Agreement.

2.4

If an arbitration proceeding has been filed in accordance with Section 252 of the Act and if the Commission does not issue its order prior to the expiration of this Agreement, this Agreement shall be deemed extended on a month-to-month basis

General Terms and Conditions

until the Subsequent Agreement becomes effective. The terms of such Subsequent Agreement shall be effective as of the effective date stated in such Subsequent Agreement and shall not be applied retroactively to the expiration date of this Agreement unless the Parties agree otherwise. Neither Party shall refuse to provide services to the other Party during the negotiation of the Subsequent Agreement or the transition from this Agreement to the Subsequent Agreement.

3.	Ordering Procedures

3.1	Detailed procedures for ordering and provisioning BellSouth services are set forth in BellSouth’s Local Interconnection and Facility Based Ordering Guide, Resale Ordering Guide, and as set forth in the Attachment 6 of this Agreement, as appropriate. To the extent there is a conflict between the BellSouth Local Interconnection and Facility Based, Resale Ordering Guide and any specific provisions of this Agreement, the provisions of this Agreement shall control.

3.2	BellSouth has developed electronic systems for placing most resale and some UNE orders. BellSouth has also developed electronic systems for accessing data needed to place orders including valid address, available services and features, available telephone numbers, due date estimation on pre-order and calculation on firm order, and customer service records where applicable. Charges for OSS shall be as set forth in Attachment 1, Exhibit A and Attachment 2, Exhibit A.

4.	Parity

4.1	The services and service provisioning that BellSouth provides DeltaCom for resale will be at least equal in quality to that provided to BellSouth, or any BellSouth subsidiary, affiliate, other carrier or end user. In connection with resale, BellSouth will provide DeltaCom with pre-ordering, ordering, maintenance and trouble reporting, and daily usage data functionality that will enable DeltaCom to provide equivalent levels of customer service to their local exchange customers as BellSouth provides to its own end users.

4.2	BellSouth shall also provide DeltaCom with unbundled network elements, and access to those elements. The quality of an unbundled network element, as well as the quality of the access to such unbundled network element, that BellSouth provides to DeltaCom shall be at least equal in quality to that which BellSouth provides to itself or to any BellSouth subsidiary, affiliate or other carrier. The terms and conditions pursuant to which BellSouth provides access to unbundled network elements, including but not limited to the time within which BellSouth provisions such access to unbundled network elements, shall, at a minimum, be no less favorable to DeltaCom than the terms and conditions under which BellSouth provisions such elements to itself. Consistent with all applicable rules and regulations, BellSouth shall provide DeltaCom with pre-ordering, ordering, provisioning, maintenance and repair, and billing functionality at least equal to that which BellSouth provides for its own retail services.

General Terms and Conditions

5.	White Pages Listings

5.1	BellSouth shall make available to DeltaCom, for DeltaCom subscribers, nondiscriminary access to its telephone number and address directory listings (“Directory Lists”), under the following terms and conditions. In no event shall DeltaCom subscribers receive Directory Listings that are at less favorable rates, terms or conditions than the rates, terms or conditions that BellSouth provides its subscribers.

5.1.1	Directory Listings. BellSouth has delegated certain authority to its affiliate, BellSouth Advertising & Publishing Corporation (“BAPCO”) and has required BAPCO to carry out certain BellSouth obligations imposed by the Act regarding the publication of directories. DeltaCom and BAPCO have entered into an agreement regarding BAPCO's treatment of DeltaCom's end users' directory listing information in directories published by BAPCO. BellSouth shall maintain the Directory Listings database, which includes DeltaCom's end users' directory information used by BAPCO in publishing directories in accordance with Section 5.2.1 below. Subject to execution of such agreement between DeltaCom and BAPCO, BAPCO shall publish directory listings as follows:

5.1.1.1	White Page Basic Directory Listings. BellSouth shall publish in all BellSouth's white pages Directories at no charge to DeltaCom or any DeltaCom End User other than applicable miscellaneous listing charges as set forth in BellSouth's tariffs, one white pages basic Directory Listing for each DeltaCom End User for all of such End User's phone numbers located in the geographic region covered by any white pages Directory. Notwithstanding the foregoing, BellSouth shall not publish any white pages basic Directory Listing for any DeltaCom End User whose Directory Listing has been identified as non-published. DeltaCom will be required to provide to BellSouth the names, addresses and telephone numbers of all DeltaCom's End Users that wish to be omitted from directories.

5.1.1.2	Enhanced White Pages Listings. Where BellSouth offers to publish, at no charge, in its white pages directory Enhanced White Pages Listing to its retail customer, BellSouth shall publish such listings, at no charge and under the same terms and conditions, for DeltaCom for its End Users. Where BellSouth charges its retail end users for Enhanced White Pages Listings, BellSouth shall publish such listings under the same terms and conditions to DeltaCom for its End Users at the applicable wholesale discount set forth in Attachment 1.

5.1.1.3

Yellow Pages Basic (“Free”) Directory Listings. DeltaCom desires and BellSouth shall facilitate the process by which DeltaCom's business customers receive a free Yellow Pages listing, as offered to BellSouth’s end user customers. DeltaCom acknowledges that its customer listings are commingled in the daily feed with the BellSouth customer listings that BellSouth provides to its Yellow Pages publisher, BAPCO. DeltaCom consents to the release of such information to BAPCO for the aforementioned purpose and acknowledges that BAPCO may solicit DeltaCom's end users to determine whether the end user desires to purchase advertising or other services directly from BAPCO. Neither DeltaCom nor

General Terms and Conditions

BellSouth will be responsible for any paid advertising that such end user may elect to purchase. Except as provided herein or with the written consent of DeltaCom, BellSouth shall not sell or otherwise provide the DeltaCom end user listings to any third party. Further, if it has actual knowledge of any use by BAPCO or any other of BellSouth’s affiliates that is inconsistent with the provisions of this section, BellSouth shall notify DeltaCom.

5.1.2	Treatment of Directory Listings. BellSouth shall treat all Directory Listings with the same level of confidentiality that BellSouth accords its own directory listing information, and BellSouth shall limit access to DeltaCom's End User proprietary confidential directory information to those BellSouth employees who are involved in the preparation of listings. Directory Listings of DeltaCom End Users shall be alphabetically commingled with the Directory Listings of all other telecommunications carriers, including BellSouth. All Directory Listings published by BellSouth will be as accurate and complete as BellSouth's own listing or those of its Affiliates.

5.1.3	Reserved Rights. DeltaCom reserves the right to withhold Directory Listing information from BellSouth, if BellSouth charges DeltaCom a rate for inclusion of DeltaCom's unlisted numbers in the BellSouth directory databases exceeding the BellSouth retail tariffed charge for unlisted numbers.

5.2.	Directory Listing Database.

5.2.1	Maintenance. BellSouth shall maintain a Directory Listings database that shall include the directory listings of BellSouth, DeltaCom and any other carrier for whom BellSouth has agreed to publish Directory Listings. DeltaCom and BellSouth shall cooperate to ensure that Directory Listing information relating to DeltaCom's End User is delivered to BellSouth and reflected in such database in a timely and accurate manner (and in no event in a manner that is less timely or accurate than the manner in which BellSouth's Directory Listings database is updated for information relating to BellSouth's End User). Data should be generated from the local service order process and other data feeds for facility-based carriers and should be subject to the same rigorous edits that are applied to BellSouth local service orders. BellSouth shall use all commercially reasonable efforts to maintain the Directory Listings database in good order. BellSouth shall advise DeltaCom as soon as possible, but in no event fewer than six (6) months in advance, of any changes in the maintenance of the Directory Listings database or any mechanisms or interfaces, whether industry standard or not, pursuant to which BellSouth will provide Directory Listings to DeltaCom.

5.2.2	Third Party Access to Directory Listings Database. DeltaCom authorizes BellSouth to provide Directory Listings of DeltaCom End Users to third parties on terms and conditions that comport with the Communications Act and the relevant FCC rules and orders on the same terms and conditions applicable to the release of Directory Listings of BellSouth End Users to third parties. This data shall not be used for any other purpose than publishing a directory.

General Terms and Conditions

5.2.3	Co-operation. DeltaCom and BellSouth agree to co-operate in good faith to resolve any issue regarding a Directory Listing raised by a DeltaCom End User (e.g., publication of a non-published Directory Listings, etc.). Upon request by either party, DeltaCom and BellSouth will in good faith mutually develop a process for escalating and resolving such issues.

5.3	BellSouth shall provide DeltaCom the directory listings of DeltaCom end users in an electronic format for a reasonable, supported and cost-based rate approved by the Commission.

5.4	DeltaCom has the right to review and edit its end users directory listings by using an electronic version of galley proofs provided by BAPCO at a reasonable, supported, cost-based rate approved by the Commission.

6.	Liability and Indemnification

6.1	BellSouth Liability. BellSouth shall take financial responsibility for its own actions in causing, or its lack of action in preventing, unbillable or uncollectible DeltaCom revenues.

6.2	Liability for Acts or Omissions of Third Parties. Neither BellSouth nor DeltaCom shall be liable for any act or omission of another telecommunications company providing a portion of the services provided under this Agreement.

6.3	Limitation of Liability.

6.3.1

With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by DeltaCom, any DeltaCom customer or by any other person or entity, for damages associated with any of the services provided by BellSouth pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this General Terms and Conditions, BellSouth's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by BellSouth, any BellSouth customer or by any other person or entity, for damages associated with any of the services provided by DeltaCom pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this General Terms and Conditions, DeltaCom's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by DeltaCom, any DeltaCom customer or any other person or entity resulting from the gross negligence or willful misconduct of BellSouth and claims for damages by DeltaCom resulting from the failure of BellSouth to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such

General Terms and Conditions

limitation of liability. Likewise, claims for damages by BellSouth, any BellSouth customer or any other person or entity resulting from the gross negligence or willful misconduct of DeltaCom and claims for damages by BellSouth resulting from the failure of DeltaCom to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability.

6.3.2	Limitations in Tariffs. Subject to the provisions of 6.3.1, a Party may, in its sole discretion, provide in its tariffs and contracts with its Customer and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to Customer or third Party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such party would have charged that applicable person for the service, product or function that gave rise to such Loss and (ii) Consequential Damages. To the extent that a Party elects not to place in its tariffs or contracts such limitations of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such Loss.

6.3.3	Neither BellSouth nor DeltaCom shall be liable for damages to the other’s terminal location, POI or other company’s customers’ premises resulting from the furnishing of a service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a company’s negligence or willful misconduct or by a company’s failure to properly ground a local loop after disconnection.

6.3.4	Under no circumstance shall a Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this limitation of liability shall apply to provision of such advice, recommendations, and analyses.

6.4

Indemnification for Certain Claims. BellSouth and DeltaCom providing services, their affiliates and their parent company, shall be indemnified, defended and held harmless by each other against any claim, loss or damage arising from the receiving company’s use of the services provided under this Agreement pertaining to (1) claims for libel, slander, invasion of privacy or copyright infringement arising from the content of the receiving company’s own communications, or (2) any claim, loss or damage claimed by the other company’s customer arising from

General Terms and Conditions

one company’s use or reliance on the other company’s services, actions, duties, or obligations arising out of this Agreement; provided that in the event of a claim arising under this Section 6.4(2), to the extent any claim, loss or damage is caused by the gross negligence or willful misconduct of the providing party, the receiving Party shall have no obligation to indemnify, defend or hold harmless the providing Party hereunder, subject to the other terms of this Section 6.

6.5	Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR FACILITIES PROVIDED UNDER THIS AGREEMENT. THE PARTIES DISCLAIM, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

6.6	DeltaCom and BellSouth will work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, or any other services related to this Agreement. The Parties fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

6.7	Neither Party accepts responsibility to any person for any unlawful act committed by the other Party, or that other Parties’ End Users, as part of providing service to that other Party.

7.	Court Ordered Requests for Call Detail Records and Other Subscriber Information.

7.1	To the extent technically feasible, BellSouth maintains call detail records for DeltaCom end users for limited time periods and can respond to subpoenas and court ordered requests for information. BellSouth shall maintain such information for DeltaCom end users for the same length of time it maintains such information for its own end users.

7.2	DeltaCom agrees that BellSouth will respond to subpoenas and court ordered requests delivered directly to BellSouth for the purpose of providing call detail records when the targeted telephone numbers belong to DeltaCom end users. Billing for such requests will be generated by BellSouth and directed to the law enforcement agency initiating the request.

7.3	DeltaCom agrees that in cases where DeltaCom receives subpoenas or court requests for call detail records for targeted telephone numbers belonging to DeltaCom end users, DeltaCom will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to BellSouth. Billing for call detail information will be generated by BellSouth and directed to the law enforcement agency initiating the request.

General Terms and Conditions

7.4	In cases where the timing of the response to the law enforcement agency prohibits DeltaCom from having the subpoena or court ordered request redirected to BellSouth by the law enforcement agency, DeltaCom will furnish the official request to BellSouth for providing the call detail information. BellSouth will provide the call detail records to DeltaCom and bill DeltaCom for the information. DeltaCom agrees to reimburse BellSouth for the call detail information provided.

7.5	DeltaCom will provide DeltaCom end user and/or other customer information that is available to DeltaCom in response to subpoenas and court orders for their own customer records. BellSouth will redirect subpoenas and court ordered requests DeltaCom end user and/or other customer information to DeltaCom for the purpose of providing this information to the law enforcement agency.

8.	Intellectual Property Rights and Indemnification

8.1	No License. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. DeltaCom is strictly prohibited from any use, including but not limited to in sales, in marketing or advertising of telecommunications services, of any BellSouth name, service mark or trademark.

8.2	Ownership of Intellectual Property. Any intellectual property, which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

8.3	Indemnification. The Party providing a service pursuant to this Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with Section 6 of this Agreement.

Promptly after receipt of notice of any claim or the commencement of any action for which a Party may seek indemnification pursuant to this Section, such Party (the "Indemnified Party") shall promptly give written notice to the other Party (the "Indemnifying Party") of such claim or action, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may

General Terms and Conditions

have to the Indemnified Party except to the extent the Indemnifying Party has actually been prejudiced thereby. The Indemnifying Party shall be obligated to assume the defense of such claim, at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party's reasonable requests for assistance or Information relating to such claim, at the Indemnifying Party's expense. The Indemnified Party shall have the right to participate in the investigation and defense of such claim or action, with separate counsel chosen and paid for by the Indemnified Party.

8.4	Claim of Infringement. In the event that use of any facilities or equipment (including software), becomes, or in reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense, but subject to the limitations of liability set forth below:

8.4.1	modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

8.4.2	obtain a license sufficient to allow such use to continue.

8.4.3	In the event 8.4.1 or 8.4.2 are commercially unreasonable, then said Party may, terminate, upon reasonable notice under the circumstances, this contract with respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

8.5	Exception to Obligations. Neither Party's obligations under this Section shall apply to the extent the infringement is caused by: (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software) in combination with equipment or facilities (including software) not provided or authorized by the indemnitor provided the facilities or equipment (including software) would not be infringing if used alone; (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

8.6	Exclusive Remedy. The foregoing shall constitute the Parties' sole and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this agreement.

9.	Treatment of Proprietary and Confidential Information

9.1

All confidential or proprietary information disclosed by either Party during the negotiations and the term of this Agreement shall be protected by the Parties in accordance with the terms of this Section 9. All information which is disclosed by

General Terms and Conditions

one Party (“Disclosing Party”) to the other (“Recipient”) in connection with this Agreement, or acquired in the course of performance of this Agreement, shall be deemed confidential and proprietary to the Disclosing Party and subject to this Agreement, such information including but not limited to, network, financial, marketing, and staffing information, proposals, requests for proposals, business plans, strategic information, specifications, costs, procedures, processes, business systems, software programs, orders for services, customer account data, call detail records, usage information in form, and Customer Proprietary Network Information (“CPNI”) as that term is defined by the Act and the rules and regulations of the FCC (collectively, Disclosing Party’s “Confidential Information”).

9.1.1	Recipient shall (i) use Confidential Information only for the purpose of performing under this Agreement, (ii) hold Confidential Information in confidence and disclose it only to employees who have a need to know it in order to perform under this Agreement, and (iii) safeguard Confidential Information from unauthorized use or disclosure using no less than the degree of care with which Recipient safeguards its own Confidential Information. If Recipient wishes to disclose the Disclosing Party’s Confidential Information to a third party agent or consultant in order to perform Recipient’s obligations hereunder, such third party shall have executed a written agreement comparable in scope to the terms of this Section 9.

9.1.1.1	Notwithstanding the provisions of subsection 9.1.1, under no circumstances will BellSouth disclose DeltaCom’s Confidential Information to, or permit access to DeltaCom’s Confidential Information by, the retail operations or any employee thereof, or the retail customer representatives of, BellSouth or any BellSouth Affiliate, or any independent contractors to any of the foregoing, and BellSouth and any BellSouth Affiliate shall take all reasonable actions to protect DeltaCom’s Confidential Information. In the event that the retail operations, any employees thereof, or retail customer representatives of BellSouth or any BellSouth Affiliate, or any independent contractors to any of the foregoing, possess or have knowledge of any DeltaCom Confidential Information, DeltaCom bears the burden of showing that the actions taken by BellSouth to protect the Confidential Information were not reasonable.

9.1.2

Recipient shall have no obligation to safeguard Confidential Information (i) which was in the Recipient’s possession free of restriction prior to its receipt from Disclosing Party, (ii) which becomes publicly known or available through no breach of this Agreement by Recipient, (iii) which is lawfully acquired by Recipient free of restrictions on its disclosure, (iv) which is independently developed by personnel of Recipient to whom the Disclosing Party’s Confidential Information had not been previously disclosed, or (v) which Disclosing Party in writing authorizes Recipient to disclose without restriction. Recipient may disclose Confidential Information if required by law, a court, or governmental agency, provided that Disclosing Party has been notified of the requirement promptly after Recipient becomes aware of the requirement, and provided that Recipient undertakes all lawful measures to avoid disclosing such information

General Terms and Conditions

until Disclosing Party has had reasonable time to obtain a protective order. Recipient agrees to comply with any protective order that covers the Confidential Information to be disclosed.

9.1.3	Each Party agrees that Disclosing Party would be irreparably injured by a breach of this Section 9 by Recipient or its representatives and that Disclosing Party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of this Section 9. Such remedies shall not be exclusive, but shall be in addition to all other remedies available at law or in equity.

9.2	CPNI related to DeltaCom’s customers obtained by virtue of Local Interconnection or any other Service provided under this Agreement shall be DeltaCom’s Confidential Information and may not be used by BellSouth for any purpose except performance of its obligations under this Agreement, and in connection with such performance, shall be disclosed only to employees with a need to know, unless the DeltaCom customer expressly directs DeltaCom to disclose such information to BellSouth pursuant to the requirements of Section 222(c)(2) of the Act. In the event such authorization is obtained, BellSouth may use or disclose only such information as DeltaCom provides pursuant to such authorization and may not use information that BellSouth has otherwise obtained, directly or indirectly, in connection with its performance under this Agreement. CPNI related to BellSouth’s customers obtained by virtue of Local Interconnection or any other Service provided under this Agreement shall be BellSouth’s Confidential Information and may not be used by DeltaCom for any purpose except performance of its obligations under this Agreement, and in connection with such performance shall be disclosed only to employees with a need to know, unless the BellSouth customer expressly directs BellSouth to disclose such information to DeltaCom pursuant to the requirements of Section 222(c)(2) of the Act. In the event such authorization is obtained, DeltaCom may use or disclose only such information as BellSouth provides pursuant to such authorization and may not use information that DeltaCom has otherwise obtained, directly or indirectly, in connection with its performance under this Agreement.

9.2.1	Except as otherwise expressly provided in this Section 9, nothing herein shall be construed as limiting the rights of either Party with respect to its customer information under any applicable law, including without limitation Section 222 of the Act.

9.3	Publicity

9.3.1	Unless otherwise mutually agreed upon, neither Party shall publish or use the other Party’s logo, trademark, service mark, name, language, pictures, or symbols or words from which the other Party’s name may reasonably be inferred or implied in any product, service, advertisement, promotion, or in connection with any sales or marketing activity or any other publicity matter.

General Terms and Conditions

9.3.2	Neither Party shall produce, publish or distribute any press release or other publicity referring to the other Party or its Affiliates, or announcing the execution or discussing the terms of this Agreement without prior notice to the other Party. In no event shall either Party mischaracterize the contents of this Agreement in any public statement or in any representation to a governmental entity or member thereof.

9.4	The Parties’ rights and obligations under this Section 9 shall survive and continue in effect until four (4) years after the expiration or termination date of this Agreement with regard to all Confidential Information exchanged during the term of this Agreement. Thereafter, the parties’ rights and obligations hereunder survive and continue in effect with respect to any Information that is a trade secret under applicable law.

10.	Assignments

Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate company of the Party without the consent of the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment of delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

11.	Dispute Resolution

Except as otherwise stated in this Agreement, the Parties agree that if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, either Party may petition the Commission for a resolution of the dispute; provided, however, that to the extent any issue disputed hereunder involves issues beyond the scope of authority or jurisdiction of the Commission, the Parties may seek initial resolution of such dispute in another appropriate forum. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement. Each Party shall bear its own costs when seeking Commission or judicial review of any ruling concerning this Agreement.

12.	Limitation of Use

The Parties agree that this Agreement shall not be offered by either Party in another jurisdiction as evidence of any concession or as a waiver of any position taken by the other Party in that jurisdiction or for any other purpose.

General Terms and Conditions

13.	Taxes

13.1	Any Federal, state or local excise, license, sales, use or other taxes or tax-like charges (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other party. To the extent permitted by applicable law, any such taxes shall be shown as separate items on applicable billing documents between the Parties. The Party obligated to collect and remit taxes shall do so unless the other Party provides such Party with the required evidence of exemption. The Party obligated to pay any such taxes may contest the same and shall be entitled to the benefit of any refund or recovery. The Party obligated to collect and remit taxes shall cooperate fully in any such contest by the other Party by providing, records, testimony, and such additional information or assistance as may reasonably be necessary to pursue the contest.

13.1.1	If the purchasing Party determines that in its opinion any such taxes or fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefore, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing Party, the purchasing Party may contest the same in good faith, at its own expense. In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.

13.1.2	In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

13.1.3	If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

13.1.4	Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party’s expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

13.1.5	Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

General Terms and Conditions

13.2	Mutual Cooperation. In any contest of a tax or fee by one Party, the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest.

14.	Force Majeure

In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use best efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease.

15.	Modification of Agreement

15.1	Pursuant to 47 U.S.C. § 252(i) and 47 C.F.R. § 51.809, BellSouth shall make available to DeltaCom any entire interconnection agreement filed and approved pursuant to 47 U.S.C. § 252. The adopted agreement shall apply to the same states as the agreement that was adopted, and the term of the adopted agreement shall expire on the same date as set forth in the agreement that was adopted.

15.2	No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

15.2.1

Except as otherwise set forth in Attachment 3, Section 2 concerning the Jurisdictional Factor Guide, the Parties acknowledge that certain provisions of this Agreement incorporate by reference various BellSouth document and industry publications (collectively referred to herein as the "Provisions"), and that such Provisions may change from time to time. The Parties agree that: 1) If the change or alteration was made as a result of the Change Control Process (CCP), a revision to ANSI or Telcordia guidelines or OBF guidelines or if DeltaCom agrees in writing to such change or alteration, any such change or alteration shall become effective with respect to DeltaCom pursuant to the terms of the notice to DeltaCom via the applicable Internet website posting; 2) Any other changes that (a) alters, amends or conflicts with any term of this Agreement, (b) changes any

General Terms and Conditions

charge or rate, or the application of any charge or rate, specified in this Agreement, will be implemented through amendment of this Agreement; and 3) all other changes that would require DeltaCom to incur more than minimal expense will not become effective as to DeltaCom provided DeltaCom has submitted to BellSouth notice within thirty (30) days of receipt/posting of BellSouth’s notice of such change. For purposes of item (3) above, costs associated with disseminating notice of the change or providing training regarding the change to employees shall not be deemed "more than minimal." In the event the Parties disagree as to whether any alteration or amendment described in this Section is effective as to DeltaCom pursuant to the requirements of this Section, either Party may file a complaint with the Commission pursuant to the dispute resolution provisions of this Agreement, and until a Commission issues its order regarding the dispute, the change shall not take effect.

15.3	Execution of this Agreement by either Party does not confirm or infer that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1996 and the consequences of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

15.4	In the event that any effective legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of DeltaCom or BellSouth to perform any material terms of this Agreement, DeltaCom or BellSouth may, on thirty (30) days’ written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in Section 11.

15.5	If any provision of this Agreement, or the application of such provision to either Party or circumstance, shall be held invalid, the remainder of the Agreement, or the application of any such provision to the Parties or circumstances other than those to which it is held invalid, shall not be effective thereby, provided that the Parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

15.6	If DeltaCom changes its name or makes changes to its structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of DeltaCom to notify BellSouth of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change.

General Terms and Conditions

16.	Indivisibility

The Parties intend that this Agreement be indivisible and nonseverable, and each of the Parties acknowledges that it has assented to all of the covenants and promises in this Agreement as a single whole and that all of such covenants and promises, taken as a whole, constitute the essence of the contract. Without limiting the generality of the foregoing, each of the Parties acknowledges that any provision by BellSouth of space for collocation was related to the provision of interconnection and unbundled network elements under this Agreement as set forth in Attachment 4 and is governed by the other applicable attachments to this Agreement. The Parties further acknowledge that this Agreement is intended to constitute a single transaction, and that the obligations of the Parties under this Agreement are interdependent.

17.	Waivers

A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Agreement.

18.	Governing Law

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.

19.	Arm’s Length Negotiations

This Agreement was executed after arm’s length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

20.	Notices

20.1	Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered in person or given by postage prepaid mail and electronic mail to the electronic mail address bellow, if address to:

BellSouth Telecommunications, Inc.

BellSouth Local Contract Manager

600 North 19th Street

Birmingham, Alabama 35203

and

General Terms and Conditions

General Attorney - COU

Suite 4300

675 W. Peachtree St.

Atlanta, GA 30375

DeltaCom, Inc.

Regulatory Department

7037 Old Madison Pike

Huntsville, AL 35806

Ph (256)-382-3843

Fax (256)-382-3936

or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

20.2	Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

20.3	Notwithstanding the foregoing, BellSouth may provide DeltaCom notice via Internet posting of price changes and changes to the terms and conditions of services available for resale per Commission Orders. In North Carolina, BellSouth will provide forty-five (45) days notice of any discontinuation of service or rate increases on a resold service. Where there is a generic Commission order to provide advance notice, BellSouth will comply. BellSouth will post changes to business processes and policies, notices of new service offerings, and changes to service offerings not requiring an amendment to this Agreement, notices required to be posted to BellSouth’s website, and any other information of general applicability to CLECs.

21.	Discontinuance of Service

Each Party reserves the right to suspend or terminate service in the event of prohibited, unlawful or improper use of facilities or service pursuant to regulatory or legal authorities, for which it is purchasing services or in the event of nonpayment of undisputed billing for services in accordance with Attachment 7 of this Agreement.

22.	Rule of Construction

No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

General Terms and Conditions

23.	Headings of No Force or Effect

The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

24.	Multiple Counterparts

This Agreement may be executed multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

25.	Filing of Agreement

Upon execution of this Agreement it shall be filed with the appropriate state regulatory agency pursuant to the requirements of Section 252 of the Act, and the Parties shall share equally any filing fees therefore. If the regulatory agency imposes any filing or public interest notice fees regarding the filing or approval of the Agreement, the Parties shall be responsible for publishing the required notice and the publication and/or notice costs shall be shared equally by the Parties.

26.	Compliance with Applicable Law

Each Party shall comply at its own expense with applicable law.

27.	Necessary Approvals

Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other persons that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other Party in obtaining and maintaining any required approvals and rights for which such Party is responsible.

28.	Good Faith Performance

Each Party shall act in good faith in its performance under this Agreement and, in each case in which a Party’s consent or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement.

General Terms and Conditions

29.	Nonexclusive Dealings

This Agreement does not prevent either Party from providing or purchasing services to or from any other person.

30.	Survival

The Parties’ obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

31.	Establishment of Service

Each Party shall be liable for any applicable charge as set forth in each Parties’ respective Access Tariff for the unauthorized change in local service to that Party pursuant to applicable State Commission or FCC slamming liability rules.

31.1	This Agreement includes Attachments with provisions for the following:

Resale

Network Elements and Other Services

Network Interconnection

Collocation

Access to Numbers and Number Portability

Pre-Ordering, Ordering, Provisioning, Maintenance and Repair

Billing

Rights-of-Way, Conduits and Pole Attachments

Performance Measurements

BellSouth Disaster Recovery Plan

Bona Fide Request/New Business Request Process

31.2	This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby. Except as otherwise provided in Attachment 4, any orders placed under prior agreements between the Parties shall be governed by the terms of this Agreement and the Parties agree that any and all amounts and obligations owed for services provisioned or orders placed under prior agreements between the Parties, related to the subject matter hereof, shall be due and owing under this Agreement and be governed by the terms and conditions of this Agreement as if such services or orders were provisioned or placed under this Agreement.

General Terms and Conditions

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year written below.

BellSouth Telecommunications, Inc.		DeltaCom, Inc.

By:	/s/ Kristen E. Shore	By:	/s/ Jerry Watts
Name:	Kristen E. Shore	Name:	Jerry Watts
Title:	Director	Title:	Vice President
Date:	11/20/06	Date:	11/20/06

Attachment 1

Resale

Attachment 1

1.	Discount Rates	3

2.	Definition of Terms	3

3.	General Provisions	4

4.	Restrictions on Provision of Service	6

5.	BellSouth’s Provision of Services to DeltaCom	7

6.	Operations Support Systems Functions	9

7.	Maintenance of Services	9

8.	Establishment of Service	10

9.	Standards of Performance	11

10.	Payment And Billing Arrangements	11

11.	Discontinuance of Service	12

12.	Modification of Agreement	12

13.	Line Information Database (LIDB)	12

14.	Optional Daily Usage File (ODUF)	13

Operational Support Systems (OSS) Rates		Exhibit A

Resale Restrictions		Exhibit B

Line Information Database (LIDB) Storage Agreement		Exhibit C

Optional Daily Usage File (ODUF)		Exhibit D

Resale Discounts and Rates		Exhibit E

Attachment 1

RESALE

1.	Discount Rates

DeltaCom may purchase all retail Telecommunications Services provided by BellSouth. The price or wholesale discount for these Telecommunications Services shall be the retail rates reduced by the wholesale discount rate established by the appropriate state public utility commission. The wholesale discount shall be as set forth in Exhibit E, attached hereto and incorporated herein by this reference.

2.	Definition of Terms

2.1	CUSTOMER OF RECORD means the entity responsible for placing application for service; requesting additions, rearrangements, maintenance or discontinuance of service; payment in full of charges incurred such as non-recurring, monthly recurring, toll, directory assistance, etc.

2.2	DEPOSIT means assurance provided by a customer in the form of cash, surety bond or bank letter of credit to be held by BellSouth.

2.3	END USER means the ultimate user of the telecommunications services.

2.4	END USER CUSTOMER LOCATION means the physical location of the premises where an end user makes use of the telecommunications services.

2.5	NEW SERVICES means functions, features or capabilities that are not currently offered by BellSouth. This includes packaging of existing services or combining a new function, feature or capability with an existing service.

2.6	COMPETITIVE LOCAL EXCHANGE COMPANY (CLEC) means a telephone company certificated by the public service commissions of BellSouth’s franchised area to provide local exchange service within BellSouth’s franchised area.

2.7	RESALE means an activity wherein a certificated CLEC, such as DeltaCom subscribes to the telecommunications services of BellSouth and then reoffers those telecommunications services to the public (with or without “adding value”).

2.8	RESALE SERVICE AREA means the area, as defined in a public service commission approved certificate of operation, within which an CLEC, such as DeltaCom, may offer resold local exchange telecommunications service.

Attachment 1

3.	General Provisions

3.1	DeltaCom may resell the tariffed local exchange and toll telecommunications services of BellSouth contained in the General Subscriber Service Tariff and Private Line Service Tariff subject to the terms, and conditions specifically set forth herein. Notwithstanding the foregoing, the exclusions and limitations on services available for resale will be as set forth in Exhibit B, attached hereto and incorporated herein by this reference.

3.2	BellSouth shall make available telecommunications services for resale at the rates set forth in Exhibit E to this Agreement and subject to the exclusions and limitations set forth in Exhibit B to this Agreement. Neither Party waives its right to appeal or otherwise challenge any decision regarding resale that resulted in the discount rates contained in Exhibit E or the exclusions and limitations contained in Exhibit B. Both Parties reserve the right to pursue any and all legal and/or equitable remedies, including appeals of any decisions. If such appeals or challenges result in changes in the discount rates or exclusions and limitations, the parties agree that appropriate modifications to this Agreement will be made promptly to make its terms consistent with the outcome of the appeal.

3.3	DeltaCom may purchase resale services from BellSouth for its own use in operating its business. The resale discount will apply to those services under the following conditions:

3.3.1	DeltaCom must resell services to other end users.

3.3.2	DeltaCom must order services through the LCSC and/or Complex Resale Support Group (CRSG).

3.3.3	DeltaCom cannot be a competitive local exchange telecommunications company for the single purpose of selling to themselves.

3.4	The provision of services by BellSouth to DeltaCom does not constitute a joint undertaking for the furnishing of any service.

3.5	DeltaCom will be the customer of record for all services purchased from BellSouth. Except as specified herein, BellSouth will take orders from, bill and expect payment from DeltaCom for all services.

3.6	DeltaCom will be BellSouth’s single point of contact for all services purchased pursuant to this Agreement. BellSouth shall have no contact with the end user except to the extent provided for herein.

3.7	BellSouth will continue to bill the end user for any services that the end user specifies it wishes to receive directly from BellSouth. The Parties shall not restrict the customer’s choice of using other telecommunications carriers and their services.

Attachment 1

3.8	BellSouth maintains the right to serve directly any end user within the service area of DeltaCom. BellSouth will continue to directly market its own telecommunications products and services and in doing so may establish independent relationships with end users of DeltaCom.

3.9	Neither Party shall interfere with the right of any person or entity to obtain service directly from the other Party. Neither Party, its employees, nor its subcontractors shall make disparaging comments regarding the other Party or its services to end-users.

3.10	Where BellSouth provides resold services to DeltaCom, BellSouth will provide DeltaCom with on line access to intermediate telephone numbers as defined by applicable FCC rules and regulations on a first come first served basis. DeltaCom acknowledges that such access to numbers shall be in accordance with the appropriate FCC rules and regulations. DeltaCom acknowledges that there may be instances where there is a shortage of telephone numbers in a particular Common Language Location Identifier Code (CLLIC); and in such instances, DeltaCom shall return unused intermediate telephone numbers to BellSouth upon BellSouth’s request. BellSouth shall make all such requests on a nondiscriminatory basis.

3.11	BellSouth will allow DeltaCom to designate up to 100 intermediate telephone numbers per CLLIC, for DeltaCom’s sole use. Assignment, reservation and use of telephone numbers shall be governed by applicable FCC rules and regulations. DeltaCom acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and BellSouth has the right to limit access to blocks of intermediate telephone numbers. These instances include: 1) where jeopardy status has been declared by the North American Numbering Plan (NANP) for a particular Numbering Plan Area (NPA); or 2) where a rate center has less than six months supply of numbering resources. DeltaCom may resell BellSouth services only within the specific resale service area as defined in its certificate(s) of authority as a local telecommunications carrier.

3.12	911- BellSouth shall provide to DeltaCom 911 and E911 emergency call routing services at parity with BellSouth.

3.13	Customer Service Functions-Except as otherwise provided in this Agreement, DeltaCom shall be the single point of contact for all DeltaCom end users.

3.14	BellSouth shall refer all questions regarding DeltaCom service or product directly to DeltaCom. BellSouth shall use its best efforts to ensure that all BellSouth representatives who receive inquiries regarding DeltaCom services do not in any way disparage or discriminate against DeltaCom or its products or services.

Attachment 1

3.15	The same quality standards that BellSouth requires of its employees when contacting BellSouth end users (e.g. honesty, respect, and courtesy) shall apply when its employees are in contact with DeltaCom end users.

3.16	Service Ordering and Operational Support Systems (OSS)

3.16.1	DeltaCom must order services through resale interfaces, i.e., the Local Carrier Service Center (LCSC) and/or appropriate Complex Resale Support Group (CRSG). BellSouth has developed and made available interactive interfaces by which DeltaCom may submit LSRs electronically as set forth in Attachment 6 of this Agreement. Service orders will be in a standard format designated by BellSouth. BellSouth OSS interfaces shall provide DeltaCom with the same process and system capabilities for residential and business services. BellSouth shall not require DeltaCom to develop distinct processes or OSS interfaces by class of service. BellSouth may only charge manual non-recurring ordering charges if it does not provide an electronic ordering process for its retail representatives. LSRs submitted by means of one of these interactive interfaces will incur an OSS electronic charge as set forth in Exhibit E to this Agreement. An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs submitted by means other than one of these interactive interfaces (Mail, fax, courier, etc.) will incur a manual order charge as set forth in Exhibit E to this Agreement. Supplements or clarifications to a previously billed LSR will not incur another OSS charge. In the event that BellSouth’s OSS interfaces experience unscheduled downtime requiring DeltaCom to submit an LSR manually, DeltaCom will incur the mechanized OSS charge in lieu of the manual OSS charge provided that DeltaCom follows the procedures outlined in BellSouth’s Business Rules for Local Ordering that address system outages and associated OSS charges.

3.16.2	Denial/Restoral OSS Charge. In the event DeltaCom provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and therefore will be billed as one LSR per location.

3.16.3	Cancellation OSS Charge. DeltaCom will incur an OSS charge for an accepted LSR that is later canceled.

4.	Restrictions on Provision of Service

4.1	Service is furnished subject to the condition that it will not be used for any unlawful purpose.

4.2	Service will be discontinued if any law enforcement agency advises that the service being used is in violation of the law.

Attachment 1

4.3	BellSouth can refuse service when it has grounds to believe that service will be used in violation of the law.

4.4	The characteristics and methods of operation of any circuits, facilities or equipment provided by any person or entity other than BellSouth shall not:

4.5.1	Interfere with or impair service over any facilities of BellSouth, its affiliates, or its connecting and concurring carriers involved in its service;

4.5.2	Cause damage to BellSouth’s plant;

4.5.3	Impair the privacy of any communications; or

4.5.4	Create hazards to any employees or the public.

4.6	Current telephone numbers may normally be retained by the end user. DeltaCom has no property right to the telephone number or any other call number designation associated with services furnished by BellSouth, and no right to the continuance of service through any particular central office. BellSouth reserves the right to change such numbers, or the central office designation associated with such numbers, or both, whenever BellSouth deems it necessary to do so in the conduct of its business any such changes will be implemented in a nondiscriminatory manner.

4.7	No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. DeltaCom is strictly prohibited from any use, including but not limited to sales, marketing or advertising, of any BellSouth name or trademark.

5.	BellSouth’s Provision of Services to DeltaCom

5.1	DeltaCom agrees that its resale of BellSouth services shall be as follows:

5.1.1	The resale of telecommunications services shall be limited to users and uses conforming to the class of service restrictions.

5.1.2	Hotel and Hospital PBX service are the only telecommunications services available for resale to Hotel/Motel and Hospital end users, respectively. Similarly, Access Line Service for Customer Provided Coin Telephones is the only local service available for resale to Independent Payphone Provider (IPP) customers. Shared Tenant Service customers can only be sold those telecommunications services available in BellSouth Shared Tenant Service Tariff.

5.1.3	DeltaCom is prohibited from furnishing both flat and measured rate service on the same business premises to the same subscribers (end users) as stated in A2 of BellSouth’s Tariff except for backup service as indicated in the applicable state tariff Section A3.

Attachment 1

5.2	BellSouth reserves the right to periodically audit services purchased by DeltaCom to establish authenticity of use. Such audit shall not occur more than once in a calendar year. DeltaCom shall make any and all records and data available to BellSouth or BellSouth’s auditors on a reasonable basis. BellSouth shall bear the cost of said audit.

5.3	Resold services can only be used in the same manner as specified in BellSouth’s Tariff. Resold services are subject to the same terms and conditions as are specified for such services when furnished to an individual end user of BellSouth in the appropriate section of BellSouth’s Tariffs. Specific tariff features, e.g. a usage allowance per month, shall not be aggregated across multiple resold services. Resold services cannot be used to aggregate traffic from more than one end user customer except as specified in BellSouth’s Tariff referring to Shared Tenant Service.

5.4	BellSouth may provide any service or facility for which a charge is not established herein, as long as it is offered on the same terms to DeltaCom.

5.5	White page directory listings will be provided in accordance with Section 5 of the General Terms and Conditions and with the regulations set forth in Section A6 of the General Subscriber Service Tariff.

5.6	Where available to BellSouth’s end users, BellSouth shall provide the following telecommunications services at a discount to allow for voice mail services:

- Simplified Message Desk Interface – Enhanced (“SMDI-E”)

- Simplified Message Desk Interface (“SMDI”) Message Waiting Indicator (“MWI”) stutter dialtone and message waiting light feature capabilities.

- Call Forward on Busy/Don’t Answer (“CF-B/DA”)

- Call Forward on Busy (“CF/B”)

- Call Forward Don’t Answer (“CF/DA”)

Further, BellSouth messaging services set forth in BellSouth’s Messaging Service Information Package shall be made available for resale without the wholesale discount.

Attachment 1

5.7	BellSouth’s Inside Wire Maintenance Service Plan may be made available for resale at rates, terms and conditions as set forth by BellSouth and without the wholesale discount.

5.8	BellSouth will provide customer record information to DeltaCom provided DeltaCom has either executed a blanket agency agreement or has the appropriate Letter(s) of Authorization. BellSouth shall provide customer record information via an electronic interface and in accordance with the provisions of Attachment 6.

5.9	Telephone numbers transmitted via any resold service feature are intended solely for the use of the end user of the feature. Resale of this information is prohibited.

6.	Operations Support Systems Functions

6.1	BellSouth shall provide DeltaCom advance notice of changes to the prices, terms, and conditions for Resale in accordance with the provisions of Section 20.3 of the General Terms and Conditions. BellSouth provides electronic access to customer record information. Access is provided through the Local Exchange Navigation System (LENS), and the Telecommunications Access Gateway (TAG). Customer Record Information includes but is not limited to, customer specific information in CRIS and RSAG. DeltaCom agrees not to view, copy or otherwise obtain access to the customer record information of any customer without that customer’s permission and only in accordance with applicable federal and state regulations.

6.2	As provided in Section 3 of the General Terms and Conditions and Attachment 6, BellSouth shall provide DeltaCom, at its request, non-discriminatory access to BellSouth’s OSS functions for pre-ordering, ordering, provisioning, maintenance and repair, and billing. Such OSS functions shall be equal in quality and provisioned with the same timeliness as provided by BellSouth to itself or to any Subsidiary, Affiliate or any other Telecommunications Carrier to which BellSouth provides the OSS functions.

6.3	Charges for use of OSS shall be as set forth in Exhibit E of this Attachment.

7.	Maintenance of Services

7.1	DeltaCom will adopt and adhere to the standards contained in the applicable BellSouth Work Center Interface Agreement regarding maintenance and installation of service.

7.2	Services resold under BellSouth’s Tariffs and facilities and equipment provided by BellSouth shall be maintained by BellSouth

Attachment 1

7.3	DeltaCom or its end users may not rearrange, move, disconnect, remove or attempt to repair any facilities owned by BellSouth, other than by connection or disconnection to any interface means used, except with the written consent of BellSouth.

7.4	DeltaCom accepts responsibility to notify BellSouth of situations that arise that may result in a service problem.

7.5	DeltaCom will be BellSouth’s single point of contact for all repair calls on behalf of DeltaCom’s end users. The parties agree to promptly provide one another with toll-free contact numbers for such purposes.

7.6	DeltaCom will contact the appropriate repair centers in accordance with reasonable procedures established by BellSouth

7.7	For all repair requests, DeltaCom accepts responsibility for adhering to BellSouth’s reasonable prescreening guidelines prior to referring the trouble to BellSouth.

7.8	BellSouth will bill DeltaCom for handling troubles that are found not to be in BellSouth’s network pursuant to its standard time and material charges. The standard time and material charges will be no more than what BellSouth charges to its retail customers for the same services.

7.9	BellSouth reserves the right to contact DeltaCom’s customers, if deemed necessary, for maintenance purposes.

7.10	Facilities and/or equipment utilized by BellSouth to provide service to DeltaCom remain the property of BellSouth.

8.	Establishment of Service

8.1	If DeltaCom has not already done so, after receiving certification as a local exchange company from the appropriate regulatory agency, DeltaCom will provide the appropriate Company service center the necessary documentation to enable BellSouth to establish a master account for DeltaCom. Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number (“OCN”) assigned by the National Exchange Carriers Association (“NECA”) and a tax exemption certificate, if applicable.

8.2	Service orders will be in a standard format designated by BellSouth.

Attachment 1

8.3	BellSouth will not require end user confirmation prior to establishing service for DeltaCom’s end user customer. DeltaCom must, however, be able to demonstrate end user authorization upon request.

8.4	DeltaCom will be the single point of contact with BellSouth for all subsequent ordering activity resulting in additions or changes to resold services except that BellSouth will accept a request directly from the end user for conversion of the end user’s service from DeltaCom to BellSouth or will accept a request from another CLEC for conversion of the end user’s service from DeltaCom to the other LEC. BellSouth will promptly notify DeltaCom that such a request has been processed.

8.5	BellSouth shall take orders for resale from DeltaCom provided the deposit requirements of Section 1.10 of Attachment 7 to this Agreement are met.

8.6	The Parties will adopt and adhere to the BellSouth guidelines associated with each method of providing customer record information.

9.	Standards of Performance

9.1	BellSouth shall provide Resale Services to DeltaCom (i) in accordance with Attachment 10 hereto and (ii) as required by the FCC or the applicable State Commission.

10.	Payment And Billing Arrangements

10.1	If DeltaCom has not already done so, prior to submitting orders to BellSouth for local service, a master account must be established for DeltaCom. DeltaCom is required to provide the following before a master account is established: proof of PSC/PUC certification, the Application for Master Account, an Operating Company Number (“OCN”) assigned by the National Exchange Carriers Association (“NECA”) and a tax exemption certificate, if applicable.

10.2	BellSouth shall bill DeltaCom on a current basis all applicable charges and credits.

10.3	Payment of all charges will be the responsibility of DeltaCom. DeltaCom shall make payment to BellSouth for all services billed. BellSouth is not responsible for payments not received by DeltaCom from DeltaCom’s customer. BellSouth will not become involved in billing disputes that may arise between DeltaCom and its customer. Payments made to BellSouth, as payment on account will be credited to an accounts receivable master account and not to an end user’s account.

10.4	BellSouth will render bills each month on established bill days for each of DeltaCom’s accounts.

Attachment 1

11.	Discontinuance of Service

11.1	The procedures for discontinuing service to an end user are as follows:

11.1.1.	Where possible, BellSouth will deny service to DeltaCom’s end user on behalf of, and at the request of, DeltaCom. Upon restoration of the end user’s service, restoral charges will apply and will be the responsibility of DeltaCom. If within fifteen days after an end user’s service has been denied no contact has been made in reference to restoring service, the end user’s service will be disconnected.

11.1.2.	At the request of DeltaCom, BellSouth will disconnect a DeltaCom end user customer.

11.1.3.	All requests by DeltaCom for denial or disconnection of an end user for nonpayment must be in writing or via the electronic interface established pursuant to Attachment 6 to the Agreement.

11.1.4	DeltaCom will be made solely responsible for notifying the end user of the proposed disconnection of the service.

11.1.5	BellSouth will continue to process calls made to the Annoyance Call Center and will advise DeltaCom when it is determined that annoyance calls are originated from one of their end user’s locations. BellSouth shall be indemnified, defended and held harmless by DeltaCom and/or the end user against any claim, loss or damage arising from providing this information to DeltaCom. It is the responsibility of DeltaCom to take the corrective action necessary with its customers who make annoying calls. Failure to do so will result in BellSouth’s disconnecting the end user’s service.

12.	Modification of Agreement

Provisions for modifying the terms, rates and conditions of this Attachment are contained in Section 15 of the General Terms and Conditions to this Agreement.

13.	Line Information Database (LIDB)

13.1	BellSouth will store in its Line Information Database (LIDB) records relating to service only in the BellSouth region. The LIDB Storage Agreement is included in this Attachment as Exhibit C.

13.2	BellSouth will provide LIDB Storage upon written request to DeltaCom’s Local Contract Manager stating a requested activation date.

Attachment 1

14.	Optional Daily Usage File (ODUF)

14.1	The Optional Daily Usage File (ODUF) Agreement with terms and conditions is included in this Attachment as Exhibit D. Rates for ODUF are as set forth in Exhibit E of this Attachment.

14.2.	BellSouth will provide ODUF service upon written request to its Local Contract Manager stating a requested activation date.

Attachment 1

EXHIBIT A

OPERATIONAL SUPPORT SYSTEMS (OSS) RATES

BellSouth has developed and made available the following mechanized systems by which DeltaCom may submit LSRs electronically.

LENS	Local Exchange Navigation System
EDI	Electronic Data Interchange
TAG	Telecommunications Access Gateway

Rates for OSS are as set forth in Exhibit E of this Attachment.

Exhibit B

Attachment 1

Type of Service		NC
		Resale	Discount
1	Grandfathered Services (Note 1)	Yes	Yes
2	Contract Service Arrangements	Yes	Yes
3	Promotions - > 90 Days (Note 2)	Yes	Yes
4	Promotions - < 90 Days (Note 2)	Yes	No
5	Lifeline/Link Up Services	Yes	Yes
6	911/E911 Services	Yes	Yes
7	N11 Services	Yes	Yes
8	AdWatchSM Svc	Yes	Yes
9	MemoryCall® Service	Yes	No
10	Mobile Services	Yes	No
11	Federal Subscriber Line Charges	Yes	No
12	Non-Recurring Charges	Yes	Yes
13	End User Line Charge – Number Portability	Yes	No
14	Public Telephone Access Service (PTAS)	Yes	Yes

Applicable Notes:

1.	Grandfathered services can be resold only to existing subscribers of the grandfathered service.

Note 2:	Where available for resale, promotions will be made available only to End Users who would have qualified for the promotion had it been provided by BellSouth directly for the term specified in the applicable tariff.

Attachment 1

Exhibit C

LINE INFORMATION DATA BASE (LIDB)

RESALE STORAGE AGREEMENT

I.	Definitions (from Addendum)

A.	Billing number—a number used by BellSouth for the purpose of identifying an account liable for charges. This number may be a line or a special billing number.

B.	Line number—a ten-digit number assigned by BellSouth that identifies a telephone line associated with a resold local exchange service.

C.	Special billing number—a ten-digit number that identifies a billing account established by BellSouth in connection with a resold local exchange service.

D.	Calling Card number—a billing number plus PIN number assigned by BellSouth.

E.	PIN number—a four-digit security code assigned by BellSouth that is added to a billing number to compose a fourteen-digit calling card number.

F.	Toll billing exception indicator—associated with a billing number to indicate that it is considered invalid for billing of collect calls or third number calls or both, by DeltaCom.

G.	Billed Number Screening—refers to the query service used to determine whether a toll billing exception indicator is present for a particular billing number.

H.	Calling Card Validation—refers to the query service used to determine whether a particular calling card number exists as stated or otherwise provided by a caller.

I.	Billing number information—information about billing number or Calling Card number as assigned by BellSouth and toll billing exception indicator provided to BellSouth by DeltaCom.

J.	GetData—refers to the query service used to determine, at a minimum, the Account Owner and/or Regional Accounting Office for a line number. This query service may be modified to provide additional information in the future.

K.	Originating Line Number Screening (“OLNS”)—refers to the query service used to determine the billing, screening and call handling indicators, station type and Account Owner provided to BellSouth by DeltaCom for originating line numbers.

L.	Account Owner—name of the local exchange telecommunications company that is providing dialtone on a subscriber line.

Attachment 1

Exhibit C

II.	General

A.	This Agreement sets forth the terms and conditions pursuant to which BellSouth agrees to store in its LIDB certain information at the request of DeltaCom and pursuant to which BellSouth, its LIDB customers and DeltaCom shall have access to such information. In addition, this Agreement sets forth the terms and conditions for DeltaCom’s provision of billing number information to BellSouth for inclusion in BellSouth’s LIDB. DeltaCom understands that BellSouth provides access to information in its LIDB to various telecommunications service providers pursuant to applicable tariffs and agrees that information stored at the request of DeltaCom pursuant to this Agreement, shall be available to those telecommunications service providers. The terms and conditions contained herein shall hereby be made a part of this Resale Agreement upon notice to DeltaCom’s account team and/or Local Contract Manager activate this LIDB Storage Agreement. The General Terms and Conditions of the Resale Agreement shall govern this LIDB Storage Agreement.

B.	BellSouth will provide responses to on-line, call-by-call queries to billing number information for the following purposes:

1.	Billed Number Screening

BellSouth is authorized to use the billing number information to determine whether DeltaCom has identified the billing number as one that should not be billed for collect or third number calls.

2.	Calling Card Validation

BellSouth is authorized to validate a 14-digit Calling Card number where the first 10 digits are a line number or special billing number assigned by BellSouth, and where the last four digits (PIN) are a security code assigned by BellSouth.

3.	OLNS

BellSouth is authorized to provide originating line screening information for billing services restrictions, station type, call handling indicators, presubscribed interLATA and local carrier and account owner on the lines of DeltaCom from which a call originates.

4.	GetData

BellSouth is authorized to provide, at a minimum, the account owner and/or Regional Accounting Office information on the lines of DeltaCom indicating the local service provider and where billing records are to be sent for settlement purposes. This query service may be modified to provide additional information in the future.

Attachment 1

Exhibit C

5.	Fraud Control

BellSouth will provide seven days per week, 24-hours per day, fraud monitoring on Calling Cards, bill-to-third and collect calls made to numbers in BellSouth’s LIDB, provided that such information is included in the LIDB query. BellSouth will establish fraud alert thresholds and will notify DeltaCom of fraud alerts so that DeltaCom may take action it deems appropriate.

III.	Responsibilities of the Parties

A.	BellSouth will administer all data stored in the LIDB, including the data provided by DeltaCom pursuant to this Agreement, in the same manner as BellSouth’s data for BellSouth’s End User customers. BellSouth shall not be responsible to DeltaCom for any lost revenue which may result from BellSouth’s administration of the LIDB pursuant to its established practices and procedures as they exist and as they may be changed by BellSouth in its sole discretion from time to time.

B.	Billing and Collection Customers

BellSouth currently has in effect numerous billing and collection agreements with various interexchange carriers and billing clearing houses and as such these billing and collection customers (“B&C Customers”) query BellSouth’s LIDB to determine whether to accept various billing options from End Users. Until such time as BellSouth implements in its LIDB and its supporting systems the means to differentiate DeltaCom’s data from BellSouth’s data, the following shall apply:

(1)	BellSouth will identify DeltaCom end user originated long distance charges and will return those charges to the interexchange carrier as not covered by the existing B&C agreement. DeltaCom is responsible for entering into the appropriate agreement with interexchange carriers for handling of long distance charges by their end users.

(2)	BellSouth shall have no obligation to become involved in any disputes between DeltaCom and B&C Customers. BellSouth will not issue adjustments for charges billed on behalf of any B&C Customer to DeltaCom. It shall be the responsibility of DeltaCom and the B&C Customers to negotiate and arrange for any appropriate adjustments.

Attachment 1

Exhibit C

IV.	Fees for Service and Taxes

A.	DeltaCom will not be charged a fee for storage services provided by BellSouth to DeltaCom, as described in this LIDB Resale Storage Agreement.

B.	Sales, use and all other taxes (excluding taxes on BellSouth’s income) determined by BellSouth or any taxing authority to be due to any federal, state or local taxing jurisdiction with respect to the provision of the service set forth herein will be paid by DeltaCom General Terms and Conditions of this Agreement.

Attachment 1

Exhibit C

Optional Daily Usage File

1.	Upon written request from DeltaCom, BellSouth will provide the Optional Daily Usage File (ODUF) service to DeltaCom pursuant to the terms and conditions set forth in this section.

2.	DeltaCom shall furnish all relevant information required by BellSouth for the provision of the ODUF.

3.	The ODUF feed will contain billable messages that were carried over the BellSouth Network and processed in the BellSouth Billing System, but billed to a DeltaCom customer.

4.	Charges for ODUF will appear on DeltaCom’s monthly bills. The charges are as set forth in Exhibit E to this Attachment.

5.	The ODUF feed will contain both rated and unrated messages. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

6.	Messages that error in DeltaCom’s billing system will be the responsibility of DeltaCom. If, however, DeltaCom should encounter significant volumes of errored messages that prevent processing by DeltaCom within its systems, BellSouth will work with DeltaCom to determine the source of the errors and the appropriate resolution.

6.	The following specifications shall apply to the ODUF feed.

6.1	USAGE to be Transmitted

6.1.1	The following messages recorded by BellSouth will be transmitted to DeltaCom:

—	Message recording for per use/per activation type services (examples: Three Way Calling, Verify, Interrupt, Call Return, etc.)

—	Measured billable Local

—	Directory Assistance messages

—	IntraLATA Toll

—	WATS and 800 Service

—	N11

Attachment 1

Exhibit D

—	Information Service Provider Messages

—	Operator Services Messages

—	Credit/Cancel Records

—	Usage for Voice Mail Message Service

6.1.2	Rated Incollects (originated in BellSouth and from other companies) can also be on ODUF. Rated Incollects will be intermingled with BellSouth recorded rated and unrated usage. Rated Incollects will not be packed separately.

6.1.3	BellSouth will perform duplicate record checks on records processed to ODUF. Any duplicate messages detected will be deleted and not sent to DeltaCom.

6.1.4	In the event that DeltaCom detects a duplicate on ODUF they receive from BellSouth, DeltaCom will drop the duplicate message and will not return the duplicate to BellSouth).

6.2	Physical File Characteristics

6.2.1	The ODUF will be distributed to DeltaCom via an agreed medium with CONNECT: Direct being the preferred transport method. The ODUF will be a variable block format (2472) with an LRECL of 2472. The data on the ODUF feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

6.2.2	Data circuits (private line or dial-up) will be required between BellSouth and DeltaCom for the purpose of data transmission. Where a dedicated line is required, DeltaCom will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. DeltaCom will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case-by-case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to DeltaCom. Additionally, all message toll charges associated with the use of the dial circuit by DeltaCom will be the responsibility of DeltaCom. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case-by-case basis between the Parties. All equipment, including modems and software, that is required on DeltaCom end for the purpose of data transmission will be the responsibility of DeltaCom.

Attachment 1

Exhibit D

6.3	Packing Specifications

6.3.1	A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

6.3.2	The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to DeltaCom which BellSouth RAO is sending the message. BellSouth and DeltaCom will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by DeltaCom and resend the data as appropriate.

The data will be packed using ATIS EMI records.

6.4	Pack Rejection

6.4.1	DeltaCom will notify BellSouth within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. DeltaCom will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to DeltaCom by BellSouth.

6.5	Control Data

DeltaCom will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate DeltaCom received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by DeltaCom for reasons stated in the above section.

6.6	Testing

6.6.1	Upon request from DeltaCom, BellSouth shall send test files to DeltaCom for the ODUF. The Parties agree to review and discuss the file’s content and/or format. For testing of usage results, BellSouth shall request that DeltaCom set up a production (LIVE) file. The live test may consist of DeltaCom’s employees making test calls for the types of services DeltaCom requests on the ODUF. These test calls are logged by DeltaCom, and the logs are provided to BellSouth. These logs will be used to verify the files. Testing will be completed within 30 calendar days from the date on which the initial test file was sent.

RESALE DISCOUNTS & RATES - North Carolina													Att: 1 Exh: E
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	RESALE APPLICABLE DISCOUNTS
	Residence %					21.50
	Business %					17.60
	CSAs %					17.60
	OPERATIONS SUPPORT SYSTEMS (OSS) - "REGIONAL RATES"
	NOTE: (1) CLEC should contact its contract negotiator if it prefers the "state specific" OSS charges as ordered by the State Commissions. The OSS charges currently contained in this rate exhibit are the BellSouth "regional" service ordering charges. CLEC may elect either the state specific Commission ordered rates for the service ordering charges, or CLEC may elect the regional service ordering charge, however, CLEC can not obtain a mixture of the two regardless if CLEC has a interconnection contract established in each of the 9 states.
	OSS - Electronic Service Order Charge, Per Local Service Request (LSR) - Resale Only				SOMEC		3.50	0.00	3.50	0.00
	OSS - Manual Service Order Charge, Per Local Service Request (LSR) - Resale Only				SOMAN		19.99	0.00	19.99	0.00
	ODUF/EODUF SERVICES
	OPTIONAL DAILY USAGE FILE (ODUF)
	ODUF: Recording, per message					0.0000174
	ODUF: Message Processing, per message					0.001647
	ODUF: Message Processing, per Magnetic Tape provisioned					35.91
	ODUF: Data Transmission (CONNECT:DIRECT), per message					0.00011029
	ENHANCED OPTIONAL DAILY USAGE FILE (EODUF)
	EODUF: Message Processing, per message					0.131005
	SELECTIVE CALL ROUTING USING LINE CLASS CODES (SCR-LCC)
	Selective Routing Per Unique Line Class Code Per Request Per Switch						188.59
	DIRECTORY ASSISTANCE CUSTOM BRANDING ANNOUNCEMENT via OLNS SOFTWARE
	Recording of DA Custom Branded Announcement						3,000.00	3,000.00
	Loading of DA Custom Branded Anouncement per Switch per OCN						1,170.00	1,170.00
	DIRECTORY ASSISTANCE UNBRANDING via OLNS SOFTWARE
	Loading of DA per OCN (1 OCN per Order)						420.00	420.00
	Loading of DA per Switch per OCN						16.00	16.00
OPERATOR ASSISTANCE CUSTOM BRANDING ANNOUNCEMENT via OLNS SOFTWARE
	Recording of Custom Branded OA Announcement						7,000.00	7,000.00
	Loading of Custom Branded OA Announcement per shelf/NAV per OCN						500.00	500.00
	Loading of OA Custom Branded Announcement per Switch per OCN						1,170.00	1,170.00
	OPERATOR ASSISTANCE UNBRANDING via OLNS SOFTWARE
	Loading of OA per OCN (Regional)						1,200.00	1,200.00

Attachment 2

Exhibit 1-Form

Attachment 2

Attachment 2

Exhibit 1-Form

1	Introduction	3

2	Loops	8

3	Line Splitting	32

4	Unbundled Network Element Combinations	34

5	Dedicated Transport and Dark Fiber Transport	39

6	Call Related Databases and Signaling	50

7	Automatic Location Identification/Data Management System	50

Rates		Exhibit A

Rates		Exhibit B

BellSouth/DeltaCom Points of Interconnection		Exhibit C

Attachment 2

Exhibit 1-Form

ACCESS TO NETWORK ELEMENTS AND OTHER SERVICES

1	Introduction

1.1	This Attachment sets forth rates, terms and conditions for unbundled network elements (hereinafter referred to as Network Elements or UNEs) and combinations of Network Elements (Combinations) that BellSouth offers to DeltaCom for DeltaCom’s provision of Telecommunications Services in accordance with its obligations under Section 251(c)(3) of the Act. Additionally, this Attachment sets forth the rates, terms and conditions for other facilities and services BellSouth makes available to DeltaCom (Other Services). Additionally, the provision of a particular Network Element or Other Service may require DeltaCom to purchase other Network Elements or services. In the event of a conflict between this Attachment and any other section or provision of this Agreement, the provisions of this Attachment shall control.

1.2	The rates for each Network Element, Combinations and Other Services are set forth in Exhibits A and B. If no rate is identified in this Agreement, the rate will be as set forth in the applicable BellSouth tariff or as negotiated by the Parties upon request by either Party. If DeltaCom purchases service(s) from a tariff, all terms and conditions and rates as set forth in such tariff shall apply. A one-month minimum billing period shall apply to all Network Elements, Combinations and Other Services.

1.3	DeltaCom may purchase and use Network Elements and Other Services from BellSouth in accordance with 47 C.F.R § 51.309.

1.4	The Parties shall comply with the requirements as set forth in the technical references within this Attachment 2.

1.5	DeltaCom shall not obtain a Network Element for the exclusive provision of mobile wireless services or interexchange services.

1.6

Conversion of Wholesale Services to Network Elements or Network Elements to Wholesale Services. Upon request, BellSouth shall convert a wholesale service, or group of wholesale services, to the equivalent Network Element or Combination that is available to DeltaCom pursuant to this Agreement or convert a Network Element or Combination that is available to DeltaCom under this Agreement to an equivalent wholesale service or group of wholesale services offered by BellSouth (collectively “Conversion”). BellSouth shall charge the applicable nonrecurring switch-as-is rates for Conversions to specific Network Elements or Combinations found in Exhibit A. BellSouth shall also charge the same nonrecurring switch-as-is rates when converting from Network Elements or Combinations. Any rate change resulting from the Conversion will be effective as of the next billing cycle following BellSouth’s receipt of a complete and accurate

Attachment 2

Exhibit 1-Form

Conversion request from DeltaCom. A Conversion shall be considered termination for purposes of any volume and/or term commitments and/or grandfathered status between DeltaCom and BellSouth. Any change from a wholesale service/group of wholesale services to a Network Element/Combination, or from a Network Element/Combination to a wholesale service/group of wholesale services, that requires a physical rearrangement will not be considered to be a Conversion for purposes of this Agreement. BellSouth will not require physical rearrangements if the Conversion can be completed through record changes only. Orders for Conversions will be handled in accordance with the guidelines set forth in the Ordering Guidelines and Processes and CLEC Information Packages as referenced in Sections 1.14.1 and 1.14.2 below.

1.7	The rates, terms and conditions for conversions shall be retroactive back to the effective date of the FCC’s Triennial Review Order (TRO). To the extent, DeltaCom had a Conversion request pending as of October 2, 2003 shall be processed under the conditions that existed prior to the TRO.

1.8	Effective March 11, 2006, and except to the extent expressly provided otherwise in this Attachment, DeltaCom may not maintain unbundled network elements or combinations of unbundled network elements, that are no longer offered pursuant to this Agreement (collectively “Arrangements”). In the event BellSouth determines that DeltaCom has in place any Arrangements after the Effective Date of this Agreement, BellSouth will provide DeltaCom with thirty (30) days written notice to disconnect or convert such Arrangements. If DeltaCom fails to submit orders to disconnect or convert such Arrangements within such thirty (30) day period, BellSouth will transition such circuits to the equivalent tariffed BellSouth service(s). Those circuits identified and transitioned by BellSouth pursuant to this Section 1.8 shall be subject to applicable switch-as-is charges.

1.9

BellSouth’s Master List of Unimpaired Wire Centers as Approved by State Commissions in its Region (Master List of Unimpaired Wire Centers) located on the BellSouth Interconnection Web site designates those wire centers that, in accordance with state Commission orders, met the FCC’s established criteria for unimpairment, as of March 11, 2005, where certain high capacity (DS1 and above) Loops and high capacity Dedicated Transport are no longer available as Network Elements. The Master List of Unimpaired Wire Centers shall be subject to modification and/or the addition of wire centers without amendment to this Agreement upon subsequent orders from state Commissions in the respective generic dockets establishing the wire centers that as of March 11, 2005, were unimpaired. Notification of such modification and/or addition of wire centers shall be via BellSouth’s Interconnection Web site. Upon the Effective Date of this Agreement, DeltaCom will not place any new orders for high capacity Dedicated Transport or high capacity Loops, as applicable, in those

 3/8Attachment 2

Exhibit 1-Form

wire centers listed on the Master List of Unimpaired Wire Centers. To the extent DeltaCom placed orders after March 10, 2005 for high capacity Loops or high capacity Dedicated Transport in wire centers designated on the Master List of Unimpaired Wire Centers as amended as specified above, within thirty (30) days after the Effective Date of this Agreement, or in the case of additions to the Master List of Unimpaired Wire Centers within thirty (30) days after the notice of such addition, DeltaCom shall submit an LSR(s) or spreadsheet(s) identifying those non-compliant circuits to be transitioned or disconnected. DeltaCom shall disconnect or convert such circuits to the equivalent tariffed service. BellSouth shall bill DeltaCom the difference between the rates for such circuits pursuant to this Agreement and the applicable nonrecurring and recurring charges for the equivalent tariffed service from the date of installation to the date the circuit is transitioned or disconnected. BellSouth shall designate its wire center list in accordance with the North Carolina Utilities Commission decision in Issue 5 in Docket No. P-55, Sub 1549.

1.9.1	Prior to submitting an order pursuant to this Agreement for high capacity Dedicated Transport or high capacity Loops, DeltaCom shall undertake a reasonably diligent inquiry to determine whether DeltaCom is entitled to unbundled access to such Network Elements in accordance with the terms of this Agreement. By submitting any such order, DeltaCom self-certifies that to the best of DeltaCom’s knowledge, the high capacity Dedicated Transport or high capacity Loop requested is available as a Network Element pursuant to this Agreement. Upon receiving such order, except in wire centers set forth on the Master List of Unimpaired Wire Centers, BellSouth shall process the request in reliance upon DeltaCom’s self-certification. To the extent BellSouth believes that such request does not comply with the terms of this Agreement, BellSouth shall seek dispute resolution in accordance with the General Terms and Conditions of this Agreement. In the event such dispute is resolved in BellSouth’s favor, BellSouth shall bill DeltaCom the difference between the rates for such circuits pursuant to this Agreement and the applicable nonrecurring and recurring charges for the equivalent tariffed service from the date of installation to the date the circuit is transitioned to the equivalent tariffed service. Within thirty (30) days following a decision finding in BellSouth’s favor, DeltaCom shall submit an LSR(s) or spreadsheet(s) identifying those non-compliant circuits to be transitioned to tariffed services or disconnected.

1.9.2

In the event that (1) BellSouth designated a wire center as unimpaired as set forth on the Master List of Unimpaired Wire Centers on the BellSouth Interconnection Web site, (2) as a result of such designation, DeltaCom converted high capacity Dedicated Transport or high capacity Loops to other services or ordered new services as services other than high capacity Dedicated

Attachment 2

Exhibit 1-Form

Transport or high capacity Loop Network Elements subsequent to March 10, 2005, (3) DeltaCom otherwise would have been entitled to high capacity Dedicated Transport or high capacity Loops in such wire center at the time such alternative services were provisioned, and (4) BellSouth acknowledges, or a state or federal regulatory body with authority determines, that, at the time BellSouth designated such wire center as unimpaired, such wire center did not meet the FCC’s unimpairment criteria, then upon request of DeltaCom consistent with the applicable ordering processes as reflected in the Guides located on BellSouth’s Interconnection Web site no later than sixty (60) days after BellSouth acknowledges or the state or federal regulatory body issues an order making such a finding, BellSouth shall transition to high capacity Dedicated Transport or high capacity Loops, as appropriate, any alternative services in such wire center that were established after such wire center was designated as unimpaired. In such instances, BellSouth shall refund to DeltaCom the difference between the rate paid by DeltaCom for such services and the applicable rates set forth herein for high capacity Dedicated Transport or high capacity Loops, including but not limited to any charges associated with the Conversion (as defined in Section 1.6 above ) from high capacity Dedicated Transport or high capacity Loops to other wholesale services, if applicable, for the period from the later of March 11, 2005, or the date the circuit became a wholesale service to the date the circuit is transitioned to high capacity Dedicated Transport or high capacity Loop as described in this Section.

1.10	DeltaCom may utilize Network Elements and Other Services to provide services in accordance with this Agreement, as long as such services are consistent with industry standards and applicable BellSouth Technical References.

1.11	BellSouth will perform Routine Network Modifications (RNM) in accordance with FCC 47 C.F.R. § 51.319 (a)(7) and (e)(4) for Loops and Dedicated Transport provided under this Attachment. If BellSouth performs such RNM during normal operations and has recovered the costs for performing such modifications through the rates set forth in Exhibit A Attachment 2 of the Agreement, then BellSouth will perform such RNM at no additional charge. RNM shall be performed within the intervals established for the Network Element and subject to the performance measurements and associated remedies set forth in Attachment 9 of this Agreement. If BellSouth has not recovered the costs of such RNM in the rates set forth in Exhibit A to Attachment 2 of the Agreement, then such request will be handled as a project on an individual case basis. BellSouth will provide a price quote for the request and, upon receipt of payment from DeltaCom, BellSouth shall perform the RNM. In the event DeltaCom considers BellSouth’s price quote to be excessive, DeltaCom may seek review from the Commission.

Attachment 2

Exhibit 1-Form

1.12	Commingling of Services

1.12.1	Commingling means the connecting, attaching, or otherwise linking of a Network Element, or a Combination, to one or more Telecommunications Services or facilities that DeltaCom has obtained at wholesale from BellSouth, or the combining of a Network Element or Combination with one or more such wholesale Telecommunications Services or facilities consistent with the NCUC’s Order dated March 1, 2006 in Docket No. P-55, Sub 1549. DeltaCom must comply with all rates, terms or conditions applicable to such wholesale Telecommunications Services or facilities.

1.12.2	Subject to the limitations set forth elsewhere in this Attachment, BellSouth shall not deny access to a Network Element or a Combination on the grounds that one or more of the elements: (1) is connected to, attached to, linked to, or combined with a wholesale facility or service obtained from BellSouth; or (2) shares part of BellSouth’s network with access services or inputs for mobile wireless services and/or interexchange services.

1.12.3	Unless otherwise agreed to by the Parties, the Network Element portion of a commingled circuit will be billed at the rates set forth in Exhibit A which are based on TELRIC and the remainder of the circuit or service will be billed in accordance with BellSouth’s tariffed rates or rates set forth in a separate agreement between the Parties, for other services offered at wholesale.

1.12.4	When multiplexing equipment is attached to a commingled circuit, the multiplexing equipment will be billed from the same agreement or tariff as the higher bandwidth circuit. Central Office Channel Interfaces (COCI) will be billed from the same agreement or tariff as the lower bandwidth circuit.

1.13	Terms and conditions for Service Date Advancement Charges, will apply in accordance with Attachment 6 and are incorporated herein by this reference. The charges shall be as set forth in Exhibit A to Attachment 2 of the Agreement.

1.14	Ordering Guidelines and Processes

1.14.1	For information regarding Ordering Guidelines and Processes for various Network Elements, Combinations and Other Services, DeltaCom should refer to the “Guides” section of the BellSouth Interconnection Web site.

1.14.2	Additional information may also be found in the individual CLEC Information Packages located at the “CLEC UNE Products” on BellSouth’s Interconnection Web site at: www.interconnection.bellsouth.com/guides/html/unes.html.

1.14.3

The provisioning of Network Elements, Combinations and Other Services to DeltaCom’s Collocation Space will require cross-connections within the central office to connect the Network Element, Combinations or Other Services to the demarcation point associated with DeltaCom’s Collocation Space. These cross-

Attachment 2

Exhibit 1-Form

connects are separate components that are not considered a part of the Network Element, Combinations or Other Services and, thus, have a separate charge pursuant to this Agreement.

1.14.4	Testing/Trouble Reporting.

1.14.4.1	DeltaCom will be responsible for testing and isolating troubles on Network Elements. DeltaCom must test and isolate trouble to the BellSouth network before reporting the trouble to the UNE Customer Wholesale Interconnection Network Services (CWINS) Center. Upon request from BellSouth at the time of the trouble report, DeltaCom will be required to provide the results of the DeltaCom test which indicate a problem on the BellSouth network.

1.14.4.2	Once DeltaCom has isolated a trouble to the BellSouth network, and has issued a trouble report to BellSouth, BellSouth will take the actions necessary to repair the Network Element when trouble is found. BellSouth will repair its network facilities to its wholesale customers in the same time frames that BellSouth repairs similar services to its retail End Users.

1.14.4.3	DeltaCom reports a trouble on a BellSouth Network Element and no trouble is found in BellSouth’s network, BellSouth will charge DeltaCom a Maintenance of Service Charge for any dispatching and testing (both inside and outside the CO) required by BellSouth in order to confirm the Network Element’s working status. BellSouth will assess the applicable Maintenance of Service rates from BellSouth’s FCC No.1 Tariff, Section 13.3.1.

1.14.4.4	In the event BellSouth must dispatch to the End User’s location more than once due to incorrect or incomplete information provided by DeltaCom (e.g., incomplete address, incorrect contact name/number, etc.), BellSouth will bill DeltaCom for each additional dispatch required to repair the Network Element due to the incorrect/incomplete information provided. BellSouth will assess the applicable Maintenance of Service rates from BellSouth’s FCC No.1 Tariff, Section 13.3.1.

2	Loops

2.1

General. The local loop Network Element is defined as a transmission facility that BellSouth provides pursuant to this Attachment between a distribution frame (or its equivalent) in BellSouth’s central office and the loop demarcation point at an End User premises (Loop). Facilities that do not terminate at a demarcation point at an End User premises, including, by way of example, but not limited to, facilities that terminate to another carrier’s switch or premises, a cell site, Mobile Switching Center or base station, do not constitute local Loops under Section 251, except to the extent that DeltaCom may require Loops to such locations for the purpose of providing telecommunications services to its

Attachment 2

Exhibit 1-Form

personnel at those locations. The Loop Network Element includes all features, functions, and capabilities of the transmission facilities, including the network interface device, and attached electronics (except those used for the provision of advanced services, such as Digital Subscriber Line Access Multiplexers (DSLAMs)), optronics and intermediate devices (including repeaters and load coils) used to establish the transmission path to the End User’s premises, including inside wire owned or controlled by BellSouth. DeltaCom shall purchase the entire bandwidth of the Loop and, except as required herein or as otherwise agreed to by the Parties, BellSouth shall not subdivide the frequency of the Loop.

2.1.1	The Loop does not include any packet switched features, functions or capabilities.

2.1.2	Fiber to the Home (FTTH) loops are local loops consisting entirely of fiber optic cable, whether dark or lit, serving an End User’s premises or, in the case of predominantly residential multiple dwelling units (MDUs), a fiber optic cable, whether dark or lit, that extends to the MDU minimum point of entry (MPOE). Fiber to the Curb (FTTC) loops are local loops consisting of fiber optic cable connecting to a copper distribution plant that is not more than five hundred (500) feet from the End User’s premises or, in the case of predominantly residential MDUs, not more than five hundred (500) feet from the MDU’s MPOE. The fiber optic cable in a FTTC loop must connect to a copper distribution plant at a serving area interface from which every other copper distribution subloop also is not more than five hundred (500) feet from the respective End User’s premises. BellSouth shall offer DeltaCom unbundled access to FTTH/FTTC loops serving enterprise customers and predominantly business MDUs.

2.1.2.1	In new build (Greenfield) areas, where BellSouth has only deployed FTTH/FTTC facilities, BellSouth is under no obligation to provide such FTTH and FTTC Loops. FTTH facilities include fiber loops deployed to the MPOE of a MDU that is predominantly residential regardless of the ownership of the inside wiring from the MPOE to each End User in the MDU.

2.1.2.2	In FTTH/FTTC overbuild situations where BellSouth also has copper Loops, BellSouth will make those Loops available to DeltaCom on an unbundled basis pursuant to the requirements of 47 C.F.R. § 51.319(a)(3)(iii). BellSouth’s retirements of copper loops or copper subloops must comply with the requirements of 47 C.F.R. § 51.319(a)(3)(iv).

2.1.2.3	Notwithstanding the above, nothing in this Section shall limit BellSouth’s obligations to offer DeltaCom an unbundled DS1 Loop (or loop/transport combination) in any wire center where BellSouth is required to provide unbundled access to DS1 loops and loop/transport combinations.

2.1.2.4	Furthermore, in FTTH/FTTC overbuild areas where BellSouth has not yet retired copper facilities, BellSouth is not obligated to ensure that such copper Loops in

Attachment 2

Exhibit 1-Form

that area are capable of transmitting signals prior to receiving a request for access to such Loops by DeltaCom. If a request is received by BellSouth for a copper Loop, and the copper facilities have not yet been retired, BellSouth will restore the copper Loop to serviceable condition if technically feasible. In these instances of Loop orders in an FTTH/FTTC overbuild area, BellSouth’s standard Loop provisioning interval will not apply, and the order will be handled on a project basis by which the Parties will negotiate the applicable provisioning interval

2.1.3	A hybrid Loop is a local Loop, composed of both fiber optic cable, usually in the feeder plant, and copper twisted wire or cable, usually in the distribution plant. BellSouth shall provide unbundled access to hybrid loops pursuant to the requirements of 47 C.F.R. 51.319(a)(2).

2.1.4	Transition for DS1 and DS3 Loops

2.1.4.1	For purposes of this Section 2, the Transition Period for the Embedded Base of DS1 and DS3 Loops and for the Excess DS1 and DS3 Loops (defined in 2.1.4.3) is the twelve (12) month period beginning March 11, 2005 and ending March 10, 2006.

2.1.4.2	For purposes of this Section 2, Embedded Base means DS1 and DS3 Loops that were in service for DeltaCom as of March 10, 2005 in those wire centers that, as of such date, met the criteria set forth in Sections 2.1.4.6.2 or 2.1.4.6.3 below. Subsequent disconnects or loss of End Users shall be removed from the Embedded Base.

2.1.4.3	Excess DS1 and DS3 Loops are those DeltaCom DS1 and DS3 Loops in service as of March 10, 2005, in excess of the caps set forth in Sections 2.3.6.2 and 2.3.12 below, respectively. Subsequent disconnects or loss of End Users shall be removed from Excess DS1 and DS3 Loops.

2.1.4.4	BellSouth shall not provide more than ten (10) unbundled DS1 Loops to DeltaCom at any single building in which DS1 Loops are available as unbundled loops. DeltaCom may obtain a maximum of a single Unbundled DS3 loop to any single building in which DS3 Loops are available as Unbundled Loops.

2.1.4.5	For purposes of this Section 2, a Business Line is defined in 47 C.F.R. § 51.5.

2.1.4.6	Notwithstanding anything to the contrary in this Agreement, and except as set forth in Section 2.1.4.12 below, BellSouth shall make available DS1 and DS3 Loops as described in this Section 2.1.4 only for DeltaCom’s Embedded Base during the Transition Period:

2.1.4.6.1	For purposes of this Section 2, a fiber-based collocator is defined in 47 C.F.R. § 5.1.5.

Attachment 2

Exhibit 1-Form

2.1.4.6.2	DS1 Loops at any location within the service area of a wire center containing 60,000 or more Business Lines and four (4) or more fiber-based collocators.

2.1.4.6.3	DS3 Loops at any location within the service area of a wire center containing 38,000 or more Business Lines and four (4) or more fiber-based collocators.

2.1.4.7	The Master List of Unimpaired Wire Centers as described in Section 1.9 sets forth the list of wire centers meeting the criteria set forth in Sections 2.1.4.6.2 and 2.1.4.6.3 above as of March 11, 2005.

2.1.4.8	Transition Period Pricing. From March 11, 2005, through the completion of the Transition Period, BellSouth shall charge a rate for DeltaCom’s Embedded Base and DeltaCom’s Excess DS1 and DS3 Loops equal to the higher of:

2.1.4.8.1	115% of the rate paid for that element on June 15, 2004; or

2.1.4.8.2	115% of a new rate the Commission establishes, if any, between June 16, 2004 and March 11, 2005.

2.1.4.8.3	These rates shall be as set forth in Exhibit B to Attachment 2 of the Agreement and this Section 2.1.4.8.

2.1.4.9	The Transition Period shall apply only to (1) DeltaCom’s Embedded Base and (2) DeltaCom’s Excess DS1 and DS3 Loops. DeltaCom shall not add new DS1 or DS3 loops as described in this Section 2.1.4 pursuant to this Agreement, except pursuant to the self-certification process as set forth in Section 1.9 of this Attachment and as set forth in Section 2.1.4.13 below.

2.1.4.10	Once a wire center meets or exceeds both of the thresholds set forth in Section 2.1.4.6.2 above, no future DS1 Loop unbundling will be required in that wire center.

2.1.4.11	Once a wire center meets or exceeds both of the thresholds set forth in Section 2.1.4.6.3 above, no future DS3 Loop unbundling will be required in that wire center.

2.1.4.12	No later than December 9, 2005 DeltaCom shall submit spreadsheet(s) identifying all of the Embedded Base of circuits and Excess DS1 and DS3 Loops to be either disconnected or converted to other BellSouth services pursuant to Section 1.6 above. The Parties shall negotiate a project schedule for the Conversion of the Embedded Base and Excess DS1 and DS3 Loops. For circuits for which DeltaCom requests Conversion to tariffed wholesale services, BellSouth will not complete the Conversion until March 11, 2006, or later, and BellSouth will continue to bill DeltaCom at the transitional rates set forth in 2.1.4.8 until the circuit is converted to the tariffed wholesale service, which will occur on March 11, 2006, or later.

Attachment 2

Exhibit 1-Form

2.1.4.12.1	If DeltaCom fails to submit the spreadsheet(s) specified in Section 2.1.4.12 above for all of its Embedded Base and Excess DS1 and DS3 Loops on or before March 10, 2006 or by some other mutually agreed upon date, BellSouth will identify DeltaCom’s remaining Embedded Base and Excess DS1 and DS3 Loops, if any, and will transition such circuits to the equivalent tariffed BellSouth service(s) effective March 11, 2006. Those circuits identified and transitioned by BellSouth pursuant to this Section 2.1.4.12 shall be subject to the applicable switch-as-is charges as set forth in this Agreement and, only where physical rearrangements are necessary, the full nonrecurring charges for installation of such BellSouth services as set forth in BellSouth’s tariffs shall apply to such circuits.

2.1.4.12.2	For Embedded Base circuits and Excess DS1 and DS3 Loops converted pursuant to Section 2.1.4.12 above or transitioned pursuant to Section 2.1.4.12.1 above, the applicable recurring tariff charge shall apply to each circuit as of March 11, 2006.

2.1.4.12.3	To the extent that DeltaCom no longer desires to provide a particular service, it must notify BellSouth of its intent to discontinue and the parties must coordinate the disconnect to take place prior the conclusion of the applicable transition period. DeltaCom must also adhere to Commission Rule R17-2(q) regarding the discontinuance of service to customers.

2.1.4.13	Modifications and Updates to the Wire Center List and Subsequent Transition Periods

2.1.4.13.1	In the event BellSouth identifies additional wire centers that meet the criteria set forth in Section 2.1.4.6 above, but that were not included in the Initial Wire Center List, BellSouth shall include such additional wire centers in a carrier notification letter (CNL). Each such list of additional wire centers shall be considered a “Subsequent Wire Center List”.

2.1.4.13.2	DeltaCom shall have thirty (30) business days to dispute the additional wire centers listed on BellSouth’s CNL as set forth in the General Terms and Conditions. Absent such dispute, effective thirty (30) business days after the date of a BellSouth CNL providing a Subsequent Wire Center List, BellSouth shall not be required to unbundle DS1 and/or DS3 Loops, as applicable, in such additional wire center(s).

2.1.4.13.3

For purposes of Section 2.1.4.12 above, BellSouth shall make available DS1 and DS3 Loops that were in service for DeltaCom in a wire center on the Subsequent Wire Center List as of the thirtieth (30th) business day after the date of BellSouth’s CNL identifying the Subsequent Wire Center List (Subsequent Embedded Base) until one-hundred and fifty (150) days after the thirtieth (30th) business day from the date of BellSouth’s CNL identifying the Subsequent Wire Center List (Subsequent Transition Period).

Attachment 2

Exhibit 1-Form

2.1.4.13.4	Subsequent disconnects or loss of End Users shall be removed from the Subsequent Embedded Base.

2.1.4.13.5	The rates set forth in Exhibit B shall apply to the Subsequent Embedded Base during the Subsequent Transition Period.

2.1.4.13.6	No later than forty (40) days from BellSouth’s CNL identifying the Subsequent Wire Center List, DeltaCom shall submit a spreadsheet(s) identifying the Subsequent Embedded Base of circuits to be disconnected or converted to other BellSouth services. The Parties shall negotiate a project schedule for the Conversion of the Subsequent Embedded Base.

2.1.4.13.6.1	If DeltaCom fails to submit the spreadsheet(s) specified in Section 2.1.4.13.6 above for all of its Subsequent Embedded Base within forty (40) days after the date of BellSouth’s CNL identifying the Subsequent Wire Center List, BellSouth will identify DeltaCom’s remaining Subsequent Embedded Base, if any, and will transition such circuits to the equivalent tariffed BellSouth service(s). Those circuits identified and transitioned by BellSouth pursuant to this Section 2.1.4.13 shall be subject to the applicable switch-as-is charges as set forth in this Agreement and, only where physical rearrangements are necessary, the full nonrecurring charges for installation of such BellSouth services as set forth in BellSouth’s tariffs shall apply to such circuits.

2.1.4.13.6.2	For Subsequent Embedded Base circuits converted pursuant to Section 2.1.4.13.6 above or transitioned pursuant to Section 2.1.4.13.6.1 above, the applicable recurring tariff charges shall apply as of the earlier of the date each circuit is converted or transitioned, as applicable, or the first day after the end of the Subsequent Transition Period.

2.1.5	Where facilities are available, BellSouth will install Loops in compliance with BellSouth’s Products and Services Interval Guide available at BellSouth’s Web site. For orders of fifteen (15) or more Loops, the installation and any applicable Order Coordination as described below will be handled on a project basis, and the intervals will be set by the BellSouth project manager for that order. When Loops require a Service Inquiry (SI) prior to issuing the order to determine if facilities are available, the interval for the SI process is separate from the installation interval.

2.1.6	The Loop shall be provided to DeltaCom in accordance with BellSouth’s TR 73600 Unbundled Local Loop Technical Specification and applicable industry standard technical references.

Attachment 2

Exhibit 1-Form

2.1.7	BellSouth will only provision, maintain and repair the Loops to the standards that are consistent with the type of Loop ordered.

2.1.8	When a BellSouth technician is required to be dispatched to provision the Loop, BellSouth will tag the Loop with the Circuit ID number and the name of the ordering CLEC. When a dispatch is not required to provision the Loop, BellSouth will tag the Loop on the next required visit to the End User’s location. If DeltaCom wants to ensure the Loop is tagged during the provisioning process for Loops that may not require a dispatch (e.g., UVL-SL1, UVL-SL2, and UCL-ND), DeltaCom may order Loop Tagging. Rates for Loop Tagging are as set forth in Exhibit A.

2.1.8.1	For voice grade Loop orders (or orders for Loops intended to provide voice grade services), DeltaCom shall have dial-tone available for that Loop forty-eight (48) hours prior to the Loop order completion due date.

2.1.9	Order Coordination (OC) and Order Coordination-Time Specific (OC-TS)

2.1.9.1	OC allows BellSouth and DeltaCom to coordinate the installation of the SL2 Loops, Unbundled Digital Loops (UDL) and other Loops where OC may be purchased as an option, to DeltaCom’s facilities to limit End User service outage. OC is available when the Loop is provisioned over an existing circuit that is currently providing service to the End User. OC for physical conversions will be scheduled at BellSouth’s discretion during normal working hours on the committed due date. OC shall be provided in accordance with the chart set forth below.

2.1.9.2	OC-TS allows DeltaCom to order a specific time for OC to take place. BellSouth will make commercially reasonable efforts to accommodate DeltaCom’s specific conversion time request. However, BellSouth reserves the right to negotiate with DeltaCom a conversion time based on load and appointment control when necessary. This OC-TS is a chargeable option for all Loops except Unbundled Copper Loops (UCL) and is billed in addition to the OC charge. DeltaCom may specify a time between 9:00 a.m. and 4:00 p.m. (location time) Monday through Friday (excluding holidays). If DeltaCom specifies a time outside this window, or selects a time or quantity of Loops that requires BellSouth technicians to work outside normal work hours, overtime charges will apply in addition to the OC and OC-TS charges. Overtime charges will be applied based on the amount of overtime worked and in accordance with the rates established in BellSouth’s intrastate Access Services Tariff, Section E13.2, for each state. The OC-TS charges for an order due on the same day at the same location will be applied on a per LSR basis.

Attachment 2

Exhibit 1-Form

2.1.10

	Order Coordination (OC)	Order Coordination – Time Specific (OC-TS)	Test Points	DLR	Charge for Dispatch and Testing if No Trouble Found

SL-1 (Non-Designed)	Chargeable Option	Chargeable Option	Not available	Chargeable Option – ordered as Engineering Information Document	Charged for Dispatch inside and outside Central Office

UCL-ND (Non-Designed)	Chargeable Option	Not Available	Not Available	Chargeable Option – ordered as Engineering Information Document	Charged for Dispatch inside and outside Central Office

Unbundled Voice Loops—SL-2 (including 2- and 4-wire UVL) (Designed)	Included	Chargeable Option	Included	Included	Charged for Dispatch outside Central Office

Unbundled Digital Loop (Designed)	Included	Chargeable Option	Included (where appropriate)	Included	Charged for Dispatch outside Central Office

Unbundled Copper Loop (Designed)	Chargeable in accordance with Section 2	Not available	Included	Included	Charged for Dispatch outside Central Office

For UVL-SL1 and UCLs, DeltaCom must order and will be billed for both OC and OC-TS if requesting OC-TS.

2.1.11	CLEC to CLEC Conversions for Unbundled Loops

2.1.11.1	The CLEC to CLEC conversion process for Loops may be used by DeltaCom when converting an existing Loop from another CLEC for the same End User. The Loop type being converted must be included in DeltaCom’s Agreement before requesting a conversion.

2.1.11.2	To utilize the CLEC to CLEC conversion process, the Loop being converted must be the same Loop type with no requested changes to the Loop, must serve the same End User location from the same serving wire center, and must not require an outside dispatch to provision.

Attachment 2

Exhibit 1-Form

2.1.11.3	The Loops converted to DeltaCom pursuant to the CLEC to CLEC conversion process shall be provisioned in the same manner and with the same functionality and options as described in this Agreement for the specific Loop type.

2.1.12	Bulk Migration

2.1.12.1	BellSouth will make available to DeltaCom a Bulk Migration process pursuant to which DeltaCom may request to migrate port/loop combinations, provisioned pursuant to a separate agreement between the parties, to Loops (UNE-L). The Bulk Migration process may be used if such loop/port combinations are (1) associated with two (2) or more Existing Account Telephone Numbers (EATNs); and (2) located in the same Central Office. The terms and conditions for use of the Bulk Migration process are described in the BellSouth CLEC Information Package. The CLEC Information Package is located on BellSouth’s Interconnection Web site at: www.interconnection.bellsouth.com/guides/html/unes.html. The rates for the Bulk Migration process shall be the nonrecurring rates as set forth in Exhibit A. Additionally, OSS charges will also apply. Except as otherwise set forth herein, Loops connected to Integrated Digital Loop Carrier (IDLC) systems will be migrated pursuant to Section 2.6 below.

2.1.12.2	Should DeltaCom request migration for two (2) or more EATNs containing fifteen (15) or more circuits, DeltaCom must use the Bulk Migration process referenced in 2.1.11.1 above.

2.2	Unbundled Voice Loops (UVLs)

2.2.1	BellSouth shall make available the following UVLs:

2.2.1.1	2-wire Analog Voice Grade Loop – SL1 (Non-Designed);

2.2.1.2	2-wire Analog Voice Grade Loop – SL2 (Designed); or

2.2.1.3	4-wire Analog Voice Grade Loop (Designed)

2.2.2

UVL may be provisioned using any type of facility that will support voice grade services. This may include loaded copper, non-loaded copper, digital loop carrier systems, fiber/copper combination (hybrid loop) or a combination of any of these facilities. BellSouth, in the normal course of maintaining, repairing, and configuring its network, may also change the facilities that are used to provide any given voice grade circuit. This change may occur at any time. In these situations, BellSouth will only ensure that the newly provided facility will support voice

Attachment 2

Exhibit 1-Form

grade services. BellSouth will not guarantee that DeltaCom will be able to continue to provide any advanced services over the new facility. BellSouth will offer UVL in two (2) different service levels—Service Level One (SL1) and Service Level Two (SL2).

2.2.3	Unbundled Voice Loop—SL1 (UVL-SL1). Loops are 2-wire loop start circuits, will be non-designed, and will not have remote access test points. OC will be offered as a chargeable option on SL1 Loops when reuse of existing facilities has been requested by DeltaCom, however, OC is always required on UCLs that involve the reuse of facilities that are currently providing service. DeltaCom may also order OC-TS when a specified conversion time is requested. OC-TS is a chargeable option for any coordinated order and is billed in addition to the OC charge. An Engineering Information (EI) document can be ordered as a chargeable option. The EI document provides Loop Make-Up information that is similar to the information normally provided in a Design Layout Record (DLR). Upon issuance of a non-coordinated order in the service order system, SL1 Loops will be activated on the due date in the same manner and time frames that BellSouth normally activates POTS-type Loops for its End Users.

2.2.4	For an additional charge BellSouth will make available Loop Testing so that DeltaCom may request further testing on new UVL-SL1 Loops. Rates for Loop Testing are as set forth in Exhibit A.

2.2.5	Unbundled Voice Loop – SL2 (UVL-SL2). Loops may be 2-wire or 4-wire circuits, shall have remote access test points, and will be designed with a DLR provided to DeltaCom. SL2 circuits can be provisioned with loop start, ground start or reverse battery signaling. OC is provided as a standard feature on SL2 Loops. The OC feature will allow DeltaCom to coordinate the installation of the Loop with the disconnect of an existing customer’s service and/or number portability service. In these cases, BellSouth will perform the order conversion with standard order coordination at its discretion during normal work hours.

2.3	Unbundled Digital Loops

2.3.1	BellSouth will offer UDLs. UDLs are service specific, will be designed, will be provisioned with test points (where appropriate), and will come standard with OC and a DLR. The various UDLs are intended to support a specific digital transmission scheme or service.

2.3.2	BellSouth shall make available the following UDLs, subject to restrictions set forth herein:

2.3.2.1	2-wire Unbundled ISDN Digital Loop;

2.3.2.2	2-wire Unbundled ADSL Compatible Loop;

Attachment 2

Exhibit 1-Form

2.3.2.3	2-wire Unbundled HDSL Compatible Loop; This is a designed Loop that meets Carrier Serving Area (CSA) specifications, may be up to 12,000 feet long and may have up to 2,500 feet of bridged tap (inclusive of Loop length). It may be a 2-wire or 4-wire circuit and will come standard with a test point, OC, and a DLR.

2.3.2.4	4-wire Unbundled HDSL Compatible Loop;

2.3.2.5	4-wire Unbundled DS1 Digital Loop; This is a designed 4-wire Loop that is provisioned according to industry standards for DS1 or Primary Rate ISDN services and will come standard with a test point, OC, and a DLR. A DS1 Loop may be provisioned over a variety of loop transmission technologies including copper, HDSL-based technology or fiber optic transport systems. It will include a 4-wire DS1 Network Interface at the End User’s location.

2.3.2.5.1	This is a designed 4-wire Loop that is provisioned according to industry standards for DS1 or Primary Rate ISDN services and will come standard with a test point, OC, and a DLR. A DS1 Loop may be provisioned over a variety of loop transmission technologies including copper, HDSL-based technology or fiber optic transport systems. It will include a 4-wire DS1 Network Interface at the End User’s location.

2.3.2.5.2	DS3 Loop. DS3 Loop is a two-point digital transmission path which provides for simultaneous two-way transmission of serial, bipolar, return-to-zero isochronous digital electrical signals at a transmission rate of forty-four point seven thirty-six (44.736) megabits per second (Mbps) that is dedicated to the use of the ordering CLEC in its provisioning of local exchange and associated exchange access services. It may provide transport for twenty-eight (28) DS1 channels, each of which provides the digital equivalent of twenty-four (24) analog voice grade channels. The interface to unbundled dedicated DS3 transport is a metallic-based electrical interface.

2.3.2.6	4-wire Unbundled Digital Loop/DS0 – 64 kbps, 56 kbps and below;

2.3.2.7	DS3 Loop; or

2.3.2.8	STS-1 Loop.

2.3.3	2-wire Unbundled ISDN Digital Loops. These will be provisioned according to industry standards for 2-Wire Basic Rate ISDN services and will come standard with a test point, OC, and a DLR. DeltaCom will be responsible for providing BellSouth with a Service Profile Identifier (SPID) associated with a particular ISDN-capable Loop and End User. With the SPID, BellSouth will be able to adequately test the circuit and ensure that it properly supports ISDN service.

Attachment 2

Exhibit 1-Form

2.3.4	2-wire ADSL-Compatible Loop. This is a designed Loop that is provisioned according to Revised Resistance Design (RRD) criteria and may be up to 18,000 feet long and may have up to 6,000 feet of bridged tap (inclusive of Loop length). The Loop is a 2-wire circuit and will come standard with a test point, OC, and a DLR.

2.3.5	2-wire or 4-wire HDSL-Compatible Loop. This is a designed Loop that meets Carrier Serving Area (CSA) specifications, may be up to 12,000 feet long and may have up to 2,500 feet of bridged tap (inclusive of Loop length). It may be a 2-wire or 4-wire circuit and will come standard with a test point, OC, and a DLR.

2.3.6	4-wire Unbundled DS1 Digital Loop.

2.3.6.1	This is a designed 4-wire Loop that is provisioned according to industry standards for DS1 or Primary Rate ISDN services and will come standard with a test point, OC, and a DLR. A DS1 Loop may be provisioned over a variety of loop transmission technologies including copper, HDSL-based technology or fiber optic transport systems. It will include a 4-wire DS1 Network Interface at the End User’s location.

2.3.6.2	BellSouth shall not provide more than ten (10) unbundled DS1 Loops to DeltaCom at any single building in which DS1 Loops are available as unbundled Loops.

2.3.7	4-wire Unbundled Digital/DS0 Loop. These are designed 4-wire Loops that may be configured as sixty-four (64)kbps, fifty-six (56)kbps, nineteen (19)kbps, and other sub-rate speeds associated with digital data services and will come standard with a test point, OC, and a DLR.

2.3.8	DS3 Loop. DS3 Loop is a two-point digital transmission path which provides for simultaneous two-way transmission of serial, bipolar, return-to-zero isochronous digital electrical signals at a transmission rate of forty-four point seven thirty-six (44.736) megabits per second (Mbps) that is dedicated to the use of the ordering CLEC. It may provide transport for twenty-eight (28) DS1 channels, each of which provides the digital equivalent of twenty-four (24) analog voice grade channels. The interface to unbundled dedicated DS3 transport is a metallic-based electrical interface.

2.3.9	STS-1 Loop. STS-1 Loop is a high-capacity digital transmission path with SONET VT1.5 mapping that is dedicated for the use of the ordering customer. It is a two (2)-point digital transmission path which provides for simultaneous two (2)-way transmission of serial bipolar return-to-zero synchronous digital electrical signals at a transmission rate of fifty-one point eighty-four (51.84) Mbps. It may provide transport for twenty-eight (28) DS1 channels, each of which provides the digital equivalent of twenty-four (24) analog voice grade channels. The interface to unbundled dedicated STS-1 transport is a metallic-based electrical interface.

Attachment 2

Exhibit 1-Form

2.3.10	Both DS3 Loop and STS-1 Loop require a SI in order to ascertain availability.

2.3.11	DS3 services come with a test point and a DLR. Mileage is airline miles, rounded up and a minimum of one (1) mile applies. BellSouth’s TR 73501 LightGate® Service Interface and Performance Specifications, Issue D, June 1995 applies to DS3 services.

2.3.12	DeltaCom may obtain a maximum of a single Unbundled DS3 Loop to any single building in which DS3 Loops are available as Unbundled Loops.

2.4	Unbundled Copper Loops (UCL)

2.4.1	BellSouth shall make available UCLs. The UCL is a copper twisted pair Loop that is unencumbered by any intervening equipment (e.g., filters, load coils, range extenders, digital loop carrier, or repeaters) and is not intended to support any particular telecommunications service. The UCL will be offered in two (2) types - Designed and Non-Designed.

2.4.2	Unbundled Copper Loop – Designed (UCL-D)

2.4.2.1	The UCL-D will be provisioned as a dry copper twisted pair (2-wire or 4-wire) Loop that is unencumbered by any intervening equipment (e.g., filters, load coils, range extenders, digital loop carrier, or repeaters).

2.4.2.2	A UCL-D will be eighteen thousand (18,000) feet or less in length and is provisioned according to Resistance Design parameters, may have up to six thousand (6,000) feet of bridged tap and will have up to thirteen hundred (1300) Ohms of resistance.

2.4.2.3	The UCL-D is a designed circuit, is provisioned with a test point, and comes standard with a DLR. OC is a chargeable option for a UCL-D; however, OC is always required on UCLs where a reuse of existing facilities has been requested by DeltaCom.

2.4.2.4	These Loops are not intended to support any particular services and may be utilized by DeltaCom to provide a wide-range of telecommunications services as long as those services do not adversely affect BellSouth’s network. This facility will include a Network Interface Device (NID) at the customer’s location for the purpose of connecting the Loop to the customer’s inside wire.

Attachment 2

Exhibit 1-Form

2.4.3	Unbundled Copper Loop – Non-Designed (UCL-ND)

2.4.3.1	The UCL–ND is provisioned as a dedicated 2-wire metallic transmission facility from BellSouth’s Main Distribution Frame (MDF) to a customer’s premises (including the NID). The UCL-ND will be a “dry copper” facility in that it will not have any intervening equipment such as load coils, repeaters, or digital access main lines (DAMLs), and may have up to six thousand (6,000) feet of bridged tap between the End User’s premises and the serving wire center. The UCL-ND typically will be thirteen hundred (1300) Ohms resistance and in most cases will not exceed eighteen thousand (18,000) feet in length, although the UCL-ND will not have a specific length limitation. For Loops less than eighteen thousand (18,000) feet and with less than thirteen hundred (1300) Ohms resistance, the Loop will provide a voice grade transmission channel suitable for loop start signaling and the transport of analog voice grade signals. The UCL-ND will not be designed and will not be provisioned with either a DLR or a test point.

2.4.3.2	The UCL-ND facilities may be mechanically assigned using BellSouth’s assignment systems. Therefore, the Loop Makeup (LMU) process is not required to order and provision the UCL-ND. However, DeltaCom can request LMU for which additional charges would apply.

2.4.3.3	For an additional charge, BellSouth also will make available Loop Testing so that DeltaCom may request further testing on the UCL-ND. Rates for Loop Testing are as set forth in Exhibit A.

2.4.3.4	UCL-ND Loops are not intended to support any particular service and may be utilized by DeltaCom to provide a wide-range of telecommunications services as long as those services do not adversely affect BellSouth’s network. The UCL-ND will include a NID at the customer’s location for the purpose of connecting the Loop to the customer’s inside wire.

2.4.3.5	OC will be provided as a chargeable option and may be utilized when the UCL-ND provisioning is associated with the reuse of BellSouth facilities. OC-TS does not apply to this product.

2.4.3.6	DeltaCom may use BellSouth’s Unbundled Loop Modification (ULM) offering to remove excessive bridged taps and/or load coils from any copper Loop within the BellSouth network. Therefore, some Loops that would not qualify as UCL-ND could be transformed into Loops that do qualify, using the ULM process.

2.5	Unbundled Loop Modifications (Line Conditioning)

2.5.1	BellSouth shall perform line conditioning in accordance with FCC 47 C.F.R. §51.319 (a)(1)(iii). Line Conditioning is as defined in FCC 47 C.F.R. § 51.319 (a)(1)(iii)(A). Insofar as it is technically feasible, BellSouth shall test and report troubles for all the features, functions, and capabilities of conditioned copper lines, and may not restrict its testing to voice transmission only.

Attachment 2

Exhibit 1-Form

2.5.2	The line conditioning activity of load coil removal on copper loops should not be limited to copper loops with only a length of 18,000 feet or less.

2.5.3	For any copper loop being ordered by DeltaCom which has over six thousand (6,000) feet of combined bridged tap will be modified, upon request from DeltaCom, so that the loop will have a maximum of six thousand (6,000) feet of bridged tap. This modification will be performed at no additional charge to DeltaCom. Loop conditioning orders that require the removal of bridged tap that serves no network design purpose on a copper Loop that will result in a combined total of bridged tap between two thousand five hundred (2,500) and six thousand (6,000) feet will be performed at the rates set forth in Exhibit A.

2.5.4	DeltaCom may request removal of any unnecessary and non-excessive bridged tap (bridged tap between zero (0) and two thousand five hundred (2,500) feet which serves no network design purpose), at rates pursuant to BellSouth’s SC Process as mutually agreed to by the Parties.

2.5.5	Rates for ULM are as set forth in Exhibit A.

2.5.6	BellSouth will not modify a Loop in such a way that it no longer meets the technical parameters of the original Loop type (e.g., voice grade, ADSL, etc.) being ordered.

2.5.7	If DeltaCom requests ULM on a reserved facility for a new Loop order, BellSouth may perform a pair change and provision a different Loop facility in lieu of the reserved facility with ULM if feasible. The Loop provisioned will meet or exceed specifications of the requested Loop facility as modified. DeltaCom will not be charged for ULM if a different Loop is provisioned. For Loops that require a DLR or its equivalent, BellSouth will provide LMU detail of the Loop provisioned.

2.5.8	DeltaCom shall request Loop make up information pursuant to this Attachment prior to submitting a service inquiry and/or a LSR for the Loop type that DeltaCom desires BellSouth to condition.

2.5.9	When requesting ULM for a Loop that BellSouth has previously provisioned for DeltaCom, DeltaCom will submit a SI to BellSouth. If a spare Loop facility that meets the Loop modification specifications requested by DeltaCom is available at the location for which the ULM was requested, DeltaCom will have the option to change the Loop facility to the qualifying spare facility rather than to provide ULM. In the event that BellSouth changes the Loop facility in lieu of providing ULM, DeltaCom will not be charged for ULM but will only be charged the service order charges for submitting an order.

Attachment 2

Exhibit 1-Form

2.6	Loop Provisioning Involving IDLC

2.6.1	Where DeltaCom has requested an Unbundled Loop and BellSouth uses IDLC systems to provide the local service to the End User and BellSouth has a suitable alternate facility available, BellSouth will make such alternative facilities available to DeltaCom. If a suitable alternative facility is not available, then to the extent it is technically feasible, BellSouth will implement one of the following alternative arrangements for DeltaCom (e.g., hairpinning):

1.	Roll the circuit(s) from the IDLC to any spare copper that exists to the customer premises.

2.	Roll the circuit(s) from the IDLC to an existing DLC that is not integrated.

3.	If capacity exists, provide “side-door” porting through the switch.

4.	If capacity exists, provide “Digital Access Cross-Connect System (DACS)-door” porting (if the IDLC routes through a DACS prior to integration into the switch).

2.6.2	Arrangements 3 and 4 above require the use of a designed circuit. Therefore, non-designed Loops such as the SL1 voice grade and UCL-ND may not be ordered in these cases.

2.6.3	If no alternate facility is available, and upon request from DeltaCom, and if agreed to by both Parties, BellSouth may utilize its SC process to determine the additional costs required to provision facilities. DeltaCom will then have the option of paying the one-time SC rates to place the Loop.

2.7	Network Interface Device

2.7.1	The NID is defined as any means of interconnection of the End User’s customer premises wiring to BellSouth’s distribution plant, such as a cross-connect device used for that purpose. The NID is a single line termination device or that portion of a multiple line termination device required to terminate a single line or circuit at the premises. The NID features two (2) independent chambers or divisions that separate the service provider’s network from the End User’s premises wiring. Each chamber or division contains the appropriate connection points or posts to which the service provider and the End User each make their connections. The NID provides a protective ground connection and is capable of terminating cables such as twisted pair cable.

2.7.2	BellSouth shall permit DeltaCom to connect DeltaCom’s Loop facilities to the End User’s customer premises wiring through the BellSouth NID or at any other technically feasible point.

2.7.3	Access to NID

2.7.3.1	DeltaCom may access the End User’s premises wiring by any of the following means and DeltaCom shall not disturb the existing form of electrical protection and shall maintain the physical integrity of the NID:

Attachment 2

Exhibit 1-Form

2.7.3.1.1	BellSouth shall allow DeltaCom to connect its Loops directly to BellSouth’s multi-line residential NID enclosures that have additional space and are not used by BellSouth or any other telecommunications carriers to provide service to the premises;

2.7.3.1.2	Where an adequate length of the End User’s customer premises wiring is present and environmental conditions permit, either Party may remove the End User premises wiring from the other Party’s NID and connect such wiring to that Party’s own NID;

2.7.3.1.3	Either Party may enter the subscriber access chamber or dual chamber NID enclosures for the purpose of extending a cross-connect or spliced jumper wire from the customer premises wiring through a suitable “punch-out” hole of such NID enclosures; or

2.7.3.1.4	DeltaCom may request BellSouth to make other rearrangements to the End User premises wiring terminations or terminal enclosure on a time and materials cost basis.

2.7.3.2	In no case shall either Party remove or disconnect the other Party’s loop facilities from either Party’s NIDs, enclosures, or protectors unless the applicable Commission has expressly permitted the same and the disconnecting Party provides prior notice to the other Party. In such cases, it shall be the responsibility of the Party disconnecting loop facilities to leave undisturbed the existing form of electrical protection and to maintain the physical integrity of the NID. It will be DeltaCom’s responsibility to ensure there is no safety hazard, and DeltaCom will hold BellSouth harmless for any liability associated with the removal of the BellSouth Loop from the BellSouth NID. Furthermore, it shall be the responsibility of the disconnecting Party, once the other Party’s loop has been disconnected from the NID, to reconnect the disconnected loop to a nationally recognized testing laboratory listed station protector, which has been grounded as per Article 800 of the National Electrical Code. If no spare station protector exists in the NID, the disconnected loop must be appropriately cleared, capped and stored.

2.7.3.3	DeltaCom shall not remove or disconnect ground wires from BellSouth’s NIDs, enclosures, or protectors.

2.7.3.4	DeltaCom shall not remove or disconnect NID modules, protectors, or terminals from BellSouth’s NID enclosures.

2.7.3.5	Due to the wide variety of NID enclosures and outside plant environments, BellSouth will work with DeltaCom to develop specific procedures to establish the most effective means of implementing this section if the procedures set forth herein do not apply to the NID in question.

Attachment 2

Exhibit 1-Form

2.7.4	Technical Requirements

2.7.4.1	The NID shall provide an accessible point of interconnection and shall maintain a connection to ground.

2.7.4.2	If an existing NID is accessed, it shall be capable of transferring electrical analog or digital signals between the End User’s customer premises and the distribution media and/or cross-connect to DeltaCom’s NID.

2.7.4.3	Existing BellSouth NIDs will be operational and provided in “as is” condition. DeltaCom may request BellSouth to do additional work to the NID on a time and material basis. When DeltaCom deploys its own local loops in a multiple-line termination device, DeltaCom shall specify the quantity of NID connections that it requires within such device.

2.8	Subloop Elements.

2.8.1	Where facilities permit, BellSouth shall offer access to its Unbundled Subloop (USL) elements as specified herein.

2.8.2	Unbundled Subloop Distribution (USLD)

2.8.2.1	The USLD facility is a dedicated transmission facility that BellSouth provides from an End User’s point of demarcation to a BellSouth cross-connect device. The BellSouth cross-connect device may be located within a remote terminal (RT) or a stand-alone cross-box in the field or in the equipment room of a building. The USLD media is a copper twisted pair that can be provisioned as a 2-wire or 4-wire facility. BellSouth will make available the following subloop distribution offerings where facilities exist:

USLD – Voice Grade (USLD-VG)

Unbundled Copper Subloop (UCSL)

USLD – Intrabuilding Network Cable (USLD-INC (aka riser cable))

2.8.2.2	USLD-VG is a copper subloop facility from the cross-box in the field up to and including the point of demarcation at the End User’s premises and may have load coils.

2.8.2.3	UCSL is a copper facility eighteen thousand (18,000) feet or less in length provided from the cross-box in the field up to and including the End User’s point of demarcation. If available, this facility will not have any intervening equipment such as load coils between the End User and the cross-box.

2.8.2.3.1	If DeltaCom requests a UCSL and it is not available, DeltaCom may request the copper Subloop facility be modified pursuant to the ULM process to remove load coils and/or excessive bridged taps. If load coils and/or excessive bridged taps are removed, the facility will be classified as a UCSL.

Attachment 2

Exhibit 1-Form

2.8.2.4	USLD-INC is the distribution facility owned or controlled by BellSouth inside a building or between buildings on the same property that is not separated by a public street or road. USLD-INC includes the facility from the cross-connect device in the building equipment room up to and including the point of demarcation at the End User’s premises.

2.8.2.4.1	Upon request for USLD-INC from DeltaCom, BellSouth will install a cross-connect panel in the building equipment room for the purpose of accessing USLD-INC pairs from a building equipment room. The cross-connect panel will function as a single point of interconnection (SPOI) for USLD-INC and will be accessible by multiple carriers as space permits. BellSouth will place cross-connect blocks in twenty five (25) pair increments for DeltaCom’s use on this cross-connect panel. DeltaCom will be responsible for connecting its facilities to the twenty five (25) pair cross-connect block(s).

2.8.2.5	For access to Voice Grade USLD and UCSL, DeltaCom shall install a cable to the BellSouth cross-box pursuant to the terms and conditions for physical collocation for remote sites set forth in Attachment 4. This cable would be connected by a BellSouth technician within the BellSouth cross-box during the set-up process. DeltaCom’s cable pairs can then be connected to BellSouth’s USL within the BellSouth cross-box by the BellSouth technician.

2.8.2.6	Through the SI process, BellSouth will determine whether access to USLs at the location requested by DeltaCom is technically feasible and whether sufficient capacity exists in the cross-box. If existing capacity is sufficient to meet DeltaCom’s request, then BellSouth will perform the site set-up as described in the CLEC Information Package, located at BellSouth’s Interconnection Web site: www.interconnection.bellsouth.com/products/html/unes.html.

2.8.2.7	The site set-up must be completed before DeltaCom can order Subloop pairs. For the site set-up in a BellSouth cross-connect box in the field, BellSouth will perform the necessary work to splice DeltaCom’s cable into the cross-connect box. For the site set-up inside a building equipment room, BellSouth will perform the necessary work to install the cross-connect panel and the connecting block(s) that will be used to provide access to the requested USLs.

2.8.2.8	Once the site set-up is complete, DeltaCom will request Subloop pairs through submission of a LSR form to the LCSC. OC is required with USL pair provisioning when DeltaCom requests reuse of an existing facility, and the OC charge shall be billed in addition to the USL pair rate. For expedite requests by DeltaCom for Subloop pairs, expedite charges will apply for intervals less than five (5) days.

Attachment 2

Exhibit 1-Form

2.8.2.9	USLs will be provided in accordance with BellSouth’s TR 73600 Unbundled Local Loop Technical Specifications.

2.8.3	Unbundled Network Terminating Wire (UNTW)

2.8.3.1	UNTW is unshielded twisted copper wiring that is used to extend circuits from an intra-building network cable terminal or from a building entrance terminal to an individual End User’s point of demarcation. It is the final portion of the Loop that in multi-subscriber configurations represents the point at which the network branches out to serve individual subscribers.

2.8.3.2	This element will be provided in MDUs and/or Multi-Tenants Units (MTUs) where either Party owns wiring all the way to the End User’s premises. Neither Party will provide this element in locations where the property owner provides its own wiring to the End User’s premises, where a third party owns the wiring to the End User’s premises.

2.8.3.3	Requirements

2.8.3.3.1	On a multi-unit premises, upon request of the other Party (Requesting Party), the Party owning the network terminating wire (Provisioning Party) will provide access to UNTW pairs on an Access Terminal that is suitable for use by multiple carriers at each Garden Terminal or Wiring Closet.

2.8.3.3.2	The Provisioning Party shall not be required to install new or additional NTW beyond existing NTW to provision the services of the Requesting Party.

2.8.3.3.3	In existing MDUs and/or MTUs in which BellSouth does not own or control wiring (INC/NTW) to the End Users premises, and DeltaCom does own or control such wiring, DeltaCom will install UNTW Access Terminals for BellSouth under the same terms and conditions as BellSouth provides UNTW Access Terminals to DeltaCom.

2.8.3.3.4	In situations in which BellSouth activates a UNTW pair, BellSouth will compensate DeltaCom for each pair activated commensurate to the price specified in DeltaCom’s Agreement.

2.8.3.3.5

Upon receipt of the UNTW SI requesting access to the Provisioning Party’s UNTW pairs at a multi-unit premises, representatives of both Parties will participate in a meeting at the site of the requested access. The purpose of the site visit will include discussion of the procedures for installation and location of the Access Terminals. By request of the Requesting Party, an Access Terminal will be installed either adjacent to each of the Provisioning Party’s Garden Terminal or inside each Wiring Closet. The Requesting Party will deliver and connect its central office facilities to the UNTW pairs within the Access Terminal. The

Attachment 2

Exhibit 1-Form

Requesting Party may access any available pair on an Access Terminal. A pair is available when a pair is not being utilized to provide service or where the End User has requested a change in its local service provider to the Requesting Party. Prior to connecting the Requesting Party’s service on a pair previously used by the Provisioning Party, the Requesting Party is responsible for ensuring the End User is no longer using the Provisioning Party’s service or another CLEC’s service before accessing UNTW pairs.

2.8.3.3.6	Access Terminal installation intervals will be established on an individual case basis.

2.8.3.3.7	The Requesting Party is responsible for obtaining the property owner’s permission for the Provisioning Party to install an Access Terminal(s) on behalf of the Requesting Party. The submission of the SI by the Requesting Party will serve as certification by the Requesting Party that such permission has been obtained. If the property owner objects to Access Terminal installations that are in progress or within thirty (30) days after completion and demands removal of Access Terminals, the Requesting Party will be responsible for costs associated with removing Access Terminals and restoring the property to its original state prior to Access Terminals being installed.

2.8.3.3.8	The Requesting Party shall indemnify and hold harmless the Provisioning Party against any claims of any kind that may arise out of the Requesting Party’s failure to obtain the property owner’s permission. The Requesting Party will be billed for nonrecurring and recurring charges for accessing UNTW pairs at the time the Requesting Party activates the pair(s). The Requesting Party will notify the Provisioning Party within five (5) business days of activating UNTW pairs using the LSR form.

2.8.3.3.9	If a trouble exists on a UNTW pair, the Requesting Party may use an alternate spare pair that serves that End User if a spare pair is available. In such cases, the Requesting Party will re-terminate its existing jumper from the defective pair to the spare pair. Alternatively, the Requesting Party will isolate and report troubles in the manner specified by the Provisioning Party. The Requesting Party must tag the UNTW pair that requires repair. If the Provisioning Party dispatches a technician on a reported trouble call and no UNTW trouble is found, the Provisioning Party will charge Requesting Party for time spent on the dispatch and testing the UNTW pair(s).

2.8.3.3.10	If the Requesting Party initiates the Access Terminal installation and the Requesting Party has not activated at least ten percent (10%) of the capacity of the Access Terminal installed pursuant to the Requesting Party’s request for an Access Terminal within six (6) months of installation of the Access Terminal, the Provisioning Party will bill the Requesting Party a nonrecurring charge equal to the actual cost of provisioning the Access Terminal.

Attachment 2

Exhibit 1-Form

2.8.3.3.11	If the Provisioning Party determines that the Requesting Party is using the UNTW pairs without reporting the activation of the pairs, the Requesting Party will be billed for the use of that pair back to the date the End User began receiving service from the Requesting Party at that location. Upon request, the Requesting Party will provide copies of its billing record to substantiate such date. If the Requesting Party fails to provide such records, then the Provisioning Party will bill the Requesting Party back to the date of the Access Terminal installation.

2.8.4	Dark Fiber Loop

2.8.4.1	Dark Fiber Loop is an unused optical transmission facility, without attached signal regeneration, multiplexing, aggregation or other electronics, from the demarcation point at an End User’s premises to the End User’s serving wire center. Dark Fiber Loops may be strands of optical fiber existing in aerial or underground structure. BellSouth will not provide line terminating elements, regeneration or other electronics necessary for DeltaCom to utilize Dark Fiber Loops.

2.8.4.2	Transition for Dark Fiber Loop

2.8.4.2.1	For purposes of this Section 2.8.4, the Transition Period for Dark Fiber Loops is the eighteen (18) month period beginning March 11, 2005 and ending September 10, 2006.

2.8.4.2.2	For purposes of this Section 2.8.4, Embedded Base means Dark Fiber Loops that were in service for DeltaCom as of March 10, 2005. Subsequent disconnects or loss of End Users shall be removed from the Embedded Base.

2.8.4.3	During the Transition Period only, BellSouth shall make available for the Embedded Base Dark Fiber Loops for DeltaCom at the terms and conditions set forth in this Attachment.

2.8.4.4	Transition Period Pricing. From March 11, 2005, through the completion of the Transition Period, BellSouth shall charge a rate for DeltaCom’s Embedded Base of Dark Fiber Loops equal to the higher of:

2.8.4.4.1	115% of the rate paid for that element on June 15, 2004; or

2.8.4.4.2	115% of a new rate the Commission establishes, if any, between June 16, 2004 and March 11, 2005

2.8.4.4.3	These rates shall be as set forth in Exhibit A to Attachment 2 of the Agreement and this Section 2.8.4.4.

2.8.4.5	The Transition Period shall apply only to DeltaCom’s Embedded Base and DeltaCom shall not add new Dark Fiber Loops pursuant to this Agreement.

Attachment 2

Exhibit 1-Form

2.8.4.6	Effective September 11, 2006, Dark Fiber Loops will no longer be made available pursuant to this Agreement.

2.8.4.7	No later than June 10, 2006 DeltaCom shall submit spreadsheet(s) identifying all of the Embedded Base of circuits to be either disconnected or converted to other BellSouth services as Conversions pursuant to Section 1.6 above. The Parties shall negotiate a project schedule for the Conversion of the Embedded Base.

2.8.4.7.1	If DeltaCom fails to submit the spreadsheet(s) specified in Section 2.8.4.7 above for all of its Embedded Base prior to June 10, 2006 or by some other mutually agreed upon date, BellSouth will identify DeltaCom’s remaining Embedded Base, if any, and will transition such circuits to the equivalent tariffed BellSouth service(s) effective September 10, 2006. Those circuits identified and transitioned by BellSouth pursuant to this Section 2.8.4.7.1 shall be subject to the applicable switch-as-is charges as set forth in this Agreement and, only where physical rearrangements are required, the full nonrecurring charges for installation of such BellSouth services as set forth in BellSouth’s tariffs to such circuits.

2.8.4.7.2	For Embedded Base circuits converted pursuant to Section 2.8.4.7 above or transitioned pursuant to Section 2.8.4.7.1 above, the applicable recurring tariff charge shall apply to each circuit as of September 11, 2006.

2.8.4.7.3	To the extent that DeltaCom no longer desires to provide a particular service, it must notify BellSouth of its intent to discontinue and the parties must coordinate the disconnect to take place prior the conclusion of the applicable transition period. DeltaCom must also adhere to Commission Rule R17-2(q) regarding the discontinuance of service to customers.

2.9	Loop Makeup

2.9.1	Description of Service

2.9.1.1	BellSouth shall make available to DeltaCom LMU information with respect to Loops that are required to be unbundled under this Agreement so that DeltaCom can make an independent judgment about whether the Loop is capable of supporting the advanced services equipment DeltaCom intends to install and the services DeltaCom wishes to provide. LMU is a preordering transaction, distinct from DeltaCom ordering any other service(s). Loop Makeup Service Inquiries (LMUSI) and mechanized LMU queries for preordering LMU are likewise unique from other preordering functions with associated SIs as described in this Agreement.

2.9.1.2	BellSouth will provide DeltaCom LMU information consisting of the composition of the Loop material (copper/fiber); the existence, location and type of equipment on the Loop, including but not limited to digital loop carrier or other remote concentration devices, feeder/distribution interfaces, bridged taps, load coils, pair-gain devices; the Loop length; the wire gauge and electrical parameters.

Attachment 2

Exhibit 1-Form

2.9.1.3	BellSouth’s LMU information is provided to DeltaCom as it exists either in BellSouth’s databases or in its hard copy facility records. BellSouth does not guarantee accuracy or reliability of the LMU information provided.

2.9.1.4	BellSouth’s provisioning of LMU information to the requesting CLEC for facilities is contingent upon either BellSouth or the requesting CLEC controlling the Loop(s) that serve the service location for which LMU information has been requested by the CLEC. The requesting CLEC is not authorized to receive LMU information on a facility used or controlled by another CLEC unless BellSouth receives a LOA from the voice CLEC (owner) or its authorized agent on the LMUSI submitted by the requesting CLEC.

2.9.1.5	DeltaCom may choose to use equipment that it deems will enable it to provide a certain type and level of service over a particular BellSouth Loop as long as that equipment does not disrupt other services on the BellSouth network. The determination shall be made solely by DeltaCom and BellSouth shall not be liable in any way for the performance of the advanced data services provisioned over said Loop. The specific Loop type (e.g., ADSL, HDSL, or otherwise) ordered on the LSR must match the LMU of the Loop reserved taking into consideration any requisite line conditioning. The LMU data is provided for informational purposes only and does not guarantee DeltaCom’s ability to provide advanced data services over the ordered Loop type. Furthermore, the LMU information for Loops other than copper-only Loops (e.g., ADSL, UCL-ND, etc.) that support xDSL services, is subject to change at any time due to modifications and/or upgrades to BellSouth’s network. Except as set forth in Section 2.9.1.6 below, copper-only Loops will not be subject to change due to modification and/or upgrades to BellSouth’s network and will remain on copper facilities until the Loop is disconnected by DeltaCom or the End User, or until BellSouth retires the copper facilities via the FCC’s and any applicable Commission’s requirements. DeltaCom is fully responsible for any of its service configurations that may differ from BellSouth’s technical standard for the Loop type ordered.

2.9.1.6	If BellSouth retires its copper facilities using 47 C.F.R § 51.325(a) requirements; or is required by a governmental agency or regulatory body to move or replace copper facilities as a maintenance procedure, BellSouth will notify DeltaCom, according to the applicable network disclosure requirements. It will be DeltaCom’s responsibility to move any service it may provide over such facilities to alternative facilities. If DeltaCom fails to move the service to alternative facilities by the date in the network disclosure notice, BellSouth may terminate the service to complete the network change.

Attachment 2

Exhibit 1-Form

2.9.2	Submitting LMUSI

2.9.2.1	DeltaCom may obtain LMU information and reserve facilities by submitting a mechanized LMU query or a manual LMUSI according to the terms and conditions as described in the LMU CLEC Information Package, incorporated herein by reference as it may be amended from time to time. The CLEC Information Package is located at the “CLEC UNE Product” on the BellSouth Interconnection Web site: www.interconnection.bellsouth.com/guides/html/unes.html. After obtaining the Loop information from the mechanized LMU process, if DeltaCom needs further Loop information in order to determine Loop service capability, DeltaCom may initiate a separate Manual SI for a separate nonrecurring charge as set forth in Exhibit A.

2.9.2.2	All LSRs issued for reserved facilities shall reference the facility reservation number as provided by BellSouth. DeltaCom will not be billed any additional LMU charges for the Loop ordered on such LSR. If, however, DeltaCom does not reserve facilities upon an initial LMUSI, DeltaCom’s placement of an order for an advanced data service type facility will incur the appropriate billing charges to include SI and reservation per Exhibit A.

2.9.2.3	Where DeltaCom has reserved multiple Loop facilities on a single reservation, DeltaCom may not specify which facility shall be provisioned when submitting the LSR. For those occasions, BellSouth will assign to DeltaCom, subject to availability, a facility that meets the BellSouth technical standards of the BellSouth type Loop as ordered by DeltaCom.

2.9.2.4	Charges for preordering manual LMUSI or mechanized LMU are separate from any charges associated with ordering other services from BellSouth.

3	Line Splitting

3.1	Line splitting shall mean that a provider of data services (a Data LEC) and a provider of voice services (a Voice CLEC) to deliver voice and data service to End Users over the same Loop. The Voice CLEC and Data LEC may be the same or different carriers.

3.2	Line Splitting – UNE-L. In the event DeltaCom provides its own switching or obtains switching from a third party, DeltaCom may engage in line splitting arrangements with another CLEC using a splitter, provided by DeltaCom, in a Collocation Space at the central office where the loop terminates into a distribution frame or its equivalent.

3.3	Line Splitting – Loop and Port

3.3.1	To the extent DeltaCom is using a commingled arrangement that consists of an unbundled Loop purchased pursuant to this Agreement and

Attachment 2

Exhibit 1-Form

local switching provided by BellSouth pursuant to Section 271 outside of this Agreement, BellSouth will allow DeltaCom to utilize Line Splitting. BellSouth shall charge the rates previously approved by the North Carolina Utilities Commission as set forth in Exhibit A of Attachment 2 in the Agreement.

3.3.2	DeltaCom shall provide BellSouth with a signed LOA between it and the third party CLEC (Data LEC or Voice CLEC) with which it desires to provision Line Splitting services, where DeltaCom will not provide voice and data services.

3.3.3	The Data LEC, Voice CLEC, a third party or BellSouth may provide the splitter, if line splitting is provided with a commingled loop and port. BellSouth will not provide the splitter for line splitting with a UNE-L. However, BellSouth is not obligated to provide CLPs with access to BellSouth-owned splitters. When DeltaCom or its authorized agent owns the splitter, Line Splitting requires the following: a non-designed analog Loop from the serving wire center to the NID at the End User’s location; a collocation cross-connection connecting the Loop to the collocation space; a second collocation cross-connection from the collocation space connected to a voice port; the high frequency spectrum line activation, and a splitter. When BellSouth owns the splitter, Line Splitting requires the following; a non-designed analog Loop from the serving wire center to the NID at the End User’s location with CFA and splitter port assignments, and a collocation cross-connection from the collocation space connected to a voice port.

3.3.4	An unloaded 2-wire copper Loop must serve the End User. The meet point for the Voice CLEC and the Data LEC is the point of termination on the MDF for the Data LEC’s cable and pairs.

3.3.5	The foregoing procedures are applicable to migration from a UNE-P arrangement to Line Splitting Service, including a Line splitting service that includes a commingled arrangement of Loop and unbundled local switching pursuant to Section 271.

3.4	Provisioning Line Splitting and Splitter Space – UNE-L

3.4.1	The Voice CLEC provides the splitter when providing Line Splitting with UNE-L. When DeltaCom owns the splitter, Line Splitting requires the following: a loop from NID at the End User’s location to the serving wire center and terminating into a distribution frame or its equivalent.

3.5	CLEC Provided Splitter – Line Splitting

3.5.1	To order High Frequency Spectrum on a particular Loop, DeltaCom must have a DSLAM collocated in the central office that serves the End User of such Loop.

Attachment 2

Exhibit 1-Form

3.5.2	DeltaCom may purchase, install and maintain central office POTS splitters in its collocation arrangements. DeltaCom may use such splitters for access to its customers and to provide digital line subscriber services to its customers using the High Frequency Spectrum. Existing Collocation rules and procedures and the terms and conditions relating to Collocation set forth in Attachment 4-Central Office shall apply.

3.5.3	Any splitters installed by DeltaCom in its collocation arrangement shall comply with ANSI T1.413, Annex E, or any future ANSI splitter Standards. DeltaCom may install any splitters that BellSouth deploys or permits to be deployed for itself or any BellSouth affiliate.

3.6	Maintenance – Line Splitting

3.6.1	BellSouth will be responsible for repairing voice troubles and the troubles with the physical loop between the NID at the End User’s premises and the termination point.

3.6.2	BellSouth must make all necessary network modifications, including providing nondiscriminatory access to operations support systems necessary for pre-ordering, ordering, provisioning, maintenance and repair, and billing for loops used in line splitting arrangements.

3.6.3	Indemnity

3.6.3.1	DeltaCom shall indemnify, defend and hold harmless BellSouth from and against any claims, losses, damages and costs which arise out of actions related to the other service provider, except to the extent caused by BellSouth’s gross negligence or willful misconduct.

4	Unbundled Network Element Combinations

4.1	For purposes of this Section, references to “Currently Combined” Network Elements shall mean that the particular Network Elements requested by DeltaCom are in fact already combined by BellSouth in the BellSouth network. References to “Ordinarily Combined” Network Elements shall mean that the particular Network Elements requested by DeltaCom are not already combined by BellSouth in the location requested by DeltaCom but are elements that are typically combined in BellSouth’s network. References to “Not Typically Combined” Network Elements shall mean that the particular Network Elements requested by DeltaCom are not elements that BellSouth combines for its use in its network.

4.1.1

Except as otherwise set forth in this Agreement, upon request, BellSouth shall perform the functions necessary to combine Network Elements that BellSouth is required to provide under this Agreement in any manner, even if those elements

Attachment 2

Exhibit 1-Form

are not ordinarily combined in BellSouth’s network, provided that such Combination is technically feasible and will not undermine the ability of other carriers to obtain access to Network Elements or to interconnect with BellSouth’s network.

4.1.2	To the extent DeltaCom requests a Combination for which BellSouth does not have methods and procedures in place to provide such Combination, rates and/or methods or procedures for such Combination will be developed pursuant to the BFR process.

4.2	Rates

4.2.1	The rates for the Currently Combined Network Elements specifically set forth in Exhibit A shall be the rates associated with such Combinations. Where a Currently Combined Combination is not specifically set forth in Exhibit A, the rate for such Currently Combined Combination shall be the sum of the recurring rates for those individual Network Elements as set forth in Exhibit A and/or Exhibit B in addition to the applicable nonrecurring switch-as-is charge set forth in Exhibit A.

4.2.2	The rates for the Ordinarily Combined Network Elements specifically set forth in Exhibit A shall be the nonrecurring and recurring charges for those Combinations. Where an Ordinarily Combined Combination is not specifically set forth in Exhibit A, the rate for such Ordinarily Combined Combination shall be the sum of the recurring rates for those individual Network Elements as set forth in Exhibit A and/or Exhibit B and nonrecurring rates for those individual Network Elements as set forth in Exhibit A.

4.2.3	The rates for Not Typically Combined Combinations shall be developed pursuant to the BFR process upon request of DeltaCom.

4.3	Enhanced Extended Links (EELs)

4.3.1	EELs are combinations of Loops and Dedicated Transport as defined in this Attachment, together with any facilities, equipment, or functions necessary to combine those Network Elements. BellSouth shall provide DeltaCom with EELs where the underlying Network Element are available and are required to be provided pursuant to this Agreement and in all instances where the requesting carrier meets the eligibility requirements, if applicable.

4.3.2	High-capacity EELs are (1) combinations of Loop and Dedicated Transport, (2) Dedicated Transport commingled with a wholesale loop, or (3) a loop commingled with wholesale transport at the DS1 and/or DS3 level as described in 47 C.F.R. § 51.318(b).

Attachment 2

Exhibit 1-Form

4.3.3	By placing an order for a high-capacity EEL, DeltaCom thereby certifies that the service eligibility criteria set forth herein are met for access to a converted high-capacity EEL, a new high-capacity EEL, or part of a high-capacity commingled EEL as a UNE. BellSouth shall have the right to audit DeltaCom’s high-capacity EELs as specified below.

4.4	EELs Audit Provisions

4.4.1	BellSouth may, on an annual basis, audit DeltaCom’s records in order to verify compliance with the high capacity EEL eligibility criteria. To invoke its limited right to audit, BellSouth will send a Notice of Audit to DeltaCom stating its cause for concern that DeltaCom is not complying with the service eligibility requirements as set forth above and a concise statement of the reasons therefore. Such Notice of Audit will be delivered to DeltaCom no less than forty-five (45) calendar days prior to the date upon which BellSouth seeks to commence an audit. BellSouth is not required to provide documentation, as distinct from a statement of concern, to support its basis for an audit, or seek the concurrence of the requesting carrier before selecting the location of the audit.

4.4.2	The audit shall be conducted by a third party independent auditor, retained and paid for by BellSouth. BellSouth may select the independent auditor without the prior approval of DeltaCom or the Commission. Challenges to the independence of the auditor may be filed with the Commission only after the audit has been concluded. The audit must be performed in accordance with the standards established by the American Institute for Certified Public Accountants (AICPA) which will require the auditor to issue an opinion regarding DeltaCom’s compliance with the high capacity EEL eligibility criteria. AICPA standards and other AICPA requirements will be used to determine the independence of an auditor. Because The concept of materiality governs this audit; the independent auditor’s report will conclude whether DeltaCom complied in all material respects with the applicable service eligibility criteria. Consistent with standard auditing practices, such audits require compliance testing designed by the independent auditor.

4.4.3	To the extent the independent auditor’s report concludes that DeltaCom failed to comply with the service eligibility criteria, DeltaCom must true-up any difference in payments, convert all noncompliant circuits to the appropriate service, and make the correct payments on a going-forward basis.

4.4.4

To the extent the independent auditor’s report concludes that DeltaCom failed to comply in all material respects with the service eligibility criteria, DeltaCom shall reimburse BellSouth for the cost of the independent auditor. To the extent the independent auditor’s report concludes that DeltaCom did comply in all material

Attachment 2

Exhibit 1-Form

respects with the service eligibility criteria, BellSouth will reimburse DeltaCom for its reasonable and demonstrable costs associated with the audit. DeltaCom will maintain appropriate documentation to support its certifications.

4.4.5	Service Eligibility Criteria

4.4.5.1	High capacity EELs must comply with the following service eligibility requirements. DeltaCom must certify for each high-capacity EEL that all of the following service eligibility criteria are met:

4.4.5.1.1	DeltaCom has received state certification to provide local voice service in the area being served;

4.4.5.2	For each combined circuit, including each DS1 circuit, each DS1 EEL, and each DS1-equivalent circuit on a DS3 EEL:

4.4.5.2.1	1) Each circuit to be provided to each End User will be assigned a local number prior to the provision of service over that circuit;

4.4.5.2.2	2) Each DS1-equivalent circuit on a DS3 EEL must have its own local number assignment so that each DS3 must have at least twenty-eight (28) local voice numbers assigned to it;

4.4.5.2.3	3) Each circuit to be provided to each End User will have 911 or E911 capability prior to provision of service over that circuit;

4.4.5.2.4	4) Each circuit to be provided to each End User will terminate in a collocation arrangement that meets the requirements of 47 C.F.R. § 51.318(c);

4.4.5.2.5	5) Each circuit to be provided to each End User will be served by an interconnection trunk over which DeltaCom will transmit the calling party’s number in connection with calls exchanged over the trunk;

4.4.5.2.6	6) For each twenty-four (24) DS1 EELs or other facilities having equivalent capacity, DeltaCom will have at least one (1) active DS1 local service interconnection trunk over which DeltaCom will transmit the calling party’s number in connection with calls exchanged over the trunk; and

4.4.5.2.7	7) Each circuit to be provided to each End User will be served by a switch capable of switching local voice traffic.

4.4.5.3

Notwithstanding the foregoing, if as of the Effective Date of this Agreement, DeltaCom has in place high-capacity EELs that do not comply with the Service Eligibility Criteria set forth herein, and that will not be rearranged pursuant to Section 4.5.5 below, DeltaCom shall identify such EELs and submit orders to

Attachment 2

Exhibit 1-Form

either disconnect such EELs or convert such EELs within sixty (60) days of the Effective Date. If as of the Effective Date DeltaCom has in place high-capacity EELs that do not comply with the Service Eligibility Criteria but that will be rearranged pursuant to Section 4.5.5 below, DeltaCom shall have 60 days from the placement of such rearrangement orders to rearrange such non-compliant EELs, so long as the orders are placed within 30 days of the date BellSouth makes available to DeltaCom the process and procedures to place such rearrangement orders. To the extent any non-compliant EELs remain in place after the time periods set forth in this Section, BellSouth shall have the right to take such action as set forth in Section 4.3.4.3 above.

4.4.5.4	In the event DeltaCom converts special access services to UNEs, DeltaCom shall be subject to the termination liability provisions in the applicable special access tariffs, if any.

4.5.5	EEL to DS1 Loop Rearrangements

4.5.5.1	DeltaCom may submit orders to disconnect an EEL circuit, including the Dedicated Transport portion of the EEL, and reconnect the Loop in a collocation space in the End User Serving Wire Center (“EEL to DS1 Rearrangement”). The non-recurring charge (NRC) for each EEL to DS1 Loop Rearrangement shall be $128 per DS1 Loop per LSR for the initial EEL to DS1 Rearrangement, and $77 per DS1 Loop per LSR for each additional EEL to DS1 Rearrangement. OSS charges, and EEL Disconnect non-recurring charges, as set forth in Exhibit A hereto, and Cross Connect non-recurring charges, as set forth in Attachment 4 to this Agreement, are applicable in addition to the EEL to DS1 Rearrangement non-recurring charges set forth herein.

4.5.5.2	BellSouth shall make available processes and procedures to implement EEL to DS1 Rearrangements by the later of the Effective Date or November 15, 2005. BellSouth will use best efforts to complete such orders within a thirty (30) day interval, depending upon workload and receipt of correct ordering information from DeltaCom via spreadsheets. BellSouth shall provide project management support for EEL to DS1 Rearrangements.

4.5.6	Commingled EELs

4.5.6.1	Notwithstanding anything in this Agreement to the contrary, DeltaCom may, at its option, purchase high-capacity commingled EELs terminating to the 25 identified BellSouth/DeltaCom points of interconnection on DeltaCom’s network, as forth in Exhibit C to this Attachment (“Existing POIs”). The final portion of the EEL circuit that terminates in the Existing POI must be a BellSouth special access circuit and cannot be purchased as Dedicated Transport pursuant to this Agreement.

Attachment 2

Exhibit 1-Form

4.5.6.2	BellSouth is not required to locate switching equipment at the Existing POIs, and to the extent that BellSouth does not locate switching equipment at an Existing POI, BellSouth shall not provide Dedicated Transport as a Network Element to such existing POI. No other carrier shall have access to the Existing POIs to obtain Network Elements or commingled EELs.

4.5.6.3	BellSouth may place equipment at the Existing POIs, or may maintain at such Existing POIs equipment previously placed consistent with Attachment 3 of this Agreement. BellSouth shall not be responsible to DeltaCom for any collocation or other charges for any such equipment placed at the Existing POIs.

5	Dedicated Transport and Dark Fiber Transport

5.1	Dedicated Transport. Dedicated Transport is defined as BellSouth’s transmission facilities between wire centers or switches owned by BellSouth, or between wire centers or switches owned by BellSouth and switches owned by DeltaCom, including but not limited to DS1, DS3 and OCn level services, as well as dark fiber, dedicated to DeltaCom. BellSouth shall not be required to provide access to OCn level Dedicated Transport under any circumstances pursuant to this Agreement. In addition, except as set forth in Section 5.2 below, BellSouth shall not be required to provide to DeltaCom unbundled access to interoffice transmission facilities that do not connect a pair of wire centers or switches owned by BellSouth (“Entrance Facilities”).

5.2	Transition for DS1 and DS3 Dedicated Transport Including DS1 and DS3 Entrance Facilities

5.2.1	For purposes of this Section 5.2, the Transition Period for the Embedded Base of DS1 and DS3 Dedicated Transport, Embedded Base Entrance Facilities and for Excess DS1 and DS3 Dedicated Transport, is the twelve (12) month period beginning March 11, 2005 and ending March 10, 2006.

5.2.2	For purposes of this Section 5.2, Embedded Base means DS1 and DS3 Dedicated Transport that were in service for DeltaCom as of March 10, 2005 in those wire centers that, as of such date, met the criteria set forth in Sections 5.2.6.1 or 5.2.6.2 below. Subsequent disconnects or loss of End Users shall be removed from the Embedded Base.

5.2.3	For purposes of this Section 5, Embedded Base Entrance Facilities means Entrance Facilities that were in service for DeltaCom as of March 10, 2005. Subsequent disconnects or loss of customers shall be removed from the Embedded Base.

Attachment 2

Exhibit 1-Form

5.2.3.1	DeltaCom may obtain a maximum of ten (10) unbundled DS1 dedicated transport circuits on each route where DS1 dedicated transport is available on an unbundled basis or may obtain a maximum of twelve (12) unbundled DS3 dedicated transport circuits on each route where DS3 dedicated transport is available on an unbundled basis.

5.2.4	For purposes of this Section 5, Excess DS1 and DS3 Dedicated Transport means those DeltaCom DS1 and DS3 Dedicated Transport facilities in service as of March 10, 2005, in excess of the caps set forth in Section 5.6 below. Subsequent disconnects and loss of End Users shall be removed from Excess DS1 and DS3 Loops.

5.2.5	For purposes of this Section 5.2, a Business Line is as defined in 47 C.F.R. § 51.5.

5.2.6	For purposes of this Section 5.2, a fiber-based collocator is defined in 47 C.F.R. § 51.5.

5.2.7	A Building is defined as a permanent physical structure including, but not limited to, a structure in which people reside, or conduct business or work on a daily basis and through which there is one centralized point of entry in the structure through which all telecommunications services must transit. As an example only, a high rise office building with a general telecommunications equipment room through which all telecommunications services to that building’s tenants must pass would be a single “building for purposes of this Attachment 2. Two or more physical areas served by a individual points of entry through which telecommunications services must transit will be considered separate buildings. For instance, a strip mall with individual businesses obtaining telecommunications services from different access points on the building(s) will be considered individual buildings, even though they might share common walls.

5.2.8	A route is defined as a transmission path between one of BellSouth’s wire centers or switches and another of BellSouth’s wire centers or switches. A route between two (2) points may pass through one or more intermediate wire centers or switches. Transmission paths between identical end points are the same “route”, irrespective of whether they pass through the same intermediate wire centers or switches, if any. For the purposes of determining routes wire centers include non-BellSouth locations where BellSouth has reverse collocated switches with line side functionality that terminate Loops.

5.2.9	Notwithstanding anything to the contrary in this Agreement, BellSouth shall make available Dedicated Transport as described in this Section 5.2 only for DeltaCom’s Embedded Base during the Transition Period:

5.2.9.1	DS1 Dedicated Transport where both wire centers at the end points of the route contain 38,000 or more Business Lines or four (4) or more fiber-based collocators.

Attachment 2

Exhibit 1-Form

5.2.9.2	DS3 Dedicated Transport where both wire centers at the end points of the route contain 24,000 or more Business Lines or three (3) or more fiber-based collocators.

5.2.9.3	This section left blank intentially by the Parties.

5.2.9.4	Notwithstanding anything to the contrary in this Agreement, BellSouth shall make available Entrance Facilities only for DeltaCom’s Embedded Base Entrance Facilities and only during the Transition Period.

5.2.9.5	Transition Period Pricing. From March 11, 2005, through the completion of the Transition Period, BellSouth shall charge a rate for DeltaCom’s Embedded Base of DS1 and DS3 Dedicated Transport and for DeltaCom’s Excess DS1 and DS3 Dedicated Transport, as described in this Section 5.2, equal to the higher of:

5.2.9.5.1	115% of the rate paid for that element on June 15, 2004; or

5.2.9.5.2	115% of a new rate the Commission establishes, if any, between June 16, 2004 and March 11, 2005.

5.2.9.5.3	These rates shall be as set forth in Exhibit A to Attachment 2 of the Agreement and this Section 5.2.9.

5.2.9.5.4	From March 11, 2005, through the completion of the Transition Period, BellSouth shall charge a rate for DeltaCom’s Embedded Base Entrance Facilities as set forth in Exhibit A to Attachment 2 of the Agreement and this Section 5.2.9.

5.2.9.6	The Transition Period shall apply only to (1) DeltaCom’s Embedded Base and Embedded Base Entrance Facilities; and (2) DeltaCom’s Excess DS1 and DS3 Dedicated Transport. DeltaCom shall not add new Entrance Facilities pursuant to this Agreement. Further, DeltaCom shall not add new DS1 or DS3 Dedicated Transport as described in this Section 5.2 pursuant to this Agreement, except pursuant to the self-certification process as set forth in Section 1.9 above and as set forth in Section 5.2.9.9 below.

5.2.9.7	Once a wire center exceeds either of the thresholds set forth in Section 5.2.6.1 above, no future DS1 Dedicated Transport unbundling will be required in that wire center.

5.2.9.8	Once a wire center exceeds either of the thresholds set forth in Section 5.2.6.2 above, no future DS3 Dedicated Transport will be required in that wire center.

5.2.9.9	No later than December 9, 2005 DeltaCom shall submit spreadsheet(s) identifying all of the Embedded Base of circuits, Embedded Base Entrance Facilities, and

Attachment 2

Exhibit 1-Form

Excess DS1 and DS3 Dedicated Transport to be either disconnected or converted pursuant to Section 1.6 above. The Parties shall negotiate a project schedule for the Conversion of the Embedded Base, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport. For circuits for which DeltaCom requests Conversion to tariffed wholesale services, BellSouth will not complete the Conversion until March 11, 2006, or later, and BellSouth will continue to bill DeltaCom at the transitional rates set forth in Section 5.2.6.5 until the circuit is converted to the tariffed wholesale service, which will occur on March 11, 2006, or later.

5.2.9.9.1	If DeltaCom fails to submit the spreadsheet(s) specified in Section 5.2.6.9 above for all of its Embedded Base, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport by February 10, 2006, BellSouth will identify DeltaCom’s remaining Embedded Base, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport, if any, and will transition such circuits to the equivalent tariffed BellSouth service(s). Those circuits identified and transitioned by BellSouth pursuant to this Section 5.2.6.9.1 shall be subject to all applicable disconnect charges as set forth in this Agreement and the full nonrecurring charges for installation of the equivalent tariffed BellSouth service as set forth in BellSouth’s tariffs.

5.2.9.9.2	For Embedded Base circuits, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport converted pursuant to Section 5.2.6.9 above or transitioned pursuant to Section 5.2.6.9.1 above, the applicable recurring tariff charge shall apply to each circuit as of March 11, 2006.

5.2.9.9.3	To the extent that DeltaCom no longer desires to provide a particular service, it must notify BellSouth of its intent to discontinue and the parties must coordinate the disconnect to take place prior the conclusion of the applicable transition period. DeltaCom must also adhere to Commission Rule R17-2(q) regarding the discontinuance of service to customers.

5.2.9.10	Modifications and Updates to the Wire Center List and Subsequent Transition Periods for DS1 and/or DS3 Transport

5.2.9.10.1	In the event BellSouth identifies additional wire centers that meet the criteria set forth in Sections 5.2.6.1 or 5.2.6.2 above, but that were not included in the Initial Wire Center List, BellSouth shall include such additional wire centers in carrier notification letter (CNL). Each such list of additional wire centers shall be considered a Subsequent Wire Center List.

5.2.9.10.2	DeltaCom shall have thirty (30) business days to dispute the additional wire centers listed on BellSouth’s CNL as set forth in the General Terms and Conditions. Absent such dispute, effective thirty (30) business days after the date of a BellSouth CNL providing a Subsequent Wire Center List, BellSouth shall not be required to provide DS1 and DS3 Dedicated Transport, as applicable, in such additional wire center(s).

Attachment 2

Exhibit 1-Form

5.2.9.10.3

For purposes of Section 5.2.6.10 above, BellSouth shall make available DS1 and DS3 Dedicated Transport that was in service for DeltaCom in a wire center on the Subsequent Wire Center List as of the thirtieth (30th) business day after the date of BellSouth’s CNL identifying the Subsequent Wire Center List (Subsequent Embedded Base) until one-hundred and fifty (150) days after the thirtieth (30th) business day from the date of BellSouth’s CNL identifying the Subsequent Wire Center List (Subsequent Transition Period).

5.2.9.10.4	Subsequent disconnects or loss of End Users shall be removed from the Subsequent Embedded Base.

5.2.9.10.5	The rates set forth in Exhibit B shall apply to the Subsequent Embedded Base during the Subsequent Transition Period.

5.2.9.10.6	No later than forty (40) days from BellSouth’s CNL identifying the Subsequent Wire Center List DeltaCom shall submit a spreadsheet(s) identifying the Subsequent Embedded Base of circuits to be disconnected or converted to other BellSouth services. The Parties shall negotiate a project schedule for the Conversion of the Subsequent Embedded Base.

5.2.9.10.6.1	If DeltaCom fails to submit the spreadsheet(s) specified in Section 5.2.6.10.6 above for all of its Subsequent Embedded Base within forty (40) days after the date of BellSouth’s CNL identifying the Subsequent Wire Center List, BellSouth will identify DeltaCom’s remaining Subsequent Embedded Base, if any, and will transition such circuits to the equivalent tariffed BellSouth service(s). Those circuits identified and transitioned by BellSouth pursuant to this Section 5.2.9.10.6.1 shall be subject to the applicable switch-as-is charges as set forth in this Agreement and, only where physical rearrangements are necessary, the full nonrecurring charges for installation of such BellSouth services as set forth in BellSouth’s tariffs shall apply to such circuits.

5.2.9.10.7	For Subsequent Embedded Base circuits converted pursuant to Section 5.2.6.10.6 above or transitioned pursuant to Section 5.2.6.10.6.1 above, the applicable recurring tariff charges shall apply as of the earlier of the date each circuit is converted or transitioned, as applicable, or the first day after the end of the Subsequent Transition Period.

5.3	BellSouth shall:

5.3.1	Provide DeltaCom exclusive use of Dedicated Transport to a particular customer or carrier;

Attachment 2

Exhibit 1-Form

5.3.2	Provide all technically feasible features, functions, and capabilities of Dedicated Transport as outlined within the technical requirements of this section;

5.3.3	Permit, to the extent technically feasible, DeltaCom to connect Dedicated Transport to equipment designated by DeltaCom, including but not limited to, DeltaCom’s collocated facilities; and

5.3.4	Permit, to the extent technically feasible, DeltaCom to obtain the functionality provided by BellSouth’s digital cross-connect systems.

5.4	BellSouth shall offer Dedicated Transport:

5.4.1	As capacity on a shared facility; and

5.4.2	As a circuit (i.e., DS0, DS1, DS3, STS-1) dedicated to DeltaCom.

5.5	Dedicated Transport may be provided over facilities such as optical fiber, copper twisted pair, and coaxial cable, and shall include transmission equipment such as line terminating equipment, amplifiers, and regenerators.

5.6	DeltaCom may obtain a maximum of (10) unbundled DS1 Dedicated Transport circuits, or their equivalent, on each route where DS3 Dedicated Transport is not available as a Network Element. DeltaCom may obtain a maximum of twelve (12) unbundled DS3 Dedicated Transport circuits, or their equivalent, on each route where DS3 Dedicated Transport is available as a Network Element. A route is defined as a transmission path between one (1) of BellSouth’s wire centers or switches and another of BellSouth’s wire centers or switches. A route between two (2) points may pass through one (1) or more intermediate wire centers or switches. Transmission paths between identical end points are the same “route”, irrespective of whether they pass through the same intermediate wire centers or switches, if any.

5.7	Technical Requirements

5.7.1	BellSouth shall offer DS0 equivalent interface transmission rates for DS0 or voice grade Dedicated Transport. For DS1 or DS3 circuits, Dedicated Transport shall at a minimum meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office (CI to CO) connections in the applicable industry standards.

5.7.2	BellSouth shall offer the following interface transmission rates for Dedicated Transport:

5.7.2.1	DS0 Equivalent;

5.7.2.2	DS1;

Attachment 2

Exhibit 1-Form

5.7.2.3	DS3;

5.7.2.4	STS-1; and

5.7.2.5	SDH (Synchronous Digital Hierarchy) Standard interface rates are in accordance with International Telecommunications Union (ITU) Recommendation G.707 and Plesiochronous Digital Hierarchy (PDH) rates per ITU Recommendation G.704.

5.7.3	BellSouth shall design Dedicated Transport according to its network infrastructure. DeltaCom shall specify the termination points for Dedicated Transport.

5.7.4	At a minimum, Dedicated Transport shall meet each of the requirements set forth in the applicable industry technical references and BellSouth Technical References;

5.7.4.1	Telcordia TR-TSY-000191 Alarm Indication Signals Requirements and Objectives, Issue 1, May 1986.

5.7.4.2	BellSouth’s TR 73501 LightGate® Service Interface and Performance Specifications, Issue D, June 1995.

5.7.4.3	BellSouth’s TR 73525 MegaLink® Service, MegaLink Channel Service and MegaLink Plus Service Interface and Performance Specifications, Issue C, May 1996.

5.8	Unbundled Channelization (Multiplexing)

5.8.1	To the extent DeltaCom is purchasing DS1 or DS3 or STS-1 Dedicated Transport pursuant to this Agreement, Unbundled Channelization (UC) provides the optional multiplexing capability that will allow a DS1 (1.544 Mbps) or DS3 (44.736 Mbps) or STS-1 (51.84 Mbps) Network Elements to be multiplexed or channelized at a BellSouth central office. Channelization can be accomplished through the use of a multiplexer or a digital cross-connect system at the discretion of BellSouth. Once UC has been installed, DeltaCom may request channel activation on a channelized facility and BellSouth shall connect the requested facilities via COCIs. The COCI must be compatible with the lower capacity facility and ordered with the lower capacity facility. This service is available as defined in NECA 4.

5.8.2	BellSouth shall make available the following channelization systems and interfaces:

5.8.2.1	DS1 Channelization System: channelizes a DS1 signal into a maximum of twenty-four (24) DS0s. The following COCI are available: Voice Grade, Digital Data and ISDN.

Attachment 2

Exhibit 1-Form

5.8.2.2	DS3 Channelization System: channelizes a DS3 signal into a maximum of twenty-eight (28) DS1s. A DS1 COCI is available with this system.

5.8.2.3	STS-1 Channelization System: channelizes a STS-1 signal into a maximum of twenty-eight (28) DS1s. A DS1 COCI is available with this system.

5.8.3	Technical Requirements. In order to assure proper operation with BellSouth provided central office multiplexing functionality, DeltaCom’s channelization equipment must adhere strictly to form and protocol standards. DeltaCom must also adhere to such applicable industry standards for the multiplex channel bank, for voice frequency encoding, for various signaling schemes, and for sub rate digital access.

5.9	Dark Fiber Transport. Dark Fiber Transport is defined as Dedicated Transport that consists of unactivated optical interoffice transmission facilities without attached signal regeneration, multiplexing, aggregation or other electronics. Except as set forth in Section 5.9.1 below, BellSouth shall not be required to provide access to Dark Fiber Transport Entrance Facilities pursuant to this Agreement.

5.9.1	Transition for Dark Fiber Transport and Dark Fiber Transport Entrance Facilities

5.9.1.1	For purposes of this Section 5.9, the Transition Period for the Embedded Base of Dark Fiber Transport is the eighteen (18) month period beginning March 11, 2005 and ending September 10, 2006.

5.9.1.2	For purposes of this Section 5.9, Embedded Base means Dark Fiber Transport that was in service for DeltaCom as of March 10, 2005 in those wire centers that, as of such date, met the criteria set forth in 5.9.1.4.1 below. Subsequent disconnects or loss of End Users shall be removed from the Embedded Base.

5.9.1.3	For purposes of this Section 5.9, a Business Line is as defined in 47 C.F.R. § 51.5.

5.9.1.4	Notwithstanding anything to the contrary in this Agreement, BellSouth shall make available Dark Fiber Transport as described in this Section 5.9 only for DeltaCom’s Embedded Base during the Transition Period:

5.9.1.4.1	Dark Fiber Transport where both wire centers at the end points of the route contain twenty-four thousand (24,000) or more Business Lines or three (3) or more fiber-based collocators.

5.9.1.5	This section left blank intentially by the Parties.

Attachment 2

Exhibit 1-Form

5.9.1.6	Transition Period Pricing. From March 11, 2005, through the completion of the Transition Period, BellSouth shall charge a rate for DeltaCom’s Embedded Base and Excess of Dark Fiber Transport and Embedded Base Dark Fiber Transport Entrance Facilities shall be equal to the higher of:

5.9.1.6.1	115% of the rate paid for that element on June 15, 2004; or

5.9.1.6.2	115% of a new rate the Commission establishes, if any, between June 16, 2004 and March 11, 2005.

5.9.1.6.3	These rates shall be as set forth in Exhibit B Attachment 2 of the Agreement and this Section 5.9.1.

5.9.1.7	The Transition Period shall apply only to DeltaCom’s Embedded Base of Dark Fiber Transport and Dark Fiber Entrance Facilities. DeltaCom shall not add new Dark Fiber Transport as described in this Section 5.9 except pursuant to the self-certification process as set forth in Section 1.9 above and as set forth in Section 5.9.1.10 below. Further, DeltaCom shall not add new Dark Fiber Entrance Facilities pursuant to this Agreement.

5.9.1.8	Once a wire center exceeds either of the thresholds set forth in this Section 5.9.1.4 above, no future Dark Fiber Transport unbundling will be required in that wire center.

5.9.1.9	No later than June 10, 2006 DeltaCom shall submit spreadsheet(s) identifying all of the Embedded Base of Dark Fiber Transport and Dark Fiber Entrance Facilities to be either disconnected or converted to other BellSouth services as Conversions pursuant to Section 1.6 above. The Parties shall negotiate a project schedule for the Conversion of the Embedded Base.

5.9.1.9.1	If DeltaCom fails to submit the spreadsheet(s) specified in Section 5.9.1.9 above for all of its Embedded Base prior to June 10, 2006 or by some other mutually agreed upon date, BellSouth will identify DeltaCom’s remaining Embedded Base, if any, and will transition such circuits to the equivalent tariffed BellSouth service(s). Those circuits identified and transitioned by BellSouth pursuant to this Section 5.9.1.9.1 shall be subject to the applicable switch-as-is charges as set forth in this Agreement and, only where physical rearrangements are necessary, the full nonrecurring charges for installation of such BellSouth services as set forth in BellSouth’s tariffs shall apply to such circuits.

5.9.1.9.2	For Embedded Base circuits converted pursuant to Section 5.9.1.9 above or transitioned pursuant to Section 5.9.1.9.1 above, the applicable recurring tariff charge shall apply to each circuit as of September 11, 2006.

Attachment 2

Exhibit 1-Form

5.9.1.9.3	To the extent that DeltaCom no longer desires to provide a particular service, it must notify BellSouth of its intent to discontinue and the parties must coordinate the disconnect to take place prior the conclusion of the applicable transition period. DeltaCom must also adhere to Commission Rule R17-2(q) regarding the discontinuance of service to customers.

5.9.1.10	This section left blank intentially by the Parties.

5.9.1.11	Modifications and Updates to the Wire Center List and Subsequent Transition Periods for Dark Fiber Transport

5.9.1.11.1	In the event BellSouth identifies additional wire centers that meet the criteria set forth in Section 5.9.1.4.1 above, but that were not included in the Initial Wire Center List, BellSouth shall include such additional wire centers in a CNL. Each such list of additional wire centers shall be considered a “Subsequent Wire Center List”.

5.9.1.11.2	DeltaCom shall have thirty (30) business days to dispute the additional wrie centers listed on BellSouth’s CNL as set forth in the General Terms and Conditions. Absent such dispute, effective thirty (30) business days after the date of a BellSouth CNL providing a Subsequent Wire Center List, BellSouth shall not be required to provide unbundled access to Dark Fiber Transport, as applicable, in such additional wire center(s), except pursuant to the self-certification process as set forth in Section 1.9 above.

5.9.1.11.3

For purposes of Section 5.9.1.10, BellSouth shall make available Dark Fiber Transport that were in service for DeltaCom in a wire center on the Subsequent Wire Center List as of the thirtieth (30th) business day after the date of BellSouth’s CNL identifying the Subsequent Wire Center List (Subsequent Embedded Base) until one-hundred and fifty (150) days after the thitieth (30th) business day from the date of BellSouth’s CNL identifying the Subsequent Wire Center List (Subsequent Transition Period).

5.9.1.11.4	Subsequent disconnects or loss of End Users shall be removed from the Subsequent Embedded Base.

5.9.1.11.5	The rates set forth in Exhibit B shall apply to the Subsequent Embedded Base during the Subsequent Transition Period.

5.9.1.11.6	No later than forty (40) days from BellSouth’s CNL identifying the Subsequent Wire Center List DeltaCom shall submit a spreadsheet(s) identifying the Subsequent Embedded Base of circuits to be disconnected or converted to other BellSouth services. The Parties shall negotiate a project schedule for the Conversion of the Subsequent Embedded Base.

Attachment 2

Exhibit 1-Form

5.9.1.11.6.1	If DeltaCom fails to submit the spreadsheet(s) specified in Section 5.9.1.10.6 above for all of its Subsequent Embedded Base within forty (40) days after the date of BellSouth’s CNL identifying the Subsequent Wire Center List, BellSouth will identify DeltaCom’s remaining Subsequent Embedded Base, if any, and will transition such circuits to the equivalent tariffed BellSouth service(s). Those circuits identified and transitioned by BellSouth pursuant to this Section 5.9.1.11.6.1 shall be subject to the applicable switch-as-is charges as set forth in this Agreement and, only where physical rearrangements are necessary, the full nonrecurring charges for installation of such BellSouth services as set forth in BellSouth’s tariffs shall apply to such circuits.

5.9.1.11.6.2	For Subsequent Embedded Base circuits converted pursuant to Section 5.9.1.10.6 above or transitioned pursuant to Section 5.9.1.10.6.1 above, the applicable recurring tariff charges shall apply as of the earlier of the date each circuit is converted or transitioned, as applicable, or the first day after the end of the Subsequent Transition Period.

5.9.1.12	This section left blank intentially by the Parties.

5.10	Rearrangements

5.10.1	A request to move a working DeltaCom CFA to another DeltaCom CFA, where both CFAs terminate in the same BellSouth Central Office (Change in CFA), shall not constitute the establishment of new service. The applicable rates set forth in Exhibit A.

5.10.2	Requests to re-terminate one end of a facility that is not a Change in CFA constitute the establishment of new service and require disconnection of existing service and the applicable rates set forth in Exhibit A shall apply.

5.10.3	Upon request of DeltaCom, BellSouth shall project manage the Change in CFA or re-termination of a facility as described in Sections 5.10.1 and 5.10.2 above and DeltaCom may request OC-TS for such orders.

5.10.4	BellSouth shall accept a LOA between DeltaCom and another carrier that will allow DeltaCom to connect a facility, or Combination that includes Dedicated Transport to the other carrier’s collocation space or to another carrier’s CFA associated with higher bandwidth transport.

5.10.5

To the extent DeltaCom elects to rearrange a BellSouth multiplexer purchased pursuant to this Agreement to a BellSouth special access multiplexer terminating to an DeltaCom collocation space, BellSouth will charge the applicable DS3

Attachment 2

Exhibit 1-Form

multiplexing and circuit charges (e.g., the multiplexer installation charge and DS3 cross connect charge) as set forth in the BellSouth FCC tariff. For circuits purchased pursuant to this Agreement that may be attached to the multiplexer being rearranged, charges shall be assessed pursuant to this Agreement where no physical rearrangement of such circuits is required. Where a physical rearrangement of such circuits is required, charges shall be pursuant to BellSouth’s FCC tariff, Section 23.5.2.17, Reconfiguration Charges – Nonrecurring.

6	Call Related Databases and Signaling

6.1	Call Related Databases are the databases other than OSS, that are used in signaling networks, for billing and collection, or the transmission, routing or other provision of a Telecommunications Service. Such databases include, but are not limited to Switched Access 8XX Toll Free Dialing Ten Digit Screening Service, LIDB, Signaling, Signaling Link Transport, STP, SS7 AIN Access, Service Control Point(SCP\Databases, Local Number Portability (LNP) Databases and Calling Name (CNAM) Database.

6.2	Except for 911 and E911, BellSouth is not required to provide unbundled access to call related databases pursuant to section 251.

7	Automatic Location Identification/Data Management System

7.1	911 and E911 Databases

7.1.1	BellSouth shall provide DeltaCom with nondiscriminatory access to 911 and E911 databases on an unbundled basis, in accordance with 47 C.F.R. § 51.319 (f).

7.1.2	The ALI/DMS database contains End User information (including name, address, telephone information, and sometimes special information from the local service provider or End User) used to determine to which PSAP to route the call. The ALI/DMS database is used to provide enhanced routing flexibility for E911. DeltaCom will be required to provide the BellSouth 911 database vendor daily service order updates to E911 database in accordance with Section 7.2.1 below.

7.2	Technical Requirements

7.2.1	BellSouth’s 911 database vendor shall provide DeltaCom the capability of providing updates to the ALI/DMS database through a specified electronic interface. DeltaCom shall contact BellSouth’s 911 database vendor directly to request interface. DeltaCom shall provide updates directly to BellSouth’s 911 database vendor on a daily basis. Updates shall be the responsibility of DeltaCom and BellSouth shall not be liable for the transactions between DeltaCom and BellSouth’s 911 database vendor.

Attachment 2

Exhibit 1-Form

7.2.2	It is DeltaCom’s responsibility to retrieve and confirm statistical data and to correct errors obtained from BellSouth’s 911 database vendor on a daily basis. All errors will be assigned a unique error code and the description of the error and the corrective action is described in the CLEC Users Guide for Facility Based Providers that is found on the BellSouth Interconnection Web site.

7.2.3	DeltaCom shall conform to the BellSouth standards as described in the CLEC Users Guide to E911 for Facilities Based Providers that is located on the BellSouth’s Interconnection Web site: www.interconnection.bellsouth.com/guides.

7.2.4	Stranded Unlocks are defined as End User records in BellSouth’s ALI/DMS database that have not been migrated for over ninety (90) days to DeltaCom, as a new provider of local service to the End User. Stranded Unlocks are those End User records that have been “unlocked” by the previous local exchange carrier that provided service to the End User and are open for DeltaCom to assume responsibility for such records.

7.2.5	Based upon End User record ownership information available in the NPAC database, BellSouth shall provide a Stranded Unlock annual report to DeltaCom that reflects all Stranded Unlocks that remain in the ALI/DMS database for over ninety (90) days. DeltaCom shall review the Stranded Unlock report, identify its End User records and request to either delete such records or migrate the records to DeltaCom within two (2) months following the date of the Stranded Unlock report provided by BellSouth. DeltaCom shall reimburse BellSouth for any charges BellSouth’s database vendor imposes on BellSouth for the deletion of DeltaCom’s records.

7.3	911 PBX Locate Service®. 911 PBX Locate Service is comprised of a database capability and a separate transport component.

7.3.1	Description of Product. The transport component provides a dedicated trunk path from a Private Branch Exchange (PBX) switch to the appropriate BellSouth 911 tandem.

7.3.1.1	The database capability allows DeltaCom to offer an E911 service to its PBX End Users that identifies to the PSAP the physical location of the DeltaCom PBX 911 End User station telephone number for the 911 call that is placed by the End User.

7.3.2	DeltaCom may order either the database capability or the transport component as desired or DeltaCom may order both components of the service.

7.3.3	911 PBX Locate Database Capability. DeltaCom’s End User or DeltaCom’s End User’s database management agent (DMA) must provide the End User PBX station telephone numbers and corresponding address and location data to BellSouth’s 911 database vendor. The data will be loaded and maintained in BellSouth’s ALI database.

Attachment 2

Exhibit 1-Form

7.3.4	Ordering, provisioning, testing and maintenance shall be provided by DeltaCom pursuant to the 911 PBX Locate Marketing Service Description (MSD) that is located on the BellSouth Interconnection Web site.

7.3.5	DeltaCom’s End User, or DeltaCom’s End User DMA must provide ongoing updates to BellSouth’s 911 database vendor within a commercially reasonable timeframe of all PBX station telephone number adds, moves and deletions. It will be the responsibility of DeltaCom to ensure that the End User or DMA maintain the data pertaining to each End User’s extension managed by the 911 PBX Locate Service product. DeltaCom should not submit telephone number updates for specific PBX station telephone numbers that are submitted by DeltaCom’s End User, or DeltaCom’s End User DMA under the terms of 911 PBX Locate product.

7.3.5.1	DeltaCom must provision all PBX station numbers in the same LATA as the E911 tandem.

7.3.6	DeltaCom agrees to release, indemnify, defend and hold harmless BellSouth from any and all loss, claims, demands, suits, or other action, or any liability whatsoever, whether suffered, made, instituted or asserted by DeltaCom’s End User or by any other party or person, for any personal injury to or death of any person or persons, or for any loss, damage or destruction of any property, whether owned by DeltaCom or others, or for any infringement or invasion of the right of privacy of any person or persons, caused or claimed to have been caused, directly or indirectly, by the installation, operation, failure to operate, maintenance, removal, presence, condition, location or use of PBX Locate Service features or by any services which are or may be furnished by BellSouth in connection therewith, including but not limited to the identification of the telephone number, address or name associated with the telephone used by the party or parties accessing 911 services using 911 PBX Locate Service hereunder, except to the extent caused by BellSouth’s gross negligence or wilful misconduct. DeltaCom is responsible for assuring that its authorized End Users comply with the provisions of these terms and that unauthorized persons do not gain access to or use the 911 PBX Locate Service through user names, passwords, or other identifiers assigned to DeltaCom’s End User or DMA pursuant to these terms. Specifically, DeltaCom’s End User or DMA must keep and protect from use by any unauthorized individual identifiers, passwords, and any other security token(s) and devices that are provided for access to this product.

7.3.7	DeltaCom may only use BellSouth PBX Locate Service solely for the purpose of validating and correcting 911 related data for DeltaCom’s End Users’ telephone numbers for which it has direct management authority.

Attachment 2

Exhibit 1-Form

7.3.8	911 PBX Locate Transport Component. The 911 PBX Locate Service transport component requires DeltaCom to order a CAMA type dedicated trunk from DeltaCom’s End User premise to the appropriate BellSouth 911 tandem pursuant to the following provisions.

7.3.8.1	Except as otherwise set forth below, a minimum of two (2) End User specific, dedicated 911 trunks are required between the DeltaCom’s End User premise and the BellSouth 911 tandem as described in BellSouth’s TR 73576 and in accordance with the 911 PBX Locate Marketing Service Description located on the BellSouth Interconnection Web site. DeltaCom is responsible for connectivity between the End User’s PBX and DeltaCom’s switch or POP location. DeltaCom will then order 911 trunks from their switch or POP location to the BellSouth 911 tandem. The dedicated trunks shall be, at a minimum, DS0 level trunks configured as part of a digital interface (delivered over a DeltaCom purchased DS1 facility that hands off at a DS1 or higher level digital or optical interface). DeltaCom is responsible for ensuring that the PBX switch is capable of sending the calling station’s Direct Inward Dial (DID) telephone number to the BellSouth 911 tandem in a specified Multi-frequency (MF) Address Signaling Protocol. If the PBX switch supports Primary Rate ISDN (PRI) and the calling stations are DID numbers, then the 911call can be transmitted using PRI, and there will be no requirement for the PBX Locate Transport component.

7.3.9	Ordering and Provisioning. DeltaCom will submit an Access Service Request (ASR) to BellSouth to order a minimum of two (2) End User specific 911 trunks from its switch or POP location to the BellSouth 911 tandem.

7.3.9.1	Testing and maintenance shall be provided by DeltaCom pursuant to the 911 PBX Locate Marketing Service description that is located on the BellSouth Interconnection Web site.

7.3.10	Rates. Rates for the 911 PBX Locate Service database component are set forth in Exhibit A. Trunks and facilities for 911 PBX Locate transport component may be ordered by DeltaCom pursuant to the terms and conditions set forth in Attachment 3.

Attachment 2

Exhibit 1-Form

Exhibit C

Exhibit C	BellSouth/DeltaCom Points of interconnection
IP CLLI	Address	City	State
CHRLNCRU4MD	401 South College St	Charlotte	NC	422
GNBONCPH9MD	301 South Elm St	Greensboro	NC	424
RLGINCMNAMD	213 N Harrington	Raleigh	NC	426
GNVLSCMCCMD	325 West McBee Av	Greenville	SC	430
FLRNSCTSHMD	224 West Cheves St	Florence	SC	432
CLMASCEANMD	1426 Main Street	Columbia	SC	434
CHTNSCPSXYX	One Charlotte Street	Charleston	SC	436
ATLNGAPKXCX	55 Park Place NE,Suite 360	Atlanta	GA	438
MACNGA013MD	160 State Street	Macon	GA	446
AGSTGADL5MD	301 B 15th Street	Augusta	GA	442
ALBYGADZ1MD	2151 Gillionville Rd	Albany	GA	444
JCVLFLJBH06	421 West Church St	Jacksonville	FL	452
ORLFFL42AMD	8248 Parkline Blvd,Suite 220	Orlando	FL	458
WPBIFLJA1MD	1475 Centrepark Blvd,STE300	W. Palm Beach	FL	460
NSVMTN30AMD	101 Raines Ave	Nashville	TN	470
CHTHTNDNH00	1329 Slayton St	Chattanooga	TN	472
ANTNAL07AMD	410 West 10th St	Anniston	AL	476
BRHMALWDBMD	900 Appalachee St	Birmingham	AL	476
HNVIAL03ZMD	8600 South MemorialPkwy	Huntsville	AL	477
MTGMALLTAMD	10 Tallapoosa St	Montgomery	AL	478
MOBLALNHAMD	25 Battleship Pkwy	Mobile	AL	480
JCSNMSITBMD	308 East Pearl St	Jackson	MS	482
GLPTMS55JMD	2221 17th St	Gulfport	MS	484
SHPTLA12XVX	724 McNeil, 2nd Floor STE 200	Shreveport	LA	486
NWORLA90AMD	12928 Chef Menteur Hwy	New Orleans	LA	490

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

The "Zone" shown in the sections for stand-alone loops or loops as part of a combination refers to Geographically Deaveraged UNE Zones. To view Geographically Deaveraged UNE Zone Designations by Central Office,
	refer to internet Website: http://www.interconnection.bellsouth.com/become_a_clec/html/interconnection.htm
OPERATIONS SUPPORT SYSTEMS (OSS)—"REGIONAL RATES"
NOTE: (1) CLEC should contact its contract negotiator if it prefers the "state specific" OSS charges as ordered by the State Commissions. The OSS charges currently contained in this rate exhibit are the BellSouth
"regional" service ordering charges. CLEC may elect either the state specific Commission ordered rates for the service ordering charges, or CLEC may elect the regional service ordering charge, however, CLEC can not
	obtain a mixture of the two regardless if CLEC has a interconnection contract established in each of the 9 states.
NOTE: (2) Any element that can be ordered electronically will be billed according to the SOMEC rate listed in this category. Please refer to BellSouth's Local Ordering Handbook (LOH) to determine if a product can be ordered electronically. For those elements that cannot be ordered electronically at present per the LOH, the listed SOMEC rate in this category reflects the charge that would be billed to a CLEC once electronic ordering
	capabilities come on-line for that element. Otherwise, the manual ordering charge, SOMAN, will be applied to a CLECs bill when it submits an LSR to BellSouth.
	OSS - Electronic Service Order Charge, Per Local Service Request (LSR) - UNE Only				SOMEC		3.50	0.00	3.50	0.00
	OSS - Manual Service Order Charge, Per Local Service Request (LSR) - UNE Only				SOMAN		15.20	0.00	15.20	0.00
UNE SERVICE DATE ADVANCEMENT CHARGE
	NOTE: The Expedite charge will be maintained commensurate with BellSouth's FCC No.1 Tariff, Section 5 as applicable.
	UNE Expedite Charge per Circuit or Line Assignable USOC, per Day			UAL, UEANL, UCL, UEF, UDF, UEQ, UDL, UENTW, UDN, UEA, UHL, ULC, USL, U1T12, U1T48, U1TD1, U1TD3, U1TDX, U1TO3, U1TS1, U1TVX, UC1BC, UC1BL, UC1CC, UC1CL, UC1DC, UC1DL, UC1EC, UC1EL, UC1FC, UC1FL, UC1GC, UC1GL, UC1HC, UC1HL, UDL12, UDL48, UDLO3, UDLSX, UE3, ULD12, ULD48, ULDD1, ULDD3, ULDDX, ULDO3, ULDS1, ULDVX, UNC1X, UNC3X, UNCDX, UNCNX, UNCSX, UNCVX, UNLD1, UNLD3, UXTD1, UXTD3, UXTS1, U1TUC, U1TUD, U1TUB, U1TUA,NTCVG, NTCUD, NTCD1	SDASP		200.00
ORDER MODIFICATION CHARGE
	Order Modification Charge (OMC)						26.21	0.00	0.00	0.00
	Order Modification Additional Dispatch Charge (OMCAD)						0.00	0.00	0.00	0.00
UNBUNDLED EXCHANGE ACCESS LOOP
	2-WIRE ANALOG VOICE GRADE LOOP
	2-Wire Analog Voice Grade Loop -Service Level 1-Zone 1		1	UEANL	UEAL2	10.82	36.54	16.87
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 2		2	UEANL	UEAL2	16.21	36.54	16.87
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 3		3	UEANL	UEAL2	24.08	36.54	16.87
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 1		1	UEANL	UEASL	10.82	36.54	16.87
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 2		2	UEANL	UEASL	16.21	36.54	16.87
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 3		3	UEANL	UEASL	24.08	36.54	16.87
	Tag Loop at End User Premise			UEANL	URETL		8.93	0.88
	Loop Testing - Basic 1st Half Hour			UEANL	URET1		33.17	0.00
	Loop Testing - Basic Additional Half Hour			UEANL	URETA		19.28	19.28
	Manual Order Coordination for UVL-SL1s (per loop)			UEANL	UEAMC		7.92	7.92
	Order Coordination for Specified Conversion Time for UVL-SL1 (per LSR)			UEANL	OCOSL		17.56

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Unbundled Non-Design Voice Loop, billing for BST providing make-up (Engineering Information - E.I.)			UEANL	UEANM		13.04	13.04
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UEANL	UREWO		15.74	8.92
	Bulk Migration, per 2 Wire Voice Loop-SL1			UEANL	UREPN		28.44	11.23
	Bulk Migration Order Coordination, per 2 Wire Voice Loop-SL1			UEANL	UREPM		7.92	7.92
	2-WIRE Unbundled COPPER LOOP
	2-Wire Unbundled Copper Loop - Non-Designed Zone 1		1	UEQ	UEQ2X	10.93	35.27	15.60
	2 Wire Unbundled Copper Loop - Non-Designed - Zone 2		2	UEQ	UEQ2X	12.75	35.27	15.60
	2 Wire Unbundled Copper Loop - Non-Designed - Zone 3		3	UEQ	UEQ2X	13.92	35.27	15.60
	Tag Loop at End User Premise			UEQ	URETL		8.93	0.88
	Loop Testing - Basic 1st Half Hour			UEQ	URET1		33.17	0.00
	Loop Testing - Basic Additional Half Hour			UEQ	URETA		19.28	19.28
	Manual Order Coordination 2 Wire Unbundled Copper Loop - Non-Designed (per loop)			UEQ	USBMC		7.92	7.92
	Unbundled Copper Loop - Non-Design, billing for BST providing make-up (Engineering Information - E.I.)			UEQ	UEQMU		13.04	13.04
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UEQ	UREWO		14.23	7.41
	Bulk Migration, per 2 Wire UCL-ND			UEQ	UREPN		27.30	10.08
	Bulk Migration Order Coordination, per 2 Wire UCL-ND			UEQ	UREPM		7.92	7.92
UNBUNDLED EXCHANGE ACCESS LOOP
	2-WIRE ANALOG VOICE GRADE LOOP
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 1		1	UEA	UEAL2	11.96	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 2		2	UEA	UEAL2	17.36	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 3		3	UEA	UEAL2	25.23	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 1		1	UEA	UEAR2	11.96	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 2		2	UEA	UEAR2	17.36	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 3		3	UEA	UEAR2	25.23	102.10	65.72
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			UEA	URESL		25.03	3.53
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			UEA	URESP		26.52	5.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UEA	UREWO		87.49	36.26
	Loop Tagging - Service Level 2 (SL2)			UEA	URETL		11.20	1.10
	Bulk Migration, per 2 Wire Voice Loop-SL2			UEA	UREPN		88.24	50.31
	Bulk Migration Order Coordination, per 2 Wire Voice Loop-SL2			UEA	UREPM		0.00	0.00
	4-WIRE ANALOG VOICE GRADE LOOP
	4-Wire Analog Voice Grade Loop - Zone 1		1	UEA	UEAL4	19.52	127.40	91.02
	4-Wire Analog Voice Grade Loop - Zone 2		2	UEA	UEAL4	24.74	127.40	91.02
	4-Wire Analog Voice Grade Loop - Zone 3		3	UEA	UEAL4	46.11	127.40	91.02
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			UEA	URESL		25.03	3.53
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			UEA	URESP		26.52	5.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UEA	UREWO		87.49	36.26
	2-WIRE ISDN DIGITAL GRADE LOOP
	2-Wire ISDN Digital Grade Loop - Zone 1		1	UDN	U1L2X	19.78	113.34	76.96
	2-Wire ISDN Digital Grade Loop - Zone 2		2	UDN	U1L2X	26.16	113.34	76.96
	2-Wire ISDN Digital Grade Loop - Zone 3		3	UDN	U1L2X	35.37	113.34	76.96
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UDN	UREWO		91.39	44.04
	2-WIRE ASYMMETRICAL DIGITAL SUBSCRIBER LINE (ADSL) COMPATIBLE LOOP
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 1		1	UAL	UAL2X	10.14	117.08	68.36
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 2		2	UAL	UAL2X	11.59	117.08	68.36

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 3		3	UAL	UAL2X	12.28	117.08	68.36
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 1		1	UAL	UAL2W	10.14	92.83	56.02
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 2		2	UAL	UAL2W	11.59	92.83	56.02
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 3		3	UAL	UAL2W	12.28	92.83	56.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UAL	UREWO		78.06	32.38
	2-WIRE HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL) COMPATIBLE LOOP
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 1		1	UHL	UHL2X	7.95	125.50	76.77
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 2		2	UHL	UHL2X	9.15	125.50	76.77
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 3		3	UHL	UHL2X	9.53	125.50	76.77
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 1		1	UHL	UHL2W	7.95	101.24	64.43
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 2		2	UHL	UHL2W	9.15	101.24	64.43
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 3		3	UHL	UHL2W	9.53	101.24	64.43
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UHL	UREWO		78.00	32.38
	4-WIRE HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL) COMPATIBLE LOOP
	4 Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 1		1	UHL	UHL4X	11.01	153.26	104.54
	4-Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 2		2	UHL	UHL4X	12.20	153.26	104.54
	4-Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 3		3	UHL	UHL4X	13.49	153.26	104.54
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 1		1	UHL	UHL4W	11.01	129.00	92.20
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 2		2	UHL	UHL4W	12.20	129.00	92.20
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 3		3	UHL	UHL4W	13.49	129.00	92.20
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UHL	UREWO		78.00	32.38
	4-WIRE DS1 DIGITAL LOOP
	4-Wire DS1 Digital Loop - Zone 1		1	USL	USLXX	63.62	245.16	152.98
	4-Wire DS1 Digital Loop - Zone 2		2	USL	USLXX	104.40	245.16	152.98
	4-Wire DS1 Digital Loop - Zone 3		3	USL	USLXX	210.22	245.16	152.98
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS1)			USL	URESL		25.03	3.53
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS1)			USL	URESP		26.52	5.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			USL	UREWO		100.82	42.93
	4-WIRE 19.2, 56 OR 64 KBPS DIGITAL GRADE LOOP
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 1		1	UDL	UDL2X	21.98	121.86	85.48
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 2		2	UDL	UDL2X	27.58	121.86	85.48
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone3		3	UDL	UDL2X	43.08	121.86	85.48
	4 Wire Unbundled Digital Loop 4.8 Kbps -Zone 1		1	UDL	UDL4X	21.98	121.86	85.48
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 2		2	UDL	UDL4X	27.58	121.86	85.48
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 3		3	UDL	UDL4X	43.08	121.86	85.48
	4 Wire Unbundled Digital Loop 9.6 Kbps - Zone 1		1	UDL	UDL9X	21.98	121.86	85.48
	5 Wire Unbundled Digital Loop 9.6 Kbps - Zone 2		2	UDL	UDL9X	27.58	121.86	85.48
	6 Wire Unbundled Digital Loop 9.6 Kbps - Zone 3		3	UDL	UDL9X	43.08	121.86	85.48
	4 Wire Unbundled Digital 19.2 Kbps - Zone 1		1	UDL	UDL19	21.98	121.86	85.48
	4 Wire Unbundled Digital 19.2 Kbps - Zone 2		2	UDL	UDL19	27.58	121.86	85.48
	4 Wire Unbundled Digital 19.2 Kbps - Zone 3		3	UDL	UDL19	43.08	121.86	85.48
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 1		1	UDL	UDL56	21.98	121.86	85.48
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 2		2	UDL	UDL56	27.58	121.86	85.48
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 3		3	UDL	UDL56	43.08	121.86	85.48

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 1		1	UDL	UDL64	21.98	121.86	85.48
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 2		2	UDL	UDL64	27.58	121.86	85.48
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 3		3	UDL	UDL64	43.08	121.86	85.48
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			UDL	URESL		25.03	3.53
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			UDL	URESP		26.52	5.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UDL	UREWO		101.86	49.62
	2-WIRE Unbundled COPPER LOOP
	2-Wire Unbundled Copper Loop-Designed including manual service inquiry & facility reservation - Zone 1		1	UCL	UCLPB	10.14	116.18	67.46
	2-Wire Unbundled Copper Loop-Designed including manual service inquiry & facility reservation - Zone 2		2	UCL	UCLPB	11.59	116.18	67.46
	2 Wire Unbundled Copper Loop-Designed including manual service inquiry & facility reservation - Zone 3		3	UCL	UCLPB	12.28	116.18	67.46
	2-Wire Unbundled Copper Loop-Designed without manual service inquiry and facility reservation - Zone 1		1	UCL	UCLPW	10.14	91.92	55.12
	2-Wire Unbundled Copper Loop-Designed without manual service inquiry and facility reservation - Zone 2		2	UCL	UCLPW	11.59	91.92	55.12
	2-Wire Unbundled Copper Loop-Designed without manual service inquiry and facility reservation - Zone 3		3	UCL	UCLPW	12.28	91.92	55.12
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		7.92	7.92
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UCL	UREWO		89.06	34.45
	4-WIRE COPPER LOOP
	4-Wire Copper Loop including manual service inquiry and facility reservation - Zone 1		1	UCL	UCL4S	13.10	139.69	90.96
	4-Wire Copper Loop including manual service inquiry and facility reservation - Zone 2		2	UCL	UCL4S	15.17	139.69	90.96
	4-Wire Copper Loop including manual service inquiry and facility reservation - Zone 3		3	UCL	UCL4S	17.03	139.69	90.96
	4-Wire Copper Loop without manual service inquiry and facility reservation - Zone 1		1	UCL	UCL4W	13.10	115.43	78.63
	4-Wire Copper Loop without manual service inquiry and facility reservation - Zone 2		2	UCL	UCL4W	15.17	115.43	78.63
	4-Wire Copper Loop without manual service inquiry and facility reservation - Zone 3		3	UCL	UCL4W	17.03	115.43	78.63
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		7.92	7.92
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UCL	UREWO		89.06	34.45
	Order Coordination for Specified Conversion Time (per LSR)			UEA, UDN, UAL, UHL, UDL, USL	OCOSL		17.56
	Rearrangements
	EEL to UNE-L Retermination, per 2 Wire Unbundled Voice Loop-SL2			UEA	UREEL		87.49	36.26
	EEL to UNE-L Retermination, per 4 Wire Unbundled Voice Loop			UEA	UREEL		87.49	36.26
	EEL to UNE-L Retermination, per 2 Wire ISDN Loop			UDN	UREEL		91.39	44.04
	EEL to UNE-L Retermination, per 4 Wire Unbundled Digital Loop			UDL	UREEL		101.86	49.62
	EEL to UNE-L Retermination, per 4 Wire Unbundled DS1 Loop			USL	UREEL		100.82	42.93
UNE LOOP COMMINGLING
	2-WIRE ANALOG VOICE GRADE LOOP - COMMINGLING
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 1		1	NTCVG	UEAL2	11.96	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 2		2	NTCVG	UEAL2	17.36	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 3		3	NTCVG	UEAL2	25.23	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 1		1	NTCVG	UEAR2	11.96	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 2		2	NTCVG	UEAR2	17.36	102.10	65.72
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 3		3	NTCVG	UEAR2	25.23	102.10	65.72

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			NTCVG	URESL		25.03	3.53
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			NTCVG	URESP		26.52	5.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			NTCVG	UREWO		87.49	36.26
	Loop Tagging - Service Level 2 (SL2)			NTCVG	URETL		11.20	1.10
	4-WIRE ANALOG VOICE GRADE LOOP -COMMINGLING
	4-Wire Analog Voice Grade Loop - Zone 1		1	NTCVG	UEAL4	19.52	127.40	91.02
	4-Wire Analog Voice Grade Loop - Zone 2		2	NTCVG	UEAL4	24.74	127.40	91.02
	4-Wire Analog Voice Grade Loop - Zone 3		3	NTCVG	UEAL4	46.11	127.40	91.02
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			NTCVG	URESL		25.03	3.53
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			NTCVG	URESP		26.52	5.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			NTCVG	UREWO		87.49	36.26
	4-WIRE DS1 DIGITAL LOOP
	4-Wire DS1 Digital Loop - Zone 1		1	NTCD1	USLXX	63.62	245.16	152.98
	4-Wire DS1 Digital Loop - Zone 2		2	NTCD1	USLXX	104.40	245.16	152.98
	4-Wire DS1 Digital Loop - Zone 3		3	NTCD1	USLXX	210.22	245.16	152.98
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS1)			NTCD1	URESL		25.03	3.53
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS1)			NTCD1	URESP		26.52	5.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			NTCD1	UREWO		100.82	42.93
	4-WIRE 19.2, 56 OR 64 KBPS DIGITAL GRADE LOOP
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 1		1	NTCUD	UDL2X	21.98	121.86	85.48
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 2		2	NTCUD	UDL2X	27.58	121.86	85.48
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone3		3	NTCUD	UDL2X	43.08	121.86	85.48
	4 Wire Unbundled Digital Loop 4.8 Kbps -Zone 1		1	NTCUD	UDL4X	21.98	121.86	85.48
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 2		2	NTCUD	UDL4X	27.58	121.86	85.48
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 3		3	NTCUD	UDL4X	43.08	121.86	85.48
	4 Wire Unbundled Digital Loop 9.6 Kbps - Zone 1		1	NTCUD	UDL9X	21.98	121.86	85.48
	5 Wire Unbundled Digital Loop 9.6 Kbps - Zone 2		2	NTCUD	UDL9X	27.58	121.86	85.48
	6 Wire Unbundled Digital Loop 9.6 Kbps - Zone 3		3	NTCUD	UDL9X	43.08	121.86	85.48
	4 Wire Unbundled Digital 19.2 Kbps - Zone 1		1	NTCUD	UDL19	21.98	121.86	85.48
	4 Wire Unbundled Digital 19.2 Kbps - Zone 2		2	NTCUD	UDL19	27.58	121.86	85.48
	4 Wire Unbundled Digital 19.2 Kbps - Zone 3		3	NTCUD	UDL19	43.08	121.86	85.48
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 1		1	NTCUD	UDL56	21.98	121.86	85.48
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 2		2	NTCUD	UDL56	27.58	121.86	85.48
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 3		3	NTCUD	UDL56	43.08	121.86	85.48
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 1		1	NTCUD	UDL64	21.98	121.86	85.48
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 2		2	NTCUD	UDL64	27.58	121.86	85.48
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 3		3	NTCUD	UDL64	43.08	121.86	85.48
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			NTCUD	URESL		25.03	3.53
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			NTCUD	URESP		26.52	5.02
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			NTCUD	UREWO		101.86	49.62
	Order Coordination for Specified Conversion Time (per LSR)			NTCVG, NTCUD, NTCD1	OCOSL		17.56
MAINTENANCE OF SERVICE

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Maintenance of Service Charge, Basic Time, per half hour			UDC, UEA, UDL, UDN, USL, UAL, UHL, UCL, NTCVG, NTCUD, NTCD1, U1TD1, U1TD3, U1TDX, U1TS1, U1TVX, UDF, UDFCX, UDLSX, UE3, ULDD1, ULDD3, ULDDX, ULDS1, ULDVX, UNC1X, UNC3X, UNCDX, UNCSX, UNCVX, ULS	MVVBT		80.00	55.00
	Maintenance of Service Charge, Overtime, per half hour			UDC, UEA, UDL, UDN, USL, UAL, UHL, UCL, NTCVG, NTCUD, NTCD1, U1TD1, U1TD3, U1TDX, U1TS1, U1TVX, UDF, UDFCX, UDLSX, UE3, ULDD1, ULDD3, ULDDX, ULDS1, ULDVX, UNC1X, UNC3X, UNCDX, UNCSX, UNCVX, ULS	MVVOT		90.00	65.00
	Maintenance of Service Charge, Premium, per half hour			UDC, UEA, UDL, UDN, USL, UAL, UHL, UCL, NTCVG, NTCUD, NTCD1, U1TD1, U1TD3, U1TDX, U1TS1, U1TVX, UDF, UDFCX, UDLSX, UE3, ULDD1, ULDD3, ULDDX, ULDS1, ULDVX, UNC1X, UNC3X, UNCDX, UNCSX, UNCVX, ULS	MVVPT		100.00	75.00
LOOP MODIFICATION
	Unbundled Loop Modification, Removal of Load Coils - 2 Wire pair less than or equal to 18k ft, per Unbundled Loop			UAL, UHL, UCL, UEQ, ULS, UEA, UEANL, UEPSR, UEPSB	ULM2L		0.00	0.00
	Unbundled Loop Modification, Removal of Load Coils - 2 wire greater than 18k ft			UCL, ULS, UEQ	ULM2G		0.00	0.00
	Unbundled Loop Modification Removal of Load Coils - 4 Wire less than or equal to 18K ft, per Unbundled Loop			UHL, UCL, UEA	ULM4L		0.00	0.00
	Unbundled Loop Modification Removal of Load Coils - 4 Wire pair greater than 18k ft			UCL	ULM4G		0.00	0.00
	Unbundled Loop Modification Removal of Bridged Tap Removal, per unbundled loop			UAL, UHL, UCL, UEQ, ULS, UEA, UEANL, UEPSR, UEPSB	ULMBT		12.15	12.15
SUB-LOOPS
	Sub-Loop Distribution
	Sub-Loop - Per Cross Box Location - CLEC Feeder Facility Set-Up			UEANL, UEF	USBSA		144.09
	Sub-Loop - Per Cross Box Location - Per 25 Pair Panel Set-Up			UEANL, UEF	USBSB		10.99	10.99
	Sub-Loop - Per Building Equipment Room - CLEC Feeder Facility Set-Up			UEANL	USBSC		86.16
	Sub-Loop - Per Building Equipment Room - Per 25 Pair Panel Set-Up			UEANL	USBSD		27.13	27.13

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 1		1	UEANL	USBN2	6.70	63.89	30.06
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 2		2	UEANL	USBN2	9.93	63.89	30.06
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 3		3	UEANL	USBN2	12.79	63.89	30.06
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		7.92	7.92
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 1		1	UEANL	USBN4	10.81	76.75	42.92
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 2		2	UEANL	USBN4	14.16	76.75	42.92
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 3		3	UEANL	USBN4	24.67	76.75	42.92
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		7.92	7.92
	Sub-Loop 2-Wire Intrabuilding Network Cable (INC)			UEANL	USBR2	2.34	51.48	17.65
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		7.92	7.92
	Sub-Loop 4-Wire Intrabuilding Network Cable (INC)			UEANL	USBR4	4.18	57.54	23.71
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		7.92	7.92
	Service Order charges will apply only once per sub-loop
	Loop Testing - Basic 1st Half Hour			UEANL	URET1		33.17	0.00
	Loop Testing - Basic Additional Half Hour			UEANL	URETA		19.28	19.28
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 1		1	UEF	UCS2X	5.43	63.89	30.06
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 2		2	UEF	UCS2X	8.04	63.89	30.06
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 3		3	UEF	UCS2X	9.79	63.89	30.06
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEF	USBMC		7.92	7.92
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 1		1	UEF	UCS4X	6.34	76.75	42.92
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 2		2	UEF	UCS4X	9.62	76.75	42.92
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 3		3	UEF	UCS4X	13.04	76.75	42.92
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEF	USBMC		7.92	7.92
	Loop Tagging Service Level 1, Unbundled Copper Loop, Non-Designed and Distribution Subloops			UEF, UEANL	URETL		8.93	0.88
	Loop Testing - Basic 1st Half Hour			UEF	URET1		33.17	0.00
	Loop Testing - Basic Additional Half Hour			UEF	URETA		19.28	19.28
	Unbundled Sub-Loop Modification
	Unbundled Sub-Loop Modification - 2-W Copper Dist Load Coil/Equip Removal per 2-W PR			UEF	ULM2X		0.00	0.00
	Unbundled Sub-loop Modification - 4-W Copper Dist Load Coil/Equip Removal per 4-W PR			UEF	ULM4X		0.00	0.00
	Unbundled Loop Modification, Removal of Bridge Tap, per unbundled loop			UEF	ULMBT		224.55	4.29
	Unbundled Network Terminating Wire (UNTW)
	Unbundled Network Terminating Wire (UNTW) per Pair			UENTW	UENPP	0.5097	14.72	14.72
	Network Interface Device (NID)
	Network Interface Device (NID) - 1-2 lines			UENTW	UND12		86.37	56.69
	Network Interface Device (NID) - 1-6 lines			UENTW	UND16		127.93	98.21
	Network Interface Device Cross Connect - 2 W			UENTW	UNDC2		5.73	5.73
	Network Interface Device Cross Connect - 4W			UENTW	UNDC4		5.73	5.73
UNE OTHER, PROVISIONING ONLY - NO RATE
	Unbundled Contact Name, Provisioning Only - no rate			UAL, UCL, UDC, UDL, UDN, UEA, UHL, UEANL, UEF, UEQ, UENTW, NTCVG, NTCUD, NTCD1, USL	UNECN	0.00	0.00
	Unbundled DS1 Loop - Superframe Format Option - no rate			USL, NTCD1	CCOSF		0.00
	Unbundled DS1 Loop - Expanded Superframe Format option - no rate			USL, NTCD1	CCOEF		0.00
	NID - Dispatch and Service Order for NID installation			UENTW	UNDBX	0.00	0.00

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	UNTW Circuit Establishment, Provisioning Only - No Rate			UENTW	UENCE	0.00	0.00
LOOP MAKE-UP
	Loop Makeup - Preordering Without Reservation, per working or spare facility queried (Manual).			UMK	UMKLW		23.29	23.29
	Loop Makeup - Preordering With Reservation, per spare facility queried (Manual).			UMK	UMKLP		24.70	24.70
	Loop Makeup - With or Without Reservation, per working or spare facility queried (Mechanized)			UMK	UMKMQ		0.19	0.19
LINE SPLITTING
	END USER ORDERING-CENTRAL OFFICE BASED
	Line Splitting - per line activation DLEC owned splitter			UEPSR UEPSB	UREOS	0.61	15.53	7.79
	Line Splitting - per line activation BST owned - physical			UEPSR UEPSB	UREBP	0.6409	17.97	10.29
	Line Splitting - per line activation BST owned - virtual			UEPSR UEPSB	UREBV	0.6325	17.87	10.29
	END USER ORDERING - REMOTE SITE LINE SPLITTING
	UNBUNDLED EXCHANGE ACCESS LOOP
	2-WIRE ANALOG VOICE GRADE LOOP
	2 Wire Analog Voice Grade Loop-Service Level 1-Line Splitting- Zone 1		1	UEPSR UEPSB	UEALS	10.82	36.54	16.87	0.00	0.00
	2 Wire Analog Voice Grade Loop-Service Level 1-Line Splitting- Zone 1		1	UEPSR UEPSB	UEABS	10.82	36.54	16.87	0.00	0.00
	2 Wire Analog Voice Grade Loop- Service Level 1-Line Splitting-Zone 2		2	UEPSR UEPSB	UEALS	16.21	36.54	16.87	0.00	0.00
	2 Wire Analog Voice Grade Loop- Service Level 1-Line Splitting-Zone 2		2	UEPSR UEPSB	UEABS	16.21	36.54	16.87	0.00	0.00
	2 Wire Analog Voice Grade Loop-Service Level 1-Line Splitting-Zone 3		3	UEPSR UEPSB	UEALS	24.08	36.54	16.87	0.00	0.00
	2 Wire Analog Voice Grade Loop-Service Level 1-Line Splitting-Zone 3		3	UEPSR UEPSB	UEABS	24.08	36.54	16.87	0.00	0.00
	PHYSICAL COLLOCATION
	Physical Collocation-2 Wire Cross Connects (Loop) for Line Splitting			UEPSR UEPSB	PE1LS	0.0309	19.77	14.95	0.00	0.00
	VIRTUAL COLLOCATION
	Virtual Collocation-2 Wire Cross Connects (Loop) for Line Splitting			UEPSR UEPSB	VE1LS	0.0287	33.96	32.08	0.00	0.00
UNBUNDLED DEDICATED TRANSPORT
	INTEROFFICE CHANNEL - DEDICATED TRANSPORT
	Interoffice Channel - 2-Wire Voice Grade - per mile			U1TVX	1L5XX	0.0095
	Interoffice Channel - 2-Wire Voice Grade - Facility Termination			U1TVX	U1TV2	12.12	39.36	26.62
	Interoffice Channel - 2-Wire Voice Grade Rev Bat. - per mile			U1TVX	1L5XX	0.0095
	Interoffice Channel - 2-Wire VG Rev Bat. - Facility Termination			U1TVX	U1TR2	12.12	39.36	26.62
	Interoffice Channel - 4-Wire Voice Grade - per mile			U1TVX	1L5XX	0.0095
	Interoffice Channel - 4- Wire Voice Grade - Facility Termination			U1TVX	U1TV4	10.19	39.36	26.62
	Interoffice Channel - 56 kbps - per mile			U1TDX	1L5XX	0.0095
	Interoffice Channel - 56 kbps - Facility Termination			U1TDX	U1TD5	7.47	39.37	26.62
	Interoffice Channel - 64 kbps - per mile			U1TDX	1L5XX	0.0095
	Interoffice Channel - 64 kbps - Facility Termination			U1TDX	U1TD6	7.47	39.37	26.62
	Interoffice Channel - DS1 - per mile			U1TD1	1L5XX	0.1938
	Interoffice Channel - DS1 - Facility Termination			U1TD1	U1TF1	31.06	86.69	79.44
	Interoffice Channel - DS3 - per mile			U1TD3	1L5XX	4.44
	Interoffice Channel - DS3 - Facility Termination			U1TD3	U1TF3	329.91	270.69	158.05
	Interoffice Channel - STS-1 - per mile			U1TS1	1L5XX	4.44
	Interoffice Channel - STS-1 - Facility Termination			U1TS1	U1TFS	339.20	270.69	158.05
HIGH CAPACITY UNBUNDLED LOCAL LOOP
	DS-3/STS-1 UNBUNDLED LOCAL LOOP - Stand Alone
	DS3 Unbundled Local Loop - per mile			UE3	1L5ND	12.95
	DS3 Unbundled Local Loop - Facility Termination			UE3	UE3PX	229.90	438.46	256.30
	STS-1Unbundled Local Loop - per mile			UDLSX	1L5ND	12.95
	STS-1 Unbundled Local Loop - Facility Termination			UDLSX	UDLS1	257.82	438.46	256.30
	UNBUNDLED DARK FIBER
	Dark Fiber - Interoffice Transport, Per Four Fiber Strands, Per Route Mile Or Fraction Thereof			UDF, UDFCX	1L5DF	24.77
	Dark Fiber - Interoffice Transport, Per Four Fiber Strands, Per Route Mile Or Fraction Thereof			UDF, UDFCX	UDF14		620.60	133.88
ENHANCED EXTENDED LINK (EELs)

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Network Elements Used in Combinations
	2-Wire VG Loop (SL2) in Combination - Zone 1		1	UNCVX	UEAL2	11.96	385.26	72.08
	2-Wire VG Loop (SL2) in Combination - Zone 2		2	UNCVX	UEAL2	17.36	385.26	72.08
	2-Wire VG Loop (SL2) in Combination - Zone 3		3	UNCVX	UEAL2	25.23	385.26	72.08
	4-Wire Analog Voice Grade Loop in Combination - Zone 1		1	UNCVX	UEAL4	19.52	385.26	72.08
	4-Wire Analog Voice Grade Loop in Combination - Zone 2		2	UNCVX	UEAL4	24.74	385.26	72.08
	4-Wire Analog Voice Grade Loop in Combination - Zone 3		3	UNCVX	UEAL4	46.11	385.26	72.08
	2-Wire ISDN Loop in Combination - Zone 1		1	UNCNX	U1L2X	19.78	385.26	72.08
	2-Wire ISDN Loop in Combination - Zone 2		2	UNCNX	U1L2X	26.16	385.26	72.08
	2-Wire ISDN Loop in Combination - Zone 3		3	UNCNX	U1L2X	35.37	385.26	72.08
	4-Wire 56Kbps Digital Grade Loop in Combination - Zone 1		1	UNCDX	UDL56	21.98	385.26	72.08
	4-Wire 56Kbps Digital Grade Loop in Combination - Zone 2		2	UNCDX	UDL56	27.58	385.26	72.08
	4-Wire 56Kbps Digital Grade Loop in Combination - Zone 3		3	UNCDX	UDL56	43.08	385.26	72.08
	4-Wire 64Kbps Digital Grade Loop in Combination - Zone 1		1	UNCDX	UDL64	21.98	385.26	72.08
	4-Wire 64Kbps Digital Grade Loop in Combination - Zone 2		2	UNCDX	UDL64	27.58	385.26	72.08
	4-Wire 64Kbps Digital Grade Loop in Combination - Zone 3		3	UNCDX	UDL64	43.08	385.26	72.08
	4-Wire DS1 Digital Loop in Combination - Zone 1		1	UNC1X	USLXX	63.62	412.03	139.55
	4-Wire DS1 Digital Loop in Combination - Zone 2		2	UNC1X	USLXX	104.40	412.03	139.55
	4-Wire DS1 Digital Loop in Combination - Zone 3		3	UNC1X	USLXX	210.22	412.03	139.55
	DS3 Local Loop in combination - per mile			UNC3X	1L5ND	12.95
	DS3 Local Loop in combination - Facility Termination			UNC3X	UE3PX	229.90	3,073.55	1,245.84
	STS-1 Local Loop in combination - per mile			UNCSX	1L5ND	12.95
	STS-1 Local Loop in combination - Facility Termination			UNCSX	UDLS1	257.82	3,073.55	1,245.84
	Interoffice Channel in combination - 2-wire VG - per mile			UNCVX	1L5XX	0.0095
	Interoffice Channel in combination - 2-wire VG - Facility Termination			UNCVX	U1TV2	12.12	131.81	78.34
	Interoffice Channel in combination - 4-wire VG - per mile			UNCVX	1L5XX	0.0095
	Interoffice Channel in combination - 4-wire VG - Facility Termination			UNCVX	U1TV4	10.19	131.81	78.34
	Interoffice Channel in combination - 4-wire 56 kbps - per mile			UNCDX	1L5XX	0.0095
	Interoffice Channel in combination - 4-wire 56 kbps - Facility Termination			UNCDX	U1TD5	7.47	131.81	78.34
	Interoffice Channel in combination - 4-wire 64 kbps - per mile			UNCDX	1L5XX	0.0095
	Interoffice Channel in combination - 4-wire 64 kbps - Facility Termination			UNCDX	U1TD6	7.47	131.81	78.34
	Interoffice Channel in combination - DS1 - per mile			UNC1X	1L5XX	0.1938
	Interoffice Channel in combination - DS1 Facility Termination			UNC1X	U1TF1	31.06	234.02	162.52
	Interoffice Channel in combination - DS3 - per mile			UNC3X	1L5XX	4.44
	Interoffice Channel in combination - DS3 - Facility Termination			UNC3X	U1TF3	329.91	802.81	146.02
	Interoffice Channel in combination - STS-1 - per mile			UNCSX	1L5XX	4.44
	Interoffice Channel in combination - STS-1 Facility Termination			UNCSX	U1TFS	339.20	802.81	146.02
ADDITIONAL NETWORK ELEMENTS
	Optional Features & Functions:
	Clear Channel Capability Extended Frame Option - per DS1	I		U1TD1, ULDD1,UNC1X	CCOEF		0.00
	Clear Channel Capability Super FrameOption - per DS1	I		U1TD1, ULDD1,UNC1X	CCOSF		0.00
	Clear Channel Capability (SF/ESF) Option - Subsequent Activity - per DS1	I		ULDD1, U1TD1, UNC1X, USL	NRCCC		184.76	23.80
	C-bit Parity Option - Subsequent Activity - per DS3	I		U1TD3, ULDD3, UE3, UNC3X	NRCC3		218.92	7.66
	DS1/DS0 Channel System			UNC1X	MQ1	70.84	170.57
	DS3/DS1Channel System			UNC3X, UNCSX	MQ3	84.32	0.00
	Voice Grade COCI in combination			UNCVX	1D1VG	0.4329	54.14	17.51
	Voice Grade COCI - for 2W-SL2 & 4W Voice Grade Local Loop			UEA	1D1VG	0.4329	6.39	4.58
	Voice Grade COCI - for connection to a channelized DS1 Local Channel in the same SWC as collocation			U1TUC	1D1VG	0.4329	6.39	4.58
	OCU-DP COCI (2.4-64kbs) in combination			UNCDX	1D1DD	0.9199	54.14	17.51
	OCU-DP COCI (2.4-64kbs) - for Unbundled Digital Loop			UDL	1D1DD	0.9199	6.39	4.58
	OCU-DP COCI (2.4-64kbs) - for connection to a channelized DS1 Local Channel in the same SWC as collocation			U1TUD	1D1DD	0.9199	6.39	4.58
	2-wire ISDN COCI (BRITE) in combination			UNCNX	UC1CA	1.53	54.14	17.51
	2-wire ISDN COCI (BRITE) - for a Local Loop			UDN	UC1CA	1.53	6.39	4.58
	2-wire ISDN COCI (BRITE) - for connection to a channelized DS1 Local Channel in the same SWC as collocation			U1TUB	UC1CA	1.53	6.39	4.58

111

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	DS1 COCI in combination			UNC1X	UC1D1	8.43	54.14	17.51
	DS1 COCI - for Stand Alone Local Channel			ULDD1	UC1D1	8.43	6.39	4.58
	DS1 COCI - for Stand Alone Interoffice Channel			U1TD1	UC1D1	8.43	6.39	4.58
	DS1 COCI - for DS1 Local Loop			USL	UC1D1	8.43	6.39	4.58
	DS1 COCI - for connection to a channelized DS1 Local Channel in the same SWC as collocation			U1TUA	UC1D1	8.43	6.39	4.58
	Wholesale - UNE, Switch-As-Is Conversion Charge			UNCVX, UNCDX, UNC1X, UNC3X, UNCSX, UDFCX, XDH1X, HFQC6, XDD2X, XDV6X, XDDFX, XDD4X, HFRST, UNCNX	UNCCC		5.43	5.43
	Unbundled Misc Rate Element, SNE SAI, Single Network Element - Switch As Is Non-recurring Charge, per circuit (LSR)			U1TVX, U1TDX, U1TD1, U1TD3, U1TS1, UDF, UE3	URESL		36.90	16.15
	Unbundled Misc Rate Element, SNE SAI, Single Network Element - Switch As Is Non-recurring Charge, incremental charge per circuit on a spreadsheet			U1TVX, U1TDX, U1TD1, U1TD3, U1TS1, UDF, UE3	URESP		1.49	1.49
	Access to DCS - Customer Reconfiguration (FlexServ)
	Customer Reconfiguration Establishment						1.43	1.43
	DS1 DCS Termination with DS0 Switching					21.64	24.81	19.09
	DS1 DCS Termination with DS1 Switching					7.32	17.93	12.22
	DS3 DCS Termination with DS1 Switching					136.07	24.81	19.09
	Node (SynchroNet)
	Node per month			UNCDX	UNCNT	16.00
	Service Rearrangements
	NRC - Change in Facility Assignment per circuit Service Rearrangement	I		U1TVX, U1TDX, U1TUC, U1TUD, U1TUB, ULDVX, ULDDX, UNCVX, UNCDX, UNC1X	URETD		100.82	42.93
	NRC - Change in Facility Assignment per circuit Project Management (added to CFA per circuit if project managed)	I		U1TVX, U1TDX, U1TUC, U1TUD, U1TUB, ULDVX, ULDDX, UNCVX, UNCDX, UNC1X	URETB		3.18	3.18
	NRC - Order Coordination Specific Time - Dedicated Transport	I		UNC1X, UNC3X	OCOSR		18.89	18.89
COMMINGLING
	Commingling Authorization			UNCVX, UNCDX, UNC1X, UNC3X, UNCSX, U1TD1, U1TD3, U1TS1, UE3, UDLSX, U1TVX, U1TDX, U1TUB, ULDVX, ULDD1, ULDD3, ULDS1	CMGAU	0.00	0.00	0.00
	Commingled (UNE part of single bandwidth circuit)
	Commingled VG COCI			XDV2X	1D1VG	0.4329	54.14	17.51
	Commingled Digital COCI			XDV6X	1D1DD	0.9199	54.14	17.51
	Commingled ISDN COCI			XDD4X	UC1CA	1.53	54.14	17.51
	Commingled 2-wire VG Interoffice Channel Facility Termination			XDV2X	U1TV2	12.12	131.81	78.34
	Commingled 4-wire VG Interoffice Channel Facility Termination			XDV6X	U1TV4	10.19	131.81	78.34
	Commingled 56kbps Interoffice Channel Facility Termination			XDD4X	U1TD5	7.47	131.81	78.34
	Commingled 64kbps Interoffice Channel Facility Termination			XDD4X	U1TD6	7.47	131.81	78.34
	Commingled VG/DS0 Interoffice Channel per mile			XDV2X, XDV6X, XDD4X	1L5XX	0.0095
	Commingled 2-wire Local Loop Zone 1		1	XDV2X	UEAL2	11.96	385.26	72.08
	Commingled 2-wire Local Loop Zone 2		2	XDV2X	UEAL2	17.36	385.26	72.08
	Commingled 2-wire Local Loop Zone 3		3	XDV2X	UEAL2	25.23	385.26	72.08
	Commingled 4-wire Local Loop Zone 1		1	XDV6X	UEAL4	19.52	385.26	72.08
	Commingled 4-wire Local Loop Zone 2		2	XDV6X	UEAL4	24.74	385.26	72.08
	Commingled 4-wire Local Loop Zone 3		3	XDV6X	UEAL4	46.11	385.26	72.08
	Commingled 56kbps Local Loop Zone 1		1	XDD4X	UDL56	21.98	385.26	72.08
	Commingled 56kbps Local Loop Zone 2		2	XDD4X	UDL56	27.58	385.26	72.08

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BC	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Commingled 56kbps Local Loop Zone 3		3	XDD4X	UDL56	43.08	385.26	72.08
	Commingled 64kbps Local Loop Zone 1		1	XDD4X	UDL64	21.98	385.26	72.08
	Commingled 64kbps Local Loop Zone 2		2	XDD4X	UDL64	27.58	385.26	72.08
	Commingled 64kbps Local Loop Zone 3		3	XDD4X	UDL64	43.08	385.26	72.08
	Commingled ISDN Local Loop Zone 1		1	XDD4X	U1L2X	19.78	385.26	72.08
	Commingled ISDN Local Loop Zone 2		2	XDD4X	U1L2X	26.16	385.26	72.08
	Commingled ISDN Local Loop Zone 3		3	XDD4X	U1L2X	35.37	385.26	72.08
	Commingled DS1 COCI			XDH1X	UC1D1	8.43	54.14	17.51
	Commingled DS1 Interoffice Channel Facility Termination			XDH1X	U1TF1	31.06	234.02	162.52
	Commingled DS1 Interoffice Channel per mile			XDH1X	1L5XX	0.1938
	Commingled DS1/DS0 Channel System			XDH1X	MQ1	70.84	170.57
	Commingled DS1 Local Loop Zone 1		1	XDH1X	USLXX	63.62	412.03	139.55
	Commingled DS1 Local Loop Zone 2		2	XDH1X	USLXX	104.40	412.03	139.55
	Commingled DS1 Local Loop Zone 3		3	XDH1X	USLXX	210.22	412.03	139.55
	Commingled DS3 Local Loop Facility Termination			HFQC6	UE3PX	229.90	3,073.55	1,245.84
	Commingled DS3/STS-1 Local Loop per mile			HFQC6, HFRST	1L5ND	12.95
	Commingled STS-1 Local Loop Facility Termination			HFRST	UDLS1	257.82	3,073.55	1,245.84
	Commingled DS3/DS1 Channel System			HFQC6	MQ3	84.32
	Commingled DS3 Interoffice Channel Facility Termination			HFQC6	U1TF3	329.91	802.81	146.02
	Commingled DS3 Interoffice Channel per mile			HFQC6	1L5XX	4.44
	Commingled STS-1Interoffice Channel Facility Termination			HFRST	U1TFS	339.20	802.81	146.02
	Commingled STS-1Interoffice Channel per mile			HFRST	1L5XX	4.44
	Commingled Dark Fiber - Interoffice Transport, Per Four Fiber Strands, Per Route Mile Or Fraction Thereof			HEQDL	1L5DF	24.77
	Commingled Dark Fiber - Interoffice Transport, Per Four Fiber Strands, Per Route Mile Or Fraction Thereof			HEQDL	UDF14		620.60	133.88
	UNE to Commingled Conversion Tracking			XDH1X, HFQC6	CMGUN	0.00	0.00	0.00	0.00	0.00
	SPA to Commingled Conversion Tracking			XDH1X, HFQC6	CMGSP	0.00	0.00	0.00	0.00	0.00
LNP Query Service
	LNP Charge Per query					0.0007579
	LNP Service Establishment Manual						12.16
	LNP Service Provisioning with Point Code Establishment						576.33	294.43
911 PBX LOCATE
	911 PBX LOCATE DATABASE CAPABILITY
	Service Establishment per CLEC per End User Account			9PBDC	9PBEU		1,823.00
	Changes to TN Range or Customer Profile			9PBDC	9PBTN		182.45
	Per Telephone Number (Monthly)			9PBDC	9PBMM	0.07
	Change Company (Service Provider) ID			9PBDC	9PBPC		535.57
	PBX Locate Service Support per CLEC (Monthlt)			9PBDC	9PBMR	165.63
	Service Order Charge			9PBDC	9PBSC		15.20
	911 PBX LOCATE TRANSPORT COMPONENT
	See Att 3
	Note: Rates displaying an "I" in Interim column are interim as a result of a Commission order.

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates ($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
UNBUNDLED EXCHANGE ACCESS LOOP
	2-WIRE HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL) COMPATIBLE LOOP
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 1		1	UHL	UHL2X	9.14
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 2		2	UHL	UHL2X	10.52
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 3		3	UHL	UHL2X	10.96
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 1		1	UHL	UHL2W	9.14
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 2		2	UHL	UHL2W	10.52
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 3		3	UHL	UHL2W	10.96
	4-WIRE HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL) COMPATIBLE LOOP
	4 Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 1		1	UHL	UHL4X	12.66
	4-Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 2		2	UHL	UHL4X	14.03
	4-Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 3		3	UHL	UHL4X	15.51
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 1		1	UHL	UHL4W	12.66
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 2		2	UHL	UHL4W	14.03
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 3		3	UHL	UHL4W	15.51
	4-WIRE DS1 DIGITAL LOOP
	4-Wire DS1 Digital Loop - Zone 1		1	USL	USLXX	73.16
	4-Wire DS1 Digital Loop - Zone 2		2	USL	USLXX	120.06
	4-Wire DS1 Digital Loop - Zone 3		3	USL	USLXX	241.75
HIGH CAPACITY UNBUNDLED LOCAL LOOP
	High Capacity Unbundled Local Loop - DS3 - Per Mile per month			UE3	1L5ND	14.89
	High Capacity Unbundled Local Loop - DS3 - Facility Termination per month			UE3	UE3PX	264.38
	High Capacity Unbundled Local Loop - STS-1 - Per Mile per month			UDLSX	1L5ND	14.89
	High Capacity Unbundled Local Loop - STS-1 - Facility Termination per month			UDLSX	UDLS1	296.49
UNBUNDLED DEDICATED TRANSPORT
	INTEROFFICE CHANNEL - DEDICATED TRANSPORT
	Interoffice Channel - Dedicated Channel - DS1 - Per Mile per month			U1TD1	1L5XX	0.2229
	Interoffice Channel - Dedicated Transport - DS1 - Facility Termination			U1TD1	U1TF1	35.87
	Interoffice Channel - Dedicated Transport - DS3 - Per Mile per month			U1TD3	1L5XX	5.11
	Interoffice Channel - Dedicated Transport - DS3 - Facility Termination per month			U1TD3	U1TF3	379.40
	Interoffice Channel - Dedicated Transport - STS-1 - Per Mile per month			U1TS1	1L5XX	5.11
	Interoffice Channel - Dedicated Transport - STS-1 - Facility Termination			U1TS1	U1TFS	390.08
UNBUNDLED DARK FIBER
	Dark Fiber - Interoffice Transport, Per Four Fiber Strands, Per Route Mile Or Fraction Thereof			UDF, UDFCX	1L5DF	28.49
ENHANCED EXTENDED LINK (EELs)
	NOTE: The monthly recurring and non-recurring charges below will apply and the Switch-As-Is Charge will not apply for UNE combinations provisioned as ' Ordinarily Combined' Network Elements.
	NOTE: The monthly recurring and the Switch-As-Is Charge and not the non-recurring charges below will apply for UNE combinations provisioned as ' Currently Combined' Network Elements.
	EXTENDED 4-WIRE DS1 DIGITAL EXTENDED LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT
	4-Wire DS1 Digital Loop in Combination - Zone 1		1	UNC1X	USLXX	73.16
	4-Wire DS1 Digital Loop in Combination - Zone 2		2	UNC1X	USLXX	120.06
	4-Wire DS1 Digital Loop in Combination - Zone 3		3	UNC1X	USLXX	241.75

UNBUNDLED NETWORK ELEMENTS - North Carolina													Att: 2 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates ($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Interoffice Transport - Dedicated - DS1 combination - Per Mile per month			UNC1X	1L5XX	0.2229
	Interoffice Transport - Dedicated - DS1 combination - Facility Termination per month			UNC1X	U1TF1	35.72
	EXTENDED DS3 DIGITAL EXTENDED LOOP WITH DEDICATED DS3 INTEROFFICE TRANSPORT
	DS3 Local Loop in combination - per mile per month			UNC3X	1L5ND	14.89
	DS3 Local Loop in combination - Facility Termination per month			UNC3X	UE3PX	264.38
	Interoffice Transport - Dedicated - DS3 - Per Mile per month			UNC3X	1L5XX	5.11
	Interoffice Transport - Dedicated - DS3 combination - Facility Termination per month			UNC3X	U1TF3	379.40
	EXTENDED STS-1 DIGITAL EXTENDED LOOP WITH DEDICATED STS-1 INTEROFFICE TRANSPORT
	STS-1 Local Loop in combination - per mile per month			UNCSX	1L5ND	14.89
	STS-1 Local Loop in combination - Facility Termination per month			UNCSX	UDLS1	390.08
	Interoffice Transport - Dedicated - STS-1 combination - per mile per month			UNCSX	1L5XX	5.11
	Interoffice Transport - Dedicated - STS-1 combination - Facility Termination per month			UNCSX	U1TFS	390.08

Attachment 4-Central Office

Attachment 4

Physical Collocation

Attachment 4-Central Office

Attachment 4-Central Office

PHYSICAL COLLOCATION

1.	Scope of Attachment

1.1	The rates, terms, and conditions contained within this Attachment shall only apply when DeltaCom is physically collocated as a sole occupant or as a Host within a Premises location pursuant to this Attachment. BellSouth Premises include BellSouth Central Offices and Serving Wire Centers (hereinafter “Premises”). This Attachment is applicable to Premises owned or leased by BellSouth.

1.2	Right to Occupy. BellSouth shall offer to DeltaCom collocation on rates, terms, and conditions that are just, reasonable, non-discriminatory and consistent with the rules of the Federal Communications Commission (“FCC”). Subject to the rates, terms and conditions of this Attachment where space is available and it is technically feasible, BellSouth will allow DeltaCom to occupy that certain area designated by BellSouth within a BellSouth Premises, or on BellSouth property upon which the BellSouth Premises is located, of a size which is specified by DeltaCom and agreed to by BellSouth (hereinafter “Collocation Space”). The necessary rates, terms and conditions for BellSouth locations other than BellSouth Premises shall be negotiated upon request for collocation at such location(s).

1.2.1	Neither BellSouth nor any of BellSouth’s affiliates may reserve space for future use on more preferential terms than those set forth below.

1.3	Space Allocation. BellSouth shall attempt to accommodate DeltaCom’s requested preferences if any. In allocating Collocation Space, BellSouth shall not materially increase DeltaCom’s cost or materially delay DeltaCom’s occupation and use of the Collocation Space, shall not assign Collocation Space that will impair the quality of service or otherwise limit the service DeltaCom wishes to offer, and shall not reduce unreasonably the total space available for physical collocation or preclude unreasonably physical collocation within the Premises. Space shall not be available for collocation if it is: (a) physically occupied by non-obsolete equipment; (b) assigned to another collocator; (c) used to provide physical access to occupied space; (d) used to enable technicians to work on equipment located within occupied space; (e) properly reserved for future use, either by BellSouth or by another carrier; or (f) essential for the administration and proper functioning of BellSouth’s Premises. BellSouth may segregate Collocation Space and require separate entrances in accordance with FCC rules.

1.4	Space Reclamation. In the event of space exhaust within a Central Office Premises, BellSouth may include in its documentation for the Petition for Waiver filing any unutilized space in the Central Office Premises. DeltaCom will be responsible for any justification of unutilized space within its space, if the appropriate state commission requires such justification.

Attachment 4-Central Office

1.5	Use of Space. DeltaCom shall use the Collocation Space for the purposes of installing, maintaining and operating DeltaCom’s equipment (to include testing and monitoring equipment) necessary for interconnection with BellSouth services and facilities or for accessing BellSouth unbundled network elements for the provision of telecommunications services, as specifically set forth in this Attachment. The Collocation Space may be used for no other purposes except as specifically described herein or in any amendment hereto.

1.6	Rates and Charges. DeltaCom agrees to pay the rates and charges identified in Exhibit C attached hereto.

1.7	Due Dates. If any due date contained in this Attachment falls on a weekend or National holiday, then the due date will be the next business day thereafter. For intervals of ten (10) days or less National holidays will be excluded.

1.8	The parties agree to comply with all applicable federal, state, county, local and administrative laws, rules, ordinances, regulations and codes in the performance of their obligations hereunder.

2.	Space Availability Report

2.1	Space Availability Report. Upon request from DeltaCom, BellSouth will provide a written report (“Space Availability Report”) describing in detail the space that is available for collocation and specifying the amount of Collocation Space available at the Premises requested, the number of collocators present at the Premises, any modifications in the use of the space since the last report on the Premises requested and the measures BellSouth is taking to make additional space available for collocation arrangements. A Space Availability Report does not reserve space at the Premises.

2.1.0	The request from DeltaCom for a Space Availability Report must be written and must include the Premises street address, identified in the Local Exchange Routing Guide (“LERG”), and Common Language Location Identification (“CLLI”) code of the Premises. CLLI code information is located in the National Exchange Carriers Association (“NECA”) Tariff FCC No. 4.

2.1.1	BellSouth will respond to a request for a Space Availability Report for a particular Premises within ten (10) calendar days of receipt of such request. BellSouth will make best efforts to respond in ten (10) calendar days to such a request when the request includes from two (2) to five (5) Premises within the same state. The response time for requests of more than five (5) Premises shall be negotiated between the Parties. If BellSouth cannot meet the ten (10) calendar day response time, BellSouth shall notify DeltaCom and inform DeltaCom of the time frame under which it can respond.

Attachment 4-Central Office

3.	Collocation Options

3.1	Cageless. BellSouth shall allow DeltaCom to collocate DeltaCom’s equipment and facilities without requiring the construction of a cage or similar structure. BellSouth shall allow DeltaCom to have direct access to DeltaCom’s equipment and facilities. BellSouth shall make cageless collocation available in single bay increments. Except where DeltaCom’s equipment requires special technical considerations (e.g., special cable racking, isolated ground plane, etc.), BellSouth shall assign cageless Collocation Space in conventional equipment rack lineups where feasible. For equipment requiring special technical considerations, DeltaCom must provide the equipment layout, including spatial dimensions for such equipment pursuant to generic requirements contained in Telcordia GR-63-Core, and shall be responsible for compliance with all special technical requirements associated with such equipment.

3.2	Caged. At DeltaCom’s expense, DeltaCom may arrange with a Supplier certified by BellSouth (“BellSouth Certified Supplier”) to construct a collocation arrangement enclosure in accordance with BellSouth’s Technical References (TR) (“Specifications”) prior to starting equipment installation. BellSouth will provide Specifications upon request. Where local building codes require enclosure specifications more stringent than BellSouth’s standard enclosure specification, DeltaCom, if certified as a BellSouth Certified Supplier, and DeltaCom’s BellSouth Certified Supplier must comply with the more stringent local building code requirements. DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier shall be responsible for filing and receiving any and all necessary permits and/or licenses for such construction. BellSouth shall cooperate with DeltaCom and provide, at DeltaCom’s expense, the documentation, including existing building architectural drawings, enclosure drawings, and Specifications required and necessary for DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier to obtain the zoning, permits and/or other licenses. DeltaCom’s BellSouth Certified Supplier shall bill DeltaCom directly for all work performed for DeltaCom pursuant to this Attachment and BellSouth shall have no liability for nor responsibility to pay such charges imposed by DeltaCom’s BellSouth Certified Supplier. DeltaCom must provide the local BellSouth building contact with two Access Keys used to enter the locked enclosure. Except in case of emergency, BellSouth will not access DeltaCom’s locked enclosure prior to notifying DeltaCom. Upon request, BellSouth shall construct the enclosure for DeltaCom.

3.2.1

BellSouth may elect to review DeltaCom’s plans and specifications prior to allowing construction to start to ensure compliance with BellSouth’s Specifications. Notification to DeltaCom indicating BellSouth’s desire to execute this review will be provided in BellSouth’s response to the Initial Application, if DeltaCom has indicated its desire to construct its own enclosure. If DeltaCom’s Initial Application does not

Attachment 4-Central Office

indicate its desire to construct its own enclosure, but its subsequent firm order does indicate its desire to construct its own enclosure, then notification to review will be given within ten (10) calendar days after the Firm Order date. BellSouth shall complete its review within fifteen (15) calendar days after the receipt of the plans and specifications. Regardless of whether or not BellSouth elects to review DeltaCom’s plans and specifications, BellSouth reserves the right to inspect the enclosure during and after construction to make sure it is constructed according to the submitted plans and specifications and BellSouth’s Specifications, as applicable. If BellSouth decides to inspect, BellSouth will complete its inspection within fifteen (15) calendar days after receipt of written notification of completion of the enclosure from DeltaCom. BellSouth shall require DeltaCom to remove or correct within fifteen (15) calendar days at DeltaCom’s expense any structure that does not meet these plans and specifications or, where applicable, BellSouth’s Specifications.

3.3	Shared Caged Collocation. DeltaCom may allow other telecommunications carriers to share DeltaCom’s caged collocation arrangement pursuant to terms and conditions agreed to by DeltaCom (“Host”) and other telecommunications carriers (“Guests”) and pursuant to this Section, except where the BellSouth Premises is located within a leased space and BellSouth is prohibited by said lease from offering such an option. DeltaCom shall notify BellSouth in writing upon execution of any agreement between the Host and its Guest within ten (10) calendar days of its execution and prior to any Firm Order. Further, such notice shall include the name of the Guest(s) and the term of the agreement, and shall contain a certification by DeltaCom that said agreement imposes upon the Guest(s) the same terms and conditions for Collocation Space as set forth in this Attachment between BellSouth and DeltaCom.

3.3.0	DeltaCom, as the Host, shall be the sole interface and responsible Party to BellSouth for the assessment and billing of rates and charges contained within this Attachment and for the purposes of ensuring that the safety and security requirements of this Attachment are fully complied with by the Guest(s), its employees and agents. BellSouth shall provide DeltaCom with a proration of the costs of the Collocation Space based on the number of collocators and the space used by each with a minimum charge of one (1) bay/rack per Host/Guest. In addition to the foregoing, DeltaCom shall be the responsible party to BellSouth for the purpose of submitting applications for initial and additional equipment placement of Guest. A separate Guest application shall require the assessment of an Initial or Subsequent Application Fee, as set forth in Exhibit C. Notwithstanding the foregoing, Guest may arrange directly with BellSouth for the provision of the interconnecting facilities between BellSouth and Guest and for the provision of the services and access to unbundled network elements.

3.3.1	DeltaCom shall indemnify and hold harmless BellSouth from any and all claims, actions, causes of action, of whatever kind or nature arising out of the presence of DeltaCom’s Guests in the Collocation Space except to the extent caused by BellSouth’s sole negligence, gross negligence, or willful misconduct.

Attachment 4-Central Office

3.4	Adjacent Collocation. Subject to technical feasibility and space availability, BellSouth will permit adjacent collocation arrangements (“Adjacent Arrangement”) on the Premises’ property, where the Adjacent Arrangement does not interfere with access to existing or planned structures or facilities on the Premises property. The Adjacent Arrangement shall be constructed or procured by DeltaCom and in conformance with BellSouth’s design and construction Specifications. Further, DeltaCom shall construct, procure, maintain and operate said Adjacent Arrangement(s) pursuant to all of the rates, terms and conditions set forth in this Attachment.

3.4.0	Should DeltaCom elect Adjacent Collocation, DeltaCom must arrange with a BellSouth Certified Supplier to construct an Adjacent Arrangement structure in accordance with BellSouth’s Specifications. BellSouth will provide Specifications upon request. Where local building codes require enclosure specifications more stringent than BellSouth’s standard specification, DeltaCom and DeltaCom’s BellSouth Certified Supplier must comply with the more stringent local building code requirements. DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier shall be responsible for filing and receiving any and all necessary zoning, permits and/or licenses for such construction. DeltaCom’s BellSouth Certified Supplier shall bill DeltaCom directly for all work performed for DeltaCom pursuant to this Attachment and BellSouth shall have no liability for nor responsibility to pay such charges imposed by DeltaCom’s BellSouth Certified Supplier. DeltaCom must provide the local BellSouth building contact with two cards, keys or other access device used to enter the locked enclosure. Except in cases of emergency, BellSouth shall not access DeltaCom’s locked enclosure prior to notifying DeltaCom.

3.4.1	DeltaCom must submit its plans and specifications to BellSouth with its Firm Order. BellSouth shall review DeltaCom’s plans and specifications prior to construction of an Adjacent Arrangement(s) to ensure compliance with BellSouth’s Specifications. BellSouth shall complete its review within fifteen (15) calendar days after receipt of plans and specifications. BellSouth reserves the right to inspect the Adjacent Arrangement during and after construction to confirm it is constructed according to the submitted plans and specifications. If BellSouth decides to inspect, BellSouth will complete its inspection within fifteen (15) calendar days after receipt of written notification of completion of the enclosure from DeltaCom. BellSouth shall require DeltaCom to remove or correct within fifteen (15) calendar days at DeltaCom’s expense any structure that does not meet these plans and specifications or, where applicable, BellSouth’s Specifications.

3.4.2	DeltaCom shall provide a concrete pad, the structure housing the arrangement, heating/ventilation/air conditioning (“HVAC”), lighting, and all facilities that connect the structure (i.e. racking, conduits, etc.) to the BellSouth point of demarcation. At DeltaCom’s option, and where the local authority having jurisdiction permits, BellSouth shall provide an AC power source and access to physical collocation services and facilities subject to the same nondiscriminatory requirements as applicable to any other physical collocation arrangement.

Attachment 4-Central Office

3.5	Co-Carrier Cross Connect (CCXC). The primary purpose of collocation is for a collocated telecommunications carrier to interconnect with BellSouth’s network or to access BellSouth’s unbundled network elements for the provision of telecommunications services within a BellSouth Premises. BellSouth will permit DeltaCom to interconnect between its virtual or physical collocation arrangements and those of another collocated telecommunications carrier within the same central office. Both DeltaCom’s agreement and the other collocated telecommunications carrier’s agreement must contain rates, terms and conditions for CCXC language. At no point in time shall DeltaCom use the Collocation Space for the sole or primary purpose of cross connecting to other collocated telecommunications carriers. DeltaCom, if certified as a BellSouth Certified Supplier, or its BellSouth Certified Supplier must place the CCXC. The CCXC shall be provisioned through facilities owned by DeltaCom.

3.5.0	Such connections to other carriers may be made using either optical or electrical facilities. DeltaCom may deploy such optical or electrical connections directly between its own facilities and the facilities of other collocated telecommunications carriers without being routed through BellSouth equipment. DeltaCom may not self-provision CCXC on any BellSouth distribution frame, POT (Point of Termination) Bay, DSX (Digital System Cross-connect) or LGX (Light Guide Cross-connect). DeltaCom is responsible for ensuring the integrity of the signal.

DeltaCom shall be responsible for providing written authorization to BellSouth from the other collocated telecommunications carrier prior to installing the CCXC. DeltaCom -provisioned CCXC shall utilize common cable support structure. There will be a recurring charge per linear foot, per cable, of common cable support structure used. In cases where DeltaCom’s equipment and the equipment of the other interconnector are located in contiguous caged Collocation Spaces, DeltaCom will have the option of using DeltaCom’s own technicians to deploy co-carrier cross connects using copper (or ABAM or coaxial as appropriate) or optical facilities between the sets of equipment and construct its own dedicated cable support structure. If BellSouth cable support structure is used cable support charges shall be assessed per linear foot, per cable, of support structure used.

3.5.1	To order CCXCs DeltaCom must submit an Initial Application or Subsequent Application. If no modification to the Collocation Space is requested other than the placement of CCXCs, the Subsequent Application Fee for CCXC, as defined in Exhibit C, will apply. If modifications in addition to the placement of CCXCs are requested, the Initial Application or Subsequent Application Fee will apply. This non-recurring fee will be billed by BellSouth on the date that BellSouth provides an Application Response.

Attachment 4-Central Office

4.	Occupancy

4.1	Occupancy. BellSouth will notify DeltaCom in writing that the Collocation Space is ready for occupancy (“Space Ready Date”). DeltaCom will schedule and complete an acceptance walkthrough of each Collocation Space with BellSouth within fifteen (15) calendar days of BellSouth’s notifying DeltaCom that the Collocation Space is ready for occupancy. BellSouth will correct any deviations to DeltaCom’s original or jointly amended requirements within seven (7) calendar days after the walkthrough, unless the Parties jointly agree upon a different time frame, and BellSouth shall establish a new Space Ready Date. Another acceptance walkthrough will then be scheduled and conducted within fifteen (15) calendar days of the new Space Ready Date. This follow-up acceptance walkthrough will be limited to those items identified in the initial walkthrough. If DeltaCom has met the fifteen (15) calendar day interval(s), billing will begin upon the date of DeltaCom’s acceptance of the Collocation Space (“Space Acceptance Date”). In the event that DeltaCom fails to complete an acceptance walkthrough within the applicable fifteen (15) day interval, the Collocation Space shall be deemed accepted by DeltaCom. Billing will commence on the Space Ready Date or on the Space Acceptance Date, whichever is sooner. DeltaCom must notify BellSouth in writing that collocation equipment installation is complete and is operational with BellSouth’s network. BellSouth may, at its option, not accept orders for cross connects until receipt of such notice. For purposes of this paragraph, DeltaCom’s telecommunications equipment will be deemed operational when cross-connected to BellSouth’s network for the purpose of service provisioning.

4.2	Termination of Occupancy. In addition to any other provisions addressing termination of occupancy in this Agreement, DeltaCom may terminate occupancy in a particular Collocation Space by submitting a Subsequent Application requesting termination of occupancy. A Subsequent Application Fee will not apply for termination of occupancy. Either Party may terminate DeltaCom’s right to occupy the Collocation Space in the event either Party fails to comply with any provision of this Agreement. The Parties agree to resolve any disputes regarding either Party’s noncompliance through the Dispute Resolution procedures as outlined in Section 11 of the General Terms and Conditions of this Agreement.

4.2.1

Upon termination of occupancy, DeltaCom at its expense shall remove its equipment and other property from the Collocation Space. DeltaCom shall have thirty (30) calendar days from the termination date to complete such removal, including the removal of all equipment and facilities of DeltaCom’s Guest(s), unless DeltaCom’s Guest(s) has assumed responsibility for the collocation space housing the Guest(s)’s equipment and executed the documentation required by BellSouth prior to such removal date. DeltaCom shall continue payment of monthly fees to BellSouth until such date as DeltaCom, and if applicable DeltaCom’s Guest(s), has fully vacated the Collocation Space and the Space Relinquish Form has been accepted by BellSouth. Should DeltaCom or DeltaCom’s Guest(s) fail to vacate the Collocation Space within thirty (30) calendar days from the termination date, BellSouth shall have the right to remove the equipment and other property of DeltaCom or DeltaCom’s Guest(s) at

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DeltaCom’s expense and with no liability for damage or injury to DeltaCom or DeltaCom’s Guest(s)’s property unless caused by the gross negligence or intentional misconduct of BellSouth. Upon termination of DeltaCom’s right to occupy Collocation Space, the Collocation Space will revert back to BellSouth, and DeltaCom shall surrender such Collocation Space to BellSouth in the same condition as when first occupied by DeltaCom except for ordinary wear and tear, unless otherwise agreed to by the Parties. DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier shall be responsible for updating and making any necessary changes to BellSouth’s records as required by BellSouth’s Specifications including but not limited to Central Office Record Drawings and ERMA Records. DeltaCom shall be responsible for the cost of removing any DeltaCom constructed enclosure, together with all support structures (e.g., racking, conduits, power cables, etc.), at the termination of occupancy and restoring the grounds to their original condition minus any normal wear and tear.

5.	Use of Collocation Space

5.1	Equipment Type. BellSouth permits the collocation of any type of equipment necessary for interconnection to BellSouth’s network or for access to BellSouth’s unbundled network elements in the provision of telecommunications services, as the term “necessary” is defined by FCC 47 C.F.R. Section 51.323 (b). In addition, DeltaCom may deploy DLC equipment (TR303 compliant) in DeltaCom’s collocation space or in DeltaCom’s network. The primary purpose and function of any equipment collocated in a Premises must be for interconnection to BellSouth’s network or for access to BellSouth’s unbundled network elements in the provision of telecommunications services.

5.1.0	Examples of equipment that would not be considered necessary include but are not limited to: Traditional circuit switching equipment, equipment used exclusively for call-related databases, computer servers used exclusively for providing information services, operations support system (OSS) equipment used to support collocated telecommunications carrier network operations, equipment that generates customer orders, manages trouble tickets or inventory, or stores customer records in centralized databases, etc. BellSouth will determine upon receipt of an application if the requested equipment is necessary based on the criteria established by the FCC. Multifunctional equipment placed on BellSouth’s Premises must not place any greater relative burden on BellSouth’s property than comparable single-function equipment. BellSouth reserves the right to permit collocation of any equipment on a nondiscriminatory basis.

5.1.1

Whenever BellSouth objects to collocation of equipment by DeltaCom for the purposes within the scope of Section 251(c)(6) of the Act, BellSouth shall prove to the Commission that the equipment is not necessary for the purpose of obtaining interconnection or access to unbundled network elements pursuant to FCC 47 C.F.R. 51.323 (b). BellSouth may not object to the collocation of equipment on the grounds

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that the equipment does not comply with safety or engineering standards that are more stringent than the safety or engineering standards that BellSouth applies to its own equipment. The applicable standards are set forth in Section 5.1.3. BellSouth may not object to the collocation of equipment on the ground that the equipment fails to comply with National Equipment and Building Specifications performance standards. Except where otherwise required by state Commission order, if BellSouth denies collocation of DeltaCom’s equipment, citing safety standards, BellSouth must provide to DeltaCom within five (5) business days of the denial a list of all equipment that BellSouth locates within the Premises in question, together with an affidavit attesting that all of that equipment meets or exceeds the safety standard that BellSouth contends DeltaCom’s equipment fails to meet.

5.1.2	Such equipment must at a minimum meet the following Telcordia Network Equipment Building Systems (NEBS) General Equipment Requirements: Criteria Level 1 requirements as outlined in the Telcordia Special Report SR-3580, Issue 1; equipment design spatial requirements per GR-63-CORE, Section 2; thermal heat dissipation per GR-063-CORE, Section 4, Criteria 77-79; acoustic noise per GR-063-CORE, Section 4, Criterion 128, and National Electric Code standards.

5.1.3	DeltaCom shall not request more DS0, DS1, DS3 and optical terminations for a collocation arrangement than the total port or termination capacity of the transmission equipment, (including but not limited; to transmission equipment, multiplexers, DSLAMS, DLC’s, signal regenerators, cross connect panels) physically installed in the arrangement. The total capacity of the transmission equipment collocated in the arrangement will include transmission equipment contained in the application, as well as the transmission equipment already placed in the collocation arrangement. If full network termination capacity of the equipment being installed is not requested in the application, additional network terminations for the installed equipment will require the submission of another application. In the event that DeltaCom submits an application for terminations that exceed the total capacity of the collocated equipment, DeltaCom will be informed of the discrepancy and will be required to submit a revision to the application.

5.2	DeltaCom will provide a list of those entities with a security interest in collocation equipment in DeltaCom’s collocation site to BellSouth. This list will be updated by DeltaCom annually. This information shall be expressly covered by the confidentiality provisions contained in Section 9 of the General Terms and Conditions of this Agreement. In no event shall BellSouth use the list of entities with an interest in equipment in DeltaCom’s collocation space for marketing BellSouth’s telecommunications services. Furthermore, BellSouth shall make a good faith effort to notify DeltaCom prior to contacting any such entity that has a financial interest, secured or otherwise, in the equipment in DeltaCom’s collocation space.

5.3	DeltaCom shall not use the Collocation Space for marketing purposes nor shall it place any identifying signs or markings outside the Collocation Space or on the grounds of the Premises.

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5.4	DeltaCom shall place a plaque or other identification affixed to DeltaCom’s equipment necessary to identify DeltaCom’s equipment, including a list of emergency contacts with telephone numbers.

5.5	Entrance Facilities. DeltaCom may elect to place DeltaCom-owned or DeltaCom-leased fiber entrance facilities into the Collocation Space. BellSouth will designate the point of interconnection in close proximity to the Premises building housing the Collocation Space, such as an entrance manhole or a cable vault, which are physically accessible by both Parties. DeltaCom will provide and place fiber cable at the point of entrance of sufficient length to be pulled through conduit and into the splice location. DeltaCom will provide and install a sufficient length of fire retardant riser cable, to which the entrance cable will be spliced by BellSouth, which will extend from the splice location to DeltaCom’s equipment in the Collocation Space. In the event DeltaCom utilizes a non-metallic, riser-type entrance facility, a splice will not be required. DeltaCom must contact BellSouth for instructions prior to placing the entrance facility cable in the manhole. DeltaCom is responsible for maintenance of the entrance facilities. At DeltaCom’s option BellSouth will accommodate where technically feasible a microwave entrance facility pursuant to separately negotiated terms and conditions. In the case of adjacent collocation, unless BellSouth determines that limited space is available for the entrance facilities, copper facilities may be used between the adjacent collocation arrangement and the central office demarcation point.

5.5.1	Dual Entrance. BellSouth will provide at least two interconnection points at each Premise where there are at least two such interconnection points available and where capacity exists. Upon receipt of a request for physical collocation under this Attachment, BellSouth shall provide DeltaCom with information regarding BellSouth’s capacity to accommodate dual entrance facilities. If conduit in the serving manhole(s) is available and is not reserved for another purpose for utilization within 12 months of the receipt of an application for collocation, BellSouth will make the requested conduit space available for installing a second entrance facility to DeltaCom’s arrangement. The location of the serving manhole(s) will be determined at the sole discretion of BellSouth. Where dual entrance is not available due to lack of capacity, BellSouth will so state in the Application Response.

5.5.2	Shared Use. DeltaCom may utilize spare capacity on an existing interconnector entrance facility for the purpose of providing an entrance facility to DeltaCom’s collocation arrangement within the same BellSouth Premises. BellSouth shall allow the splice, provided that the fiber is non-working fiber. DeltaCom must arrange with BellSouth for BellSouth to splice the DeltaCom provided riser cable to the spare capacity on the entrance facility. The rates set forth in Exhibit C will apply. If DeltaCom desires to allow another telecommunications carrier to use its entrance facilities, additional rates, terms and conditions will apply and shall be negotiated between the parties.

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5.6	Demarcation Point. BellSouth will designate the point(s) of demarcation between DeltaCom’s equipment and/or network and BellSouth’s network. Each Party will be responsible for maintenance and operation of all equipment/facilities on its side of the demarcation point. For 2-wire and 4-wire connections to BellSouth’s network, the demarcation point shall be a common block on the BellSouth designated conventional distributing frame (CDF). DeltaCom shall be responsible for providing, and DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier shall be responsible for installing and properly labeling/stenciling, the common block, and necessary cabling pursuant to Section 6. For all other terminations BellSouth shall designate a demarcation point on a per arrangement basis. DeltaCom or its agent must perform all required maintenance to equipment/facilities on its side of the demarcation point, pursuant to Section 5.6, following, and may self-provision cross-connects that may be required within the Collocation Space to activate service requests.

5.6.1	Existing point(s) of demarcation – DeltaCom provided Pot Bay. BellSouth will grandfather existing point(s) of demarcation established at a DeltaCom provided Pot Bay pursuant to this Attachment. DeltaCom shall order services using the existing terminations in the DeltaCom provided Pot Bay.

5.6.2	Existing point(s) of demarcation – BellSouth provided Pot Bay. BellSouth will grandfather existing point(s) of demarcation established at a BellSouth provided Pot Bay. DeltaCom shall order services using the existing terminations in the BellSouth provided Pot Bay.

5.7	DeltaCom’s Equipment and Facilities. DeltaCom, or if required by this Attachment, DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier, is solely responsible for the design, engineering, installation, testing, provisioning, performance, monitoring, maintenance and repair of the equipment and facilities used by DeltaCom which must be performed in compliance with all applicable BellSouth policies and guidelines. Such equipment and facilities may include but are not limited to cable(s), equipment, and point of termination connections. DeltaCom and its selected BellSouth Certified Supplier must follow and comply with all BellSouth requirements outlined in BellSouth’s TR 73503, TR 73519, TR 73572, and TR 73564.

5.8	BellSouth’s Access to Collocation Space. From time to time BellSouth may require access to the Collocation Space. BellSouth retains the right to access such space for the purpose of making BellSouth equipment and building modifications (e.g., running, altering or removing racking, ducts, electrical wiring, HVAC, and cables). BellSouth will give notice to DeltaCom at least forty-eight (48) hours before access to the Collocation Space is required. DeltaCom may elect to be present whenever BellSouth performs work in the Collocation Space. The Parties agree that DeltaCom will not bear any of the expense associated with this work.

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5.9	Access. Pursuant to Section 11, DeltaCom shall have access to the Collocation Space twenty-four (24) hours a day, seven (7) days a week. DeltaCom agrees to provide the name and social security number or date of birth or driver’s license number of each employee, supplier, or agent of DeltaCom or DeltaCom’s Guest(s) provided with access keys or devices (“Access Keys”) prior to the issuance of said Access Keys. Key acknowledgement forms must be signed by DeltaCom and returned to BellSouth Access Management within 15 calendar days of DeltaCom’s receipt. Failure to return properly acknowledged forms will result in the holding of subsequent requests until acknowledgements are current. Access Keys shall not be duplicated under any circumstances. DeltaCom agrees to be responsible for all Access Keys and for the return of all said Access Keys in the possession of DeltaCom employees, suppliers, Guests, or agents after termination of the employment relationship, contractual obligation with DeltaCom or upon the termination of this Attachment or the termination of occupancy of an individual collocation arrangement.

5.9.1	BellSouth will permit one accompanied site visit to DeltaCom’s designated collocation arrangement location after receipt of the Bona Fide Firm Order without charge to DeltaCom. DeltaCom must submit to BellSouth the completed Access Control Request Form for all employees or agents requiring access to the BellSouth Premises a minimum of thirty (30) calendar days prior to the date DeltaCom desires access to the Collocation Space. In order to permit reasonable access during construction of the Collocation Space, DeltaCom may submit such a request at any time subsequent to BellSouth’s receipt of the BFFO. In the event DeltaCom desires access to the Collocation Space after submitting such a request but prior to access being approved, in addition to the first accompanied free visit, BellSouth shall permit DeltaCom to access the Collocation Space accompanied by a security escort at DeltaCom’s expense. DeltaCom must request escorted access at least three (3) business days prior to the date such access is desired.

5.10	Lost or Stolen Access Keys. DeltaCom shall notify BellSouth in writing immediately in the case of lost or stolen Access Keys. Should it become necessary for BellSouth to re-key buildings or deactivate a card as a result of a lost Access Key(s) or for failure to return an Access Key(s), DeltaCom shall pay for all reasonable costs associated with the re-keying or deactivating the card.

5.11

Interference or Impairment. Notwithstanding any other provisions of this Attachment, DeltaCom shall not use any product or service provided under this Agreement, any other service related thereto or used in combination therewith, or place or use any equipment or facilities in any manner that 1) significantly degrades, interferes with or impairs service provided by BellSouth or by any other entity or any person’s use of its telecommunications service; 2) endangers or damages the equipment, facilities or other property of BellSouth or of any other entity or person; 3) compromises the privacy of any communications; or 4) creates an unreasonable risk of injury or death to any individual or to the public. If BellSouth reasonably determines that any equipment or facilities of DeltaCom violates the provisions of this paragraph, BellSouth shall give written notice to DeltaCom, which notice shall direct DeltaCom

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to cure the violation within forty-eight (48) hours of DeltaCom’s actual receipt of written notice or, at a minimum, to commence curative measures within twenty-four (24) hours and to exercise reasonable diligence to complete such measures as soon as possible thereafter. After receipt of the notice, the Parties agree to consult immediately and, if necessary, to inspect the arrangement.

5.11.1	Except in the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services, if DeltaCom fails to take curative action within forty-eight (48) hours or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or any other significant degradation, interference or impairment of BellSouth’s or another entity’s service, then and only in that event BellSouth may take such action as it deems appropriate to correct the violation, including without limitation the interruption of electrical power to DeltaCom’s equipment. BellSouth will endeavor, but is not required, to provide notice to DeltaCom prior to taking such action and shall have no liability to DeltaCom for any damages arising from such action, except to the extent that such action by BellSouth constitutes willful misconduct.

5.11.2	For purposes of this Section, the term significantly degrade shall mean an action that noticeably impairs a service from a user’s perspective. In the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services and DeltaCom fails to take curative action within forty-eight (48) hours then BellSouth will establish before the relevant Commission that the technology deployment is causing the significant degradation. Any claims of network harm presented to DeltaCom or, if subsequently necessary, the relevant Commission must be supported with specific and verifiable information. Where BellSouth demonstrates that a deployed technology is significantly degrading the performance of other advanced services or traditional voice band services, DeltaCom shall discontinue deployment of that technology and migrate its customers to technologies that will not significantly degrade the performance of other such services. Where the only degraded service itself is a known disturber, and the newly deployed technology satisfies at least one of the criteria for a presumption that is acceptable for deployment under section 47 C.F.R. 51.230, the degraded service shall not prevail against the newly-deployed technology.

5.12	Personalty and its Removal. Facilities and equipment placed by DeltaCom in the Collocation Space shall not become a part of the Collocation Space, even if nailed, screwed or otherwise fastened to the Collocation Space, but shall retain their status as personal property and may be removed by DeltaCom at any time. Any damage caused to the Collocation Space by DeltaCom’s employees, agents or representatives during the removal of such property shall be promptly repaired by DeltaCom at its expense except for normal wear and tear. If DeltaCom decides to remove equipment from its Collocation Space and the removal requires no physical change, BellSouth will bill DeltaCom a Supplemental Application Fee (Administrative Only Application Fee) as set forth in Exhibit C. This non-recurring fee will be billed on the date that BellSouth provides an Application Response.

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5.13	Alterations. In no case shall DeltaCom or any person acting on behalf of DeltaCom make any rearrangement, modification, improvement, addition, or other alteration which could affect in any way space, power, HVAC, and/or safety considerations to the Collocation Space or the BellSouth Premises without the written consent of BellSouth, which consent shall not be unreasonably withheld. The cost of any such specialized alterations shall be paid by DeltaCom. Any such material rearrangement, modification, improvement, addition, or other alteration shall require a Subsequent Application and Subsequent Application Fee which will be billed by BellSouth on the date that BellSouth makes an Application Response.

5.14	Janitorial Service. DeltaCom shall be responsible for the general upkeep of the Collocation Space. DeltaCom shall arrange directly with a BellSouth Certified Supplier for janitorial services applicable to Caged Collocation Space. BellSouth shall provide a list of such suppliers on a site-specific basis upon request.

6.	Ordering and Preparation of Collocation Space

6.1	Should any state or federal regulatory agency impose procedures or intervals applicable to DeltaCom and BellSouth that are different from procedures or intervals set forth in this section, whether now in effect or that become effective after execution of this Agreement, those procedures or intervals shall supersede the requirements set forth herein for that jurisdiction for all applications submitted for the first time after the effective date thereof.

6.2	Initial Application. For DeltaCom or DeltaCom’s Guest(s) initial equipment placement, DeltaCom shall submit to BellSouth a Physical Expanded Interconnection Application Document (“Initial Application”). The Initial Application is Bona Fide when it is complete and accurate, meaning that all required fields on the application are completed with the appropriate type of information. An application fee will apply which will be billed by BellSouth on the date that BellSouth makes an Application Response.

6.3	Subsequent Application. In the event DeltaCom or DeltaCom’s Guest(s) desires to modify the use of the Collocation Space after a BFFO, DeltaCom shall complete an Application detailing all information regarding the modification to the Collocation Space (“Subsequent Application”). The Subsequent Application is Bona Fide when it is complete and accurate, meaning that all required fields on the Subsequent Application are completed with the appropriate type of information. BellSouth shall determine what modifications, if any, to the Premises are required to accommodate the change requested by DeltaCom in the Application. Such necessary modifications to the Premises may include, but are not limited to, floor loading changes, changes necessary to meet HVAC requirements, changes to power plant requirements, equipment additions, etc.

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6.3.1	Subsequent Application Fee.

The application fee paid by DeltaCom for its request to modify the use of the Collocations Space shall be dependent upon the level of assessment needed for the modification requested. Where the Subsequent Application does not require assessment for provisioning or construction work but requires administrative costs by BellSouth, an Administrative Only Application Fee will be assessed to DeltaCom as set forth in Exhibit C. This fee shall remain in effect until the appropriate Commission adopts a permanent rate for the Administrative Only Application Fee. At that time, the fee shall be amended in accordance with Section 15, Modification of Agreement, as contained in the General Terms and Conditions of this Agreement to reflect the new Administrative Only Fee and will become effective on the date of the Commission’s Order. The Administrative Only Application Fee will be applicable in instances such as Transfer of Ownership of the Collocation Space, Removal of Equipment from the Collocation Space, modification to an application prior to BFFO and V-to-P Conversion (In Place). The fee for a Subsequent Application where the modification requested has limited effect (e.g.), requires labor expenditure but no capital expenditure by BellSouth and sufficient cable support structure, HVAC, power and terminations, are available) shall be the Subsequent Application Fee as set forth in Exhibit C. If the modification requires capital expenditure, an Initial Application Fee shall apply. The nonrecurring fee will be billed on the date that BellSouth provides DeltaCom with an Application response.

6.4	Space Preferences. If DeltaCom has previously requested and received a Space Availability Report for the Premises, DeltaCom may submit up to three (3) space preferences on their application identifying specific space identification numbers as referenced on the Space Availability Report. In the event that BellSouth cannot accommodate the DeltaCom’s preference(s), DeltaCom may elect to accept the space allocated by BellSouth or may cancel its application and submit another application requesting additional preferences, which will be treated as a new application and an application fee will apply which will be billed by BellSouth on the date that BellSouth makes an Application Response.

6.5	Space Availability Notification.

6.5.1	BellSouth will respond to an application within ten (10) calendar days as to whether space is available or not available within a BellSouth Premises. BellSouth will also respond as to whether the Application is Bona Fide and if it is not Bona Fide the items necessary to cause the Application to become Bona Fide. If the amount of space requested is not available, BellSouth will notify DeltaCom of the amount of space that is available and no Application Fee shall apply. When BellSouth’s response includes an amount of space less than that requested by DeltaCom, or differently configured, DeltaCom must resubmit its Application to reflect the actual space available.

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6.6	Denial of Application. If BellSouth notifies DeltaCom that no space is available (“Denial of Application”), BellSouth will not assess an Application Fee. After notifying DeltaCom that BellSouth has no available space in the requested Premises, BellSouth will allow DeltaCom, upon request, to tour the entire Premises within ten (10) calendar days of such Denial of Application. In order to schedule said tour within ten (10) calendar days, the request for a tour of the Premises must be received by BellSouth within five (5) calendar days of the Denial of Application.

6.7	Filing of Petition for Waiver. Upon Denial of Application, BellSouth will timely file a petition with the Commission pursuant to 47 U.S.C. § 251(c)(6). BellSouth shall provide to the Commission any information requested by that Commission. Such information shall include which space, if any, BellSouth or any of BellSouth’s affiliates have reserved for future use and a detailed description of the specific future uses for which the space has been reserved. Subject to an appropriate nondisclosure agreement or provision, BellSouth shall permit DeltaCom to inspect any floor plans or diagrams that BellSouth provides to the Commission.

6.8	Waiting List. On a first-come, first-served basis governed by the date of receipt of an Application or Letter of Intent, BellSouth will maintain a waiting list of requesting carriers who have either received a Denial of Application or, where it is publicly known that the Premises is out of space, have submitted a Letter of Intent to collocate. BellSouth will notify the telecommunications carriers on the waiting list that can be accommodated by the amount of space that becomes available according to the position of the telecommunications carriers on said waiting list.

6.8.1	When space becomes available, DeltaCom must submit an updated, complete, and correct Application to BellSouth within 30 calendar days of such notification. If DeltaCom has originally requested caged collocation space and cageless collocation space becomes available, DeltaCom may refuse such space and notify BellSouth in writing within that time that DeltaCom wants to maintain its place on the waiting list without accepting such space. DeltaCom may accept an amount of space less than its original request by submitting an Application as set forth above, and upon request, may maintain its position on the waiting list for the remaining space that was initially requested. If DeltaCom does not submit such an Application or notify BellSouth in writing as described above, BellSouth will offer such space to the next CLEC on the waiting list and remove DeltaCom from the waiting list. Upon request, BellSouth will advise DeltaCom as to its position on the list.

6.9	Public Notification. BellSouth will maintain on its Interconnection Services website a notification document that will indicate all Central Offices that are without available space. BellSouth shall update such document within ten (10) calendar days of the date BellSouth becomes aware that there is insufficient space to accommodate physical collocation. BellSouth will also post a document on its Interconnection Services website that contains a general notice where space has become available in a Central Office previously on the space exhaust list.

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6.10	Application Response.

6.10.1	When space has been determined to be available for physical (caged or cageless), Collocation arrangements, BellSouth will provide an Application Response within twenty (20) calendar days of the receipt of a Bona Fide application, which will include, at a minimum, the configuration of the space, the Cable Installation Fee, Cable Records Fee, and any other applicable space preparation fees, described in Section 8.

6.11	Application Modifications

6.11.1	If a modification or revision is made to any information in the Bona Fide Application prior to a BFFO, with the exception of modifications to Customer Information, Contact Information or Billing Contact Information, at the request of DeltaCom, or necessitated by technical considerations, the application shall be considered a new application and handled as a new application with respect to the response and provisioning intervals. BellSouth will charge DeltaCom the appropriate application fee associated with the level of assessment performed by BellSouth. If the modification requires no labor or capital expenditure by BellSouth, but BellSouth must perform an assessment of the application to evaluate whether or not BellSouth would be required to perform necessary infrastructure or provisioning activities, than an Administrative Only Application Fee shall apply. The fee for an application modification where the modification requested has limited effect (e.g., requires labor expenditure but no capital expenditure by BellSouth and sufficient cable support structure, HVAC, power and terminations are available) shall be the Subsequent Application Fee as set forth in Exhibit C. A modification involving a capital expenditure by BellSouth shall require DeltaCom to submit the application with an Initial Application Fee. The nonrecurring fee will be billed by BellSouth on the date that BellSouth provides DeltaCom with an Application Response.

6.11.2	Bona Fide Firm Order.

6.11.2.1	DeltaCom shall indicate its intent to proceed with equipment installation in a BellSouth Premises by submitting a Physical Expanded Interconnection Firm Order document (“Firm Order”) to BellSouth. A Firm Order shall be considered Bona Fide when DeltaCom has completed the Application/Inquiry process described in Section 6, preceding, and has submitted the Firm Order document indicating acceptance of the Application Response provided by BellSouth. The BFFO must be received by BellSouth no later than thirty (30) calendar days after BellSouth’s Application Response to DeltaCom’s Bona Fide application or the application will expire.

6.11.2.2	BellSouth will establish a firm order date based upon the date BellSouth is in receipt of a BFFO. BellSouth will acknowledge the receipt of DeltaCom’s BFFO within

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seven (7) calendar days of receipt indicating that the BFFO has been received. A BellSouth response to a BFFO will include a Firm Order Confirmation containing the firm order date. No revisions will be made to a BFFO.

7.	Construction and Provisioning

7.1	Construction and Provisioning Intervals

7.1.1	BellSouth will complete construction for caged collocation arrangements under ordinary conditions as soon as possible and within a maximum of ninety (90) calendar days from receipt of a BFFO or as agreed to by the Parties. BellSouth will complete construction for cageless collocation arrangements under ordinary conditions as soon as possible and within a maximum of sixty (60) calendar days from receipt of a BFFO and ninety (90) calendar days for extraordinary conditions or as agreed to by the Parties. Ordinary conditions are defined as space available with only minor changes to support systems required, such as but not limited to, HVAC, cabling and the power plant(s). Extraordinary conditions are defined to include but are not limited to major BellSouth equipment rearrangement or addition; power plant addition or upgrade; major mechanical addition or upgrade; major upgrade for ADA compliance; environmental hazard or hazardous materials abatement; and arrangements for which equipment shipping intervals are extraordinary in length. The Parties may mutually agree to renegotiate an alternative provisioning interval or BellSouth may seek a waiver from this interval from the Commission.

7.1.2	Records Only Change. When DeltaCom adds equipment, that was originally included on DeltaCom’s Initial Application or a Subsequent Application, and the addition of this equipment requires no additional space preparation work or cable terminations on the part of BellSouth, then BellSouth will impose no additional charges or intervals.

7.2	Joint Planning. Joint planning between BellSouth and DeltaCom will commence within a maximum of twenty (20) calendar days from BellSouth’s receipt of a BFFO. BellSouth will provide the preliminary design of the Collocation Space and the equipment configuration requirements as reflected in the Bona Fide Application and affirmed in the BFFO. The Collocation Space completion time period will be provided to DeltaCom during joint planning.

7.3	Permits. Each Party or its agents will diligently pursue filing for the permits required for the scope of work to be performed by that Party or its agents within ten (10) calendar days of the completion of finalized construction designs and specifications.

7.4

Acceptance Walkthrough. DeltaCom will schedule and complete an acceptance walkthrough of each Collocation Space with BellSouth within fifteen (15) calendar days of BellSouth’s notifying DeltaCom that the collocation space is ready for occupancy (Space Ready Date). In the event that DeltaCom fails to complete an acceptance walkthrough within this fifteen (15) calendar day interval(s) and BellSouth was available for an acceptance walkthrough within the applicable fifteen (15) calendar day interval(s), the Collocation Space shall be deemed accepted by

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DeltaCom. BellSouth will correct any deviations to DeltaCom’s original or jointly amended requirements within seven (7) calendar days after the walkthrough, unless the Parties jointly agree upon a different time frame.

7.5	Circuit Facility Assignments (CFAs). Unless otherwise specified, BellSouth will provide CFAs to DeltaCom prior to the applicable provisioning interval set forth herein (“Provisioning Interval”) for those Premises in which DeltaCom has a physical collocation arrangement with no POT bay or with a POT bay provided by BellSouth prior to 6/1/99. BellSouth cannot provide CFAs to DeltaCom prior to the Provisioning Interval for those Premises in which DeltaCom has a physical collocation arrangement with a POT bay provided by DeltaCom prior to 6/1/99 or a virtual collocation arrangement until DeltaCom provides BellSouth with the following information:

For DeltaCom -provided POT bay—a complete layout of the POT panels (equipment inventory update (EIU) form) showing locations, speeds, etc.

For virtual—a complete layout of DeltaCom’s equipment (equipment inventory update (EIU) form), including the locations of the low speed ports and the specific frame terminations to which the equipment will be wired by DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier.

BellSouth cannot begin work on the CFAs until the complete and accurate EIU form is received from DeltaCom. If this EIU is provided ten (10) calendar days prior to the Provisioning Interval, then CFAs will be made available by the Provisioning Interval. If this EIU is not received ten (10) calendar days prior to the Provisioning Interval, then the CFAs will be provided within ten (10) calendar days of receipt of the EIU.

7.6	Use of BellSouth Certified Supplier. DeltaCom shall select a supplier which has been approved as a BellSouth Certified Supplier to perform all engineering and installation work. DeltaCom and DeltaCom’s BellSouth Certified Supplier must follow and comply with all BellSouth requirements outlined in BellSouth’s TR 73503, TR 73519, TR 73572, and TR 73564. In some cases, DeltaCom must select separate BellSouth Certified Suppliers for transmission equipment, switching equipment and power equipment. BellSouth shall provide DeltaCom with a list of BellSouth Certified Suppliers upon request. The BellSouth Certified Supplier(s) shall be responsible for installing DeltaCom’s equipment and components, extending power cabling to the BellSouth power distribution frame, performing operational tests after installation is complete, and notifying BellSouth’s equipment engineers and DeltaCom upon successful completion of installation, etc. The BellSouth Certified Supplier shall bill DeltaCom directly for all work performed for DeltaCom pursuant to this Attachment and BellSouth shall have no liability for nor responsibility to pay such charges imposed by the BellSouth Certified Supplier. BellSouth shall consider certifying DeltaCom or any supplier proposed by DeltaCom. All work performed by or for DeltaCom shall conform to generally accepted industry guidelines and standards.

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7.7	Alarm and Monitoring. BellSouth shall place environmental alarms in the Premises for the protection of BellSouth equipment and facilities. DeltaCom shall be responsible for placement, monitoring and removal of environmental and equipment alarms used to service DeltaCom’s Collocation Space. Upon request, BellSouth will provide DeltaCom with applicable tariffed service(s) to facilitate remote monitoring of collocated equipment by DeltaCom. Both Parties shall use best efforts to notify the other of any verified environmental condition known to that Party.

7.8	Virtual to Physical Collocation Relocation. In the event physical collocation space was previously denied at a location due to technical reasons or space limitations, and physical collocation space has subsequently become available, DeltaCom may relocate its virtual collocation arrangements to physical collocation arrangements and pay the appropriate fees for physical collocation and for the rearrangement or reconfiguration of services terminated in the virtual collocation arrangement, as outlined in the appropriate BellSouth tariffs. In the event that BellSouth knows when additional space for physical collocation may become available at the location requested by DeltaCom, such information will be provided to DeltaCom in BellSouth’s written denial of physical collocation. To the extent that (i) physical Collocation Space becomes available to DeltaCom within 180 calendar days of BellSouth’s written denial of DeltaCom’s request for physical collocation, (ii) BellSouth had knowledge that the space was going to become available, and (iii) DeltaCom was not informed in the written denial that physical Collocation Space would become available within such 180 calendar days, then DeltaCom may relocate its virtual collocation arrangement to a physical collocation arrangement and will receive a credit for any nonrecurring charges previously paid for such virtual collocation. DeltaCom must arrange with a BellSouth Certified Supplier for the relocation of equipment from its virtual Collocation Space to its physical Collocation Space and will bear the cost of such relocation.

7.9	Virtual to Physical Conversion (In Place). Virtual collocation arrangements may be converted to “in-place” physical arrangements if the potential conversion meets the following four criteria: 1) there is no change in the amount of equipment or the configuration of the equipment that was in the virtual collocation arrangement; 2) the conversion of the virtual collocation arrangement will not cause the equipment or the results of that conversion to be located in a space that BellSouth has reserved for its own future needs; 3) the converted arrangement does not limit BellSouth’s ability to secure its own equipment and facilities due to the location of the virtual collocation arrangement; and 4) any changes to the arrangement can be accommodated by existing power, HVAC, and other requirements. The application fee for the conversion from virtual to in-place, physical collocation is as set forth in Exhibit C. Unless otherwise specified, BellSouth will complete virtual to in-place physical collocation conversions within sixty (60) calendar days. BellSouth will bill DeltaCom an Administrative Only Application Fee as set forth in Exhibit C for these charges on the date that BellSouth provides an Application Response.

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7.10	Cancellation. If, at anytime prior to space acceptance, DeltaCom cancels its order for the Collocation Space(s) (“Cancellation”), BellSouth will bill the applicable nonrecurring rate for any and all work processes for which work has begun.

7.11	Licenses. DeltaCom, at its own expense, will be solely responsible for obtaining from governmental authorities, and any other appropriate agency, entity, or person, all rights, privileges, and licenses necessary or required to operate as a provider of telecommunications services to the public or to occupy the Collocation Space.

7.12	Environmental Compliance. The Parties agree to utilize and adhere to the Environmental Hazard Guidelines identified as Exhibit A attached hereto.

8.	Rates and Charges

8.1	Recurring Charges. If DeltaCom has met the applicable fifteen (15) calendar day walkthrough interval(s) specified in Section 4 and BellSouth was available for an acceptance walkthrough within the applicable fifteen (15) calendar day interval, billing for recurring charges will begin upon the Space Acceptance Date. In the event that DeltaCom fails to complete an acceptance walkthrough within the applicable fifteen (15) calendar day interval and BellSouth was available for an acceptance walkthrough within the applicable fifteen (15) calendar day interval, billing for recurring charges will commence on the Space Ready Date.

8.2	Application Fee. BellSouth shall assess an Application Fee via a service order, which shall be issued at the time BellSouth responds that space is available pursuant to Section 6 (Application Response). Payment of said Application Fee will be due as dictated by DeltaCom’s current billing cycle and is non-refundable.

8.3	Space Preparation. Space preparation fees consist of a nonrecurring charge for firm order processing and monthly recurring charges for central office modifications, assessed per arrangement, per square foot, and common systems modifications, assessed per arrangement, per square foot for cageless collocation and per cage for caged collocation. DeltaCom shall remit payment of the nonrecurring firm order-processing fee coincident with submission of a BFFO. The charges recover the costs associated with preparing the Collocation Space, which includes survey, engineering of the Collocation Space, which includes survey, engineering of the Collocation Space, design and modification costs for network, building and support systems. In the event DeltaCom opts for cageless space, the space preparation fees will be assessed based on the total floor space dedicated to DeltaCom as prescribed in this Section.

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8.4	Cable Installation. Cable Installation Fee(s) are assessed per entrance cable placed. This non-recurring fee will be billed by BellSouth upon receipt of the DeltaCom’s BFFO.

8.5	Floor Space. The Floor Space Charge includes reasonable charges for lighting, HVAC, and other allocated expenses associated with maintenance of the Premises but does not recover any power-related costs incurred by BellSouth. When the Collocation Space is enclosed, DeltaCom shall pay floor space charges based upon the number of square feet so enclosed. When the Collocation Space is not enclosed, DeltaCom shall pay floor space charges based upon the following floor space calculation: [(depth of the equipment lineup in which the rack is placed) + (0.5 x maintenance aisle depth) + (0.5 x wiring aisle depth)] X (width of rack and spacers). For purposes of this calculation, the depth of the equipment lineup shall consider the footprint of equipment racks plus any equipment overhang. BellSouth will assign unenclosed Collocation Space in conventional equipment rack lineups where feasible. In the event DeltaCom’s collocated equipment requires special cable racking, isolated grounding or other treatment which prevents placement within conventional equipment rack lineups, DeltaCom shall be required to request an amount of floor space sufficient to accommodate the total equipment arrangement.

8.6	Power. BellSouth shall make available –48 Volt (-48V) DC power for DeltaCom’s Collocation Space at a BellSouth Power Board or BellSouth Battery Distribution Fuse Bay (BDFB) at DeltaCom’s option within the Premises.

8.6.1	When obtaining power from a BDFB, fuses and power cables (A&B) must be engineered (sized), and installed by DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier. When obtaining power from a BellSouth power board, power cables (A&B) must be engineered (sized), and installed by DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier. DeltaCom is responsible for contracting with a BellSouth Certified Supplier for power distribution feeder cable runs from a BellSouth BDFB or power board to DeltaCom’s equipment. The determination of the BellSouth BDFB or BellSouth power board as the power source will be made at BellSouth’s sole, but reasonable, discretion. The BellSouth Certified Supplier contracted by DeltaCom must provide BellSouth a copy of the engineering power specification prior to the day on which DeltaCom’s equipment becomes operational. BellSouth will provide the common power feeder cable support structure between the BellSouth BDFB or power board and DeltaCom’s arrangement area. DeltaCom shall contract with a BellSouth Certified Supplier who will be responsible for the following: dedicated power cable support structure within DeltaCom’s arrangement, power cable feeds, and terminations of cable. Any terminations at a BellSouth power board must be performed by a BellSouth Certified power Supplier. DeltaCom shall comply with all applicable National Electric Code (NEC), BellSouth TR73503, Telcordia and ANSI Standards regarding power cabling.

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8.6.2	If DeltaCom elects to install its own DC Power Plant, BellSouth shall provide AC power to feed DeltaCom’s DC Power Plant. Charges for AC power will be assessed per breaker ampere per month. Rates include the provision of commercial and standby AC power. When obtaining power from a BellSouth service panel, protection devices and power cables must be engineered (sized), and installed by DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier except that BellSouth shall engineer and install protection devices and power cables for Adjacent Collocation. DeltaCom, if certified as a BellSouth Certified Supplier, or DeltaCom’s BellSouth Certified Supplier must also provide a copy of the engineering power specification prior to the equipment becoming operational. Charges for AC power shall be assessed pursuant to the rates specified in Exhibit C. AC power voltage and phase ratings shall be determined on a per location basis. At DeltaCom’s option, DeltaCom may arrange for AC power in an Adjacent Collocation arrangement from a retail provider of electrical power.

8.6.5	If DeltaCom requests a reduction in the amount of power that BellSouth is currently providing DeltaCom must submit a Subsequent Application. If no modification to the Collocation Space is requested other than the reduction in power, the Subsequent Application Fee for Power Reduction as set forth in Exhibit C will apply. If modifications are requested in addition to the reduction of power the Subsequent Application Fee will apply. This non-recurring fee will be billed by BellSouth on the date that BellSouth provides an Application Response.

8.6	Security Escort. A security escort will be required whenever DeltaCom or its approved agent desires access to the entrance manhole or must have access to the Premises after the one accompanied site visit allowed pursuant to Section 5 prior to completing BellSouth’s Security Training requirements. Rates for a security escort are as set forth in Exhibit C beginning with the scheduled escort time. BellSouth will wait for one-half (1/2) hour after the scheduled time for such an escort and DeltaCom shall pay for such half-hour charges in the event DeltaCom fails to show up.

8.7	Cable Record charges. These charges apply for work required to build cable records in BellSouth systems. The VG/DS0 per cable record charge is for a maximum of 3600 records. The Fiber cable record charge is for a maximum of 99 records. These non-recurring fees will be billed upon receipt of DeltaCom’s BFFO.

8.8	Other. If no rate is identified in the contract, the rate for the specific service or function will be negotiated by the Parties upon request by either Party.

9.	Insurance

9.1	DeltaCom shall, at its sole cost and expense, procure, maintain, and keep in force insurance as specified in this Section 9 and underwritten by insurance companies licensed to do business in the states applicable under this Attachment and having a Best’s Insurance Rating of A-.

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9.2	DeltaCom shall maintain the following specific coverage:

9.2.1	Commercial General Liability coverage in the amount of ten million dollars ($10,000,000.00) or a combination of Commercial General Liability and Excess/Umbrella coverage totaling not less than ten million dollars ($10,000,000.00). BellSouth shall be named as an Additional Insured on the Commercial General Liability policy as specified herein.

9.2.2	Statutory Workers Compensation coverage and Employers Liability coverage in the amount of one hundred thousand dollars ($100,000.00) each accident, one hundred thousand dollars ($100,000.00) each employee by disease, and five hundred thousand dollars ($500,000.00) policy limit by disease.

9.2.3	All Risk Property coverage on a full replacement cost basis insuring all of DeltaCom’s real and personal property situated on or within BellSouth’s Central Office location(s).

9.2.4	DeltaCom may elect to purchase business interruption and contingent business interruption insurance, having been advised that BellSouth assumes no liability for loss of profit or revenues should an interruption of service occur.

9.3	The limits set forth in Section 9.2 above may be increased by BellSouth from time to time during the term of this Attachment upon thirty (30) days notice to DeltaCom to at least such minimum limits as shall then be customary with respect to comparable occupancy of BellSouth structures.

9.4	All policies purchased by DeltaCom shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by BellSouth. All insurance must be in effect on or before the date equipment is delivered to BellSouth’s Premises and shall remain in effect for the term of this Attachment or until all DeltaCom’s property has been removed from BellSouth’s Premises, whichever period is longer. If DeltaCom fails to maintain required coverage, BellSouth may pay the premiums thereon and seek reimbursement of same from DeltaCom.

9.5	DeltaCom shall submit certificates of insurance reflecting the coverage required pursuant to this Section a minimum of ten (10) business days prior to the commencement of any work in the Collocation Space. Failure to meet this interval may result in construction and equipment installation delays. DeltaCom shall arrange for BellSouth to receive thirty (30) business days’ advance notice of cancellation from DeltaCom’s insurance company. DeltaCom shall forward a certificate of insurance and notice of cancellation/non-renewal to BellSouth at the following address:

BellSouth Telecommunications, Inc.
Attn.: Risk Management Coordinator
17H53 BellSouth Center
675 W. Peachtree Street
Atlanta, Georgia 30375

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9.6	DeltaCom must conform to recommendations made by BellSouth’s fire insurance company to the extent BellSouth has agreed to, or shall hereafter agree to, such recommendations.

9.7	Self-Insurance. If DeltaCom’s net worth exceeds five hundred million dollars ($500,000,000), DeltaCom may elect to request self-insurance status in lieu of obtaining any of the insurance required in Sections 9.2.1 and 9.2.2. DeltaCom shall provide audited financial statements to BellSouth thirty (30) calendar days prior to the commencement of any work in the Collocation Space. BellSouth shall then review such audited financial statements and respond in writing to DeltaCom in the event that self-insurance status is not granted to DeltaCom. If BellSouth approves DeltaCom for self-insurance, DeltaCom shall annually furnish to BellSouth, and keep current, evidence of such net worth that is attested to by one of DeltaCom’s corporate officers. The ability to self-insure shall continue so long as the DeltaCom meets all of the requirements of this Section. If the DeltaCom subsequently no longer satisfies this Section, DeltaCom is required to purchase insurance as indicated by Sections 9.2.1 and 9.2.2.

9.8	The net worth requirements set forth in Section 9.7 may be increased by BellSouth from time to time during the term of this Attachment upon thirty (30) calendar days’ notice to DeltaCom to at least such minimum limits as shall then be customary with respect to comparable occupancy of BellSouth structures.

9.9	Failure to comply with the provisions of this Section will be deemed a material breach of this Attachment.

10.	Mechanics Liens

10.1	If any mechanics lien or other liens shall be filed against property of either Party (BellSouth or DeltaCom), or any improvement thereon by reason of or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to or for the other Party or by reason of any changes, or additions to said property made at the request or under the direction of the other Party, the other Party directing or requesting those changes shall, within thirty (30) business days after receipt of written notice from the Party against whose property said lien has been filed, either pay such lien or cause the same to be bonded off the affected property in the manner provided by law. The Party causing said lien to be placed against the property of the other shall also defend, at its sole cost and expense, on behalf of the other, any action, suit or proceeding which may be brought for the enforcement of such liens and shall pay any damage and discharge any judgment entered thereon.

11.	Inspections

11.1	BellSouth may conduct an inspection of DeltaCom’s equipment and facilities in the Collocation Space(s) prior to the activation of facilities between DeltaCom’s

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equipment and equipment of BellSouth. BellSouth may conduct an inspection if DeltaCom adds equipment and may otherwise conduct routine inspections at reasonable intervals mutually agreed upon by the Parties. BellSouth shall provide DeltaCom with a minimum of forty-eight (48) hours or two (2) business days, whichever is greater, advance notice of all such inspections. All costs of such inspection shall be borne by BellSouth.

12.	Security and Safety Requirements

12.1	Unless otherwise specified, DeltaCom will be required, at its own expense, to conduct a statewide investigation of criminal history records for each DeltaCom employee hired in the past five (5) years being considered for work on the BellSouth Premises, for the states/counties where the DeltaCom employee has worked and lived for the past five (5) years. Where state law does not permit statewide collection or reporting, an investigation of the applicable counties is acceptable. DeltaCom shall not be required to perform this investigation if an affiliated company of DeltaCom has performed an investigation of the DeltaCom employee seeking access, if such investigation meets the criteria set forth above. This requirement will not apply if DeltaCom has performed a pre-employment statewide investigation of criminal history records of the DeltaCom employee for the states/counties where the DeltaCom employee has worked and lived for the past five (5) years or, where state law does not permit a statewide investigation, an investigation of the applicable counties.

12.2	DeltaCom will be required to administer to their personnel assigned to the BellSouth Premises security training either provided by BellSouth, or meeting criteria defined by BellSouth.

12.3	DeltaCom shall provide its employees and agents with picture identification, which must be worn, and visible at all times while in the Collocation Space or other areas in or around the Premises. The photo identification card shall bear, at a minimum, the employee’s name and photo, and DeltaCom’s name. BellSouth reserves the right to remove from its premises any employee of DeltaCom not possessing identification issued by DeltaCom or who has violated any of BellSouth’s policies as outlined in the CLEC Security Training documents. DeltaCom shall hold BellSouth harmless for any damages resulting from such removal of its personnel from BellSouth premises. DeltaCom shall be solely responsible for ensuring that any Guest of DeltaCom is in compliance with all subsections of this Section.

12.4	DeltaCom shall not assign to the BellSouth Premises any personnel with records of felony criminal convictions. DeltaCom shall not assign to the BellSouth Premises any personnel with records of misdemeanor convictions, except for misdemeanor traffic violations, without advising BellSouth of the nature and gravity of the offense(s). BellSouth reserves the right to refuse building access to any DeltaCom personnel who have been identified to have misdemeanor criminal convictions. Notwithstanding the foregoing, in the event that DeltaCom chooses not to advise BellSouth of the nature and gravity of any misdemeanor conviction, DeltaCom may, in the alternative, certify to BellSouth that it shall not assign to the BellSouth Premises any personnel with records of misdemeanor convictions (other than misdemeanor traffic violations).

Attachment 4-Central Office

12.4.1	DeltaCom shall not knowingly assign to the BellSouth Premises any individual who was a former employee of BellSouth and whose employment with BellSouth was terminated for a criminal offense whether or not BellSouth sought prosecution of the individual for the criminal offense.

12.4.2	DeltaCom shall not knowingly assign to the BellSouth Premises any individual who was a former supplier of BellSouth and whose access to a BellSouth Premises was revoked due to commission of a criminal offense whether or not BellSouth sought prosecution of the individual for the criminal offense.

12.5	For each DeltaCom employee or agent hired by DeltaCom within five (5) years of being considered for work on the BellSouth Premises, who requires access to a BellSouth Premises pursuant to this agreement, DeltaCom shall furnish BellSouth, prior to an employee or agent gaining such access, a certification that the aforementioned background check and security training were completed. The certification will contain a statement that no felony convictions were found and certifying that the security training was completed by the employee. If the employee’s criminal history includes misdemeanor convictions, DeltaCom will disclose the nature of the convictions to BellSouth at that time. In the alternative, DeltaCom may certify to BellSouth that it shall not assign to the BellSouth Premises any personnel with records of misdemeanor convictions other than misdemeanor traffic violations.

12.5.1	For all other DeltaCom employees requiring access to a BellSouth Premises pursuant to this Attachment, DeltaCom shall furnish BellSouth, prior to an employee gaining such access, a certification that the employee is not subject to the requirements of Section 12.5 above and that security training was completed by the employee.

12.6	At BellSouth’s request, DeltaCom shall promptly remove from BellSouth’s Premises any employee of DeltaCom BellSouth does not wish to grant access to its premises 1) pursuant to any investigation conducted by BellSouth or 2) prior to the initiation of an investigation if an employee of DeltaCom is found interfering with the property or personnel of BellSouth or another collocated telecommunications carrier, provided that an investigation shall promptly be commenced by BellSouth.

12.7

Security Violations. BellSouth reserves the right to interview DeltaCom’s employees, agents or suppliers in the event of wrongdoing in or around BellSouth’s property or involving BellSouth’s or another telecommunications carrier’s property or personnel, provided that BellSouth shall provide 24 hours notice (or such shorter notice as may be agreed to by the Parties as reasonable under the circumstances) to DeltaCom’s Security representative of such interview. DeltaCom reserves the right to have its Security representative present during the interview. DeltaCom and its suppliers shall reasonably cooperate with BellSouth’s investigation into allegations of wrongdoing or criminal conduct committed by, witnessed by or involving DeltaCom’s employees, agents, or suppliers. Additionally, BellSouth reserves the right to bill DeltaCom for

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all reasonable costs associated with investigations involving its employees, agents, or suppliers if it is established and mutually agreed in good faith that DeltaCom’s employees, agents, or suppliers are responsible for the alleged act. BellSouth shall bill DeltaCom for BellSouth property which is stolen or damaged where an investigation determines the culpability of DeltaCom’s employees, agents, or suppliers and where DeltaCom agree, in good faith, with the results of such investigation. DeltaCom shall notify BellSouth in writing immediately in the event that DeltaCom discovers one of its employees already working on the BellSouth Premises is a possible security risk. Upon request of the other Party, the Party who is the employer shall discipline consistent with its employment practices, up to and including removal from the BellSouth Premises, any employee found to have violated the security and safety requirements of this Section. DeltaCom shall hold BellSouth harmless for any damages resulting from such removal of its personnel from BellSouth’s Premises.

12.7.1	DeltaCom reserves the right to interview BellSouth’s employees, agents, or suppliers in the event of wrongdoing in or around DeltaCom’s property or involving DeltaCom’s personnel, provided that DeltaCom shall provide 24 hours notice (or such shorter notice as may be agreed to by the Parties as reasonable under the circumstances) to BellSouth’s Security representative of such interview. BellSouth reserves the right to have its Security representative present during the interview. BellSouth and its suppliers shall reasonably cooperate with DeltaCom’s investigation into allegations of wrongdoing or criminal conduct committed by, witnessed by, or involving BellSouth’s employees, agents, or suppliers. Additionally, DeltaCom reserves the right to bill BellSouth for all reasonable costs associated with investigations involving its employees, agents, or suppliers if it is established and mutually agreed in good faith that BellSouth’s employees, agents, or suppliers are responsible for the alleged act. DeltaCom shall bill BellSouth for DeltaCom property which is stolen or damaged where an investigation determines the culpability of BellSouth’s employees, agents, or suppliers and where BellSouth agrees, in good faith, with the results of such investigation. BellSouth shall notify DeltaCom in writing immediately in the event that BellSouth discovers one of its employees is a possible security risk to DeltaCom property. Upon request of the other Party, the Party who is the employer shall discipline consistent with its employment practices, up to and including removal from access to DeltaCom’s collocation space and/or equipment, any employee found to have violated the security and safety requirements of this Section. BellSouth shall hold DeltaCom harmless for any damages resulting from such removal of its personnel from DeltaCom’s collocation space and/or access to DeltaCom’s equipment.

12.8	Use of Supplies. Unauthorized use of equipment, supplies, or other property by either Party, whether or not used routinely to provide telephone service will be strictly prohibited and handled appropriately. Costs associated with such unauthorized use may be charged to the offending Party, as may be all associated investigative costs.

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12.9	Use of Official Lines. Except for non-toll calls necessary in the performance of their work, neither Party shall use the telephones of the other Party on the BellSouth Premises. Charges for unauthorized telephone calls may be charged to the offending Party, as may be all associated investigative costs.

12.10	Accountability. Full compliance with the Security requirements of this section shall in no way limit the accountability of either Party to the other for the improper actions of its employees.

13.	Destruction of Collocation Space

13.1	In the event a Collocation Space is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for DeltaCom’s permitted use hereunder, then either Party may elect within ten (10) business days after such damage, to terminate occupancy of the damaged Collocation Space, and if either Party shall so elect, by giving the other written notice of termination, both Parties shall stand released of and from further liability under the terms hereof. If the Collocation Space shall suffer only minor damage and shall not be rendered wholly unsuitable for DeltaCom’s permitted use, or is damaged and the option to terminate is not exercised by either Party, BellSouth covenants and agrees to proceed promptly without expense to DeltaCom, except for improvements not the property of BellSouth, to repair the damage. BellSouth shall, at parity with repairs made to their own space, have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by storms, shortages of labor and materials, government regulations, strikes, walkouts, and causes beyond the control of BellSouth, which causes shall not be construed as limiting factors, but as exemplary only. DeltaCom may, at its own expense, accelerate the rebuild of its collocated space and equipment provided however that a BellSouth Certified Supplier is used and the necessary space preparation has been completed. If DeltaCom’s acceleration of the project increases the cost of the project, then those additional charges will be incurred by DeltaCom. Where allowed and where practical, DeltaCom may erect a temporary facility while BellSouth rebuilds or makes repairs. In all cases where the Collocation Space shall be rebuilt or repaired, DeltaCom shall be entitled to an equitable abatement of rent and other charges, depending upon the unsuitability of the Collocation Space for DeltaCom’s permitted use, until such Collocation Space is fully repaired and restored and DeltaCom’s equipment installed therein (but in no event later than thirty (30) business days after the Collocation Space is fully repaired and restored). Where DeltaCom has placed an Adjacent Arrangement pursuant to Section 3, DeltaCom shall have the sole responsibility to repair or replace said Adjacent Arrangement provided herein. Pursuant to this section, BellSouth will restore the associated services to the Adjacent Arrangement.

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14.	Eminent Domain

14.1	If the whole of a Collocation Space or Adjacent Arrangement shall be taken by any public authority under the power of eminent domain, then this Attachment shall terminate with respect to such Collocation Space or Adjacent Arrangement as of the day possession shall be taken by such public authority and rent and other charges for the Collocation Space or Adjacent Arrangement shall be paid up to that day with proportionate refund by BellSouth of such rent and charges as may have been paid in advance for a period subsequent to the date of the taking. If any part of the Collocation Space or Adjacent Arrangement shall be taken under eminent domain, BellSouth and DeltaCom shall each have the right to terminate this Attachment with respect to such Collocation Space or Adjacent Arrangement and declare the same null and void, by written notice of such intention to the other Party within ten (10) business days after such taking.

15.	Nonexclusivity

15.1	DeltaCom understands that this Attachment is not exclusive and that BellSouth may enter into similar agreements with other Parties. Assignment of space pursuant to all such agreements shall be determined by space availability and made on a first come, first served basis.

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Exhibit A

ENVIRONMENTAL AND SAFETY

PRINCIPLES

The following principles provide basic guidance on environmental and safety issues when applying for and establishing Physical Collocation arrangements.

1.	GENERAL PRINCIPLES

1.1	Compliance with Applicable Law. BellSouth and DeltaCom agree to comply with applicable federal, state, and local environmental and safety laws and regulations including U.S. Environmental Protection Agency (USEPA) regulations issued under the Clean Air Act (CAA), Clean Water Act (CWA), Resource Conservation and Recovery Act (RCRA), Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), Superfund Amendments and Reauthorization Act (SARA), the Toxic Substances Control Act (TSCA), and OSHA regulations issued under the Occupational Safety and Health Act of 1970, as amended and NFPA and National Electrical Codes (NEC) and the NESC (“Applicable Laws”). Each Party shall notify the other if compliance inspections are conducted by regulatory agencies and/or citations are issued that relate to any aspect of this Attachment.

1.2	Notice. BellSouth and DeltaCom shall provide notice to the other, including Material Safety Data Sheets (MSDSs), of known and recognized physical hazards or Hazardous Chemicals existing on site or brought on site. Each Party is required to provide specific notice for known potential Imminent Danger conditions. DeltaCom should contact 1-800-743-6737 for BellSouth MSDS sheets.

1.3	Practices/Procedures. BellSouth may make available additional environmental control procedures for DeltaCom to follow when working at a BellSouth Premises (See Section 2, below). These practices/procedures will represent the regular work practices required to be followed by the employees and contractors of BellSouth for environmental protection. DeltaCom will require its contractors, agents and others accessing the BellSouth Premises to comply with these practices. Section 2 lists the Environmental categories where BST practices should be followed by DeltaCom when operating in the BellSouth Premises.

1.4	Environmental and Safety Inspections. BellSouth reserves the right to inspect the DeltaCom space with proper notification. BellSouth reserves the right to stop any DeltaCom work operation that imposes Imminent Danger to the environment, employees or other persons in the area or Facility.

1.5	Hazardous Materials Brought On Site. Any hazardous materials brought into, used, stored or abandoned at the BellSouth Premises by DeltaCom are owned by DeltaCom. DeltaCom will indemnify BellSouth for claims, lawsuits or damages to persons or property caused by these materials. Without prior written BellSouth approval, no substantial new safety or environmental hazards can be created by DeltaCom or different hazardous materials used by DeltaCom at BellSouth Facility. DeltaCom must demonstrate adequate emergency response capabilities for its materials used or remaining at the BellSouth Facility.

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Exhibit A

1.6	Spills and Releases. When contamination is discovered at a BellSouth Premises, the Party discovering the condition must notify BellSouth. All Spills or Releases of regulated materials will immediately be reported by DeltaCom to BellSouth.

1.7	Coordinated Environmental Plans and Permits. BellSouth and DeltaCom will coordinate plans, permits or information required to be submitted to government agencies, such as emergency response plans, spill prevention control and countermeasures (SPCC) plans and community reporting. If fees are associated with filing, BellSouth and DeltaCom will develop a cost sharing procedure. If BellSouth’s permit or EPA identification number must be used, DeltaCom must comply with all of BellSouth’s permit conditions and environmental processes, including environmental “best management practices (BMP)” (see Section 2, below) and/or selection of BST disposition vendors and disposal sites.

1.8	Environmental and Safety Indemnification. BellSouth and DeltaCom shall indemnify, defend and hold harmless the other Party from and against any claims (including, without limitation, third-party claims for personal injury or death or real or personal property damage), judgments, damages, (including direct and indirect damages, and punitive damages), penalties, fines, forfeitures, costs, liabilities, interest and losses arising in connection with the violation or alleged violation of any Applicable Law or contractual obligation or the presence or alleged presence of contamination arising out of the acts or omissions of the indemnifying Party, its agents, contractors, or employees concerning its operations at the Facility.

2.	CATEGORIES FOR CONSIDERATION OF ENVIRONMENTAL ISSUES

2.1	When performing functions that fall under the following Environmental categories on BellSouth’s Premises, DeltaCom agrees to comply with the applicable sections of the current issue of BellSouth’s Environmental and Safety Methods and Procedures (M&Ps), incorporated herein by this reference. DeltaCom further agrees to cooperate with BellSouth to ensure that DeltaCom’s employees, agents, and/or subcontractors are knowledgeable of and satisfy those provisions of BellSouth’s Environmental M&Ps which apply to the specific Environmental function being performed by DeltaCom, its employees, agents and/or subcontractors.

2.2	The most current version of reference documentation must be requested from BellSouth.

ENVIRONMENTAL CATEGORIES	ENVIRONMENTAL ISSUES	ADDRESSED BY THE FOLLOWING DOCUMENTATION
Disposal of hazardous material or other regulated material (e.g., batteries, fluorescent tubes, solvents & cleaning materials)	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	Std T&C 450 Fact Sheet Series 17000 Std T&C 660-3 Approved Environmental Vendor List (Contact ATCC

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Exhibit A

Representative)

Emergency response	Hazmat/waste release/spill fire safety emergency	Fact Sheet Series 17000 Building Emergency Operations Plan (EOP) (specific to and located on Premises)

Contract labor/outsourcing for services with environmental implications to be performed on BellSouth Premises (e.g., disposition of hazardous material/waste; maintenance of storage tanks)	Compliance with all applicable local, state, & federal laws and regulations Performance of services in accordance with BST’s environmental M&Ps Insurance	Std T&C 450 Std T&C 450-B (Contact ATCC Representative for copy of appropriate E/S M&Ps.) Std T&C 660

Transportation of hazardous material	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	Std T&C 450 Fact Sheet Series 17000 Std T&C 660-3 Approved Environmental Vendor List (Contact ATCC Representative)

Maintenance/operations work which may produce a waste Other maintenance work	Compliance with all application local, state, & federal laws and regulations Protection of BST employees and equipment	Std T&C 450 29CFR 1910.147 (OSHA Standard) 29CFR 1910 Subpart O (OSHA Standard)

Janitorial services	All waste removal and disposal must conform to all applicable federal, state and local regulations All Hazardous Material and Waste Asbestos notification and protection of employees and equipment	P&SM Manager - Procurement Fact Sheet Series 17000 GU-BTEN-001BT, Chapter 3 BSP 010-170-001BS (Hazcom)

Attachment 4-Central Office

Exhibit A

Manhole cleaning	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	Std T&C 450 Fact Sheet 14050 BSP 620-145-011PR Issue A, August 1996 Std T&C 660-3 Approved Environmental Vendor List (Contact ATCC Representative)

Removing or disturbing building materials that may contain asbestos	Asbestos work practices

GU-BTEN-001BT, Chapter 3

For questions regarding removing

or disturbing materials that

contain asbestos, call the

BellSouth Building Service

Center:

AL, MS, TN, KY & LA (local

area code) 557-6194

FL, GA, NC & SC (local

area code) 780-2740

3.	DEFINITIONS

Generator. Under RCRA, the person whose act produces a Hazardous Waste, as defined in 40 CFR 261, or whose act first causes a Hazardous Waste to become subject to regulation. The Generator is legally responsible for the proper management and disposal of Hazardous Wastes in accordance with regulations.

Hazardous Chemical. As defined in the U.S. Occupational Safety and Health (OSHA) hazard communication standard (29 CFR 1910.1200), any chemical which is a health hazard or physical hazard.

Hazardous Waste. As defined in section 1004 of RCRA.

Imminent Danger. Any conditions or practices at a facility which are such that a danger exists which could reasonably be expected to cause immediate death or serious harm to people or immediate significant damage to the environment or natural resources.

Spill or Release. As defined in Section 101 of CERCLA.

4.	ACRONYMS

ATCC – Account Team Collocation Coordinator

Attachment 4-Central Office

Exhibit A

BST—BellSouth Telecommunications

CRES—Corporate Real Estate and Services (formerly PS&M)

DEC/LDEC—Department Environmental Coordinator/Local Department Environmental Coordinator

E/S—Environmental/Safety

EVET—Environmental Vendor Evaluation Team

GU-BTEN-001BT—BellSouth Environmental Methods and Procedures

NESC—National Electrical Safety Codes

P&SM—Property & Services Management

Std. T&C—Standard Terms & Conditions

COLLOCATION - North Carolina													Att: 4 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
PHYSICAL COLLOCATION
	Application
	Physical Collocation - Initial Application Fee			CLO	PE1BA		2,322.00
	Physical Collocation - Subsequent Application Fee			CLO	PE1CA		2,311.00
	Physical Collocation - Co-Carrier Cross Connects/Direct Connect, Application Fee, per application			CLO	PE1DT		317.20
	Physical Collocation Administrative Only - Application Fee			CLO	PE1BL		741.44
	Physical Collocation - Application Cost, Simple Augment			CLO	PE1KS		269.83		1.15
	Physical Collocation - Application Cost, Minor Augment			CLO	PE1KM		493.40		1.15
	Physical Collocation - Application Cost, Intermediate Augment			CLO	PE1K1		1,012.00		1.15
	Physical Collocation - Application Cost - Major Augment			CLO	PE1KJ		2,343.00		1.15
	Space Preparation
	Physical Collocation - Floor Space, per sq feet			CLO	PE1PJ	2.69
	Physical Collocation - Space Enclosure, welded wire, first 50 square feet			CLO	PE1BX		534.44
	Physical Collocation - Space enclosure, welded wire, first 100 square feet			CLO	PE1BW		559.81
	Physical Collocation - Space enclosure, welded wire, each additional 50 square feet			CLO	PE1CW		25.37
	Physical Collocation - Space Preparation - C.O. Modification per square ft.			CLO	PE1SK	2.42
	Physical Collocation - Space Preparation, Common Systems Modifications-Cageless, per square foot			CLO	PE1SL	2.88
	Physical Collocation - Space Preparation - Common Systems Modifications-Caged, per cage			CLO	PE1SM	97.98
	Physical Collocation - Space Preparation - Firm Order Processing			CLO	PE1SJ		1,196.00
	Physical Collocation - Space Availability Report, per Central Office Requested			CLO	PE1SR		2,140.00
	Power
	Physical Collocation - Power, -48V DC Power - per Fused Amp Requested			CLO	PE1PL	7.65
	Physical Collocation - Power, 120V AC Power, Single Phase, per Breaker Amp			CLO	PE1FB	5.50
	Physical Collocation - Power, 240V AC Power, Single Phase, per Breaker Amp			CLO	PE1FD	11.01
	Physical Collocation - Power, 120V AC Power, Three Phase, per Breaker Amp			CLO	PE1FE	16.51
	Physical Collocation - Power, 277V AC Power, Three Phase, per Breaker Amp			CLO	PE1FG	38.12
	Cross Connects (Cross Connects, Co-Carrier Cross Connects, and Ports)
	Physical Collocation - 2-wire cross-connect, loop, provisioning			UEANL,UEQ, UNCNX, UEA, UCL, UAL, UHL, UDN, UNCVX	PE1P2	0.0309	19.77	14.95
	Physical Collocation - 4-wire cross-connect, loop, provisioning			UEA, UHL, UNCVX, UNCDX, UCL, UDL	PE1P4	0.0618	19.95	15.05
	Physical Collocation -DS1 Cross-Connect for Physical Collocation, provisioning			WDS1L, WDS1S, UXTD1, ULDD1, USLEL, UNLD1, U1TD1, UNC1X, UEPSR, UEPSB, UEPSE, UEPSP, USL, UEPEX, UEPDX	PE1P1	1.38	39.15	23.20
	Physical Collocation - DS3 Cross-Connect, provisioning			UE3, U1TD3, UXTD3, UXTS1, UNC3X, UNCSX, ULDD3, U1TS1, ULDS1, UNLD3, UEPEX, UEPDX, UEPSR, UEPSB, UEPSE, UEPSP	PE1P3	17.62	38.25	21.94

COLLOCATION - North Carolina													Att: 4 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Physical Collocation - 2-Fiber Cross-Connect			CLO, ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF	PE1F2	3.50	38.25	21.94
	Physical Collocation - 4-Fiber Cross-Connect			ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF, UDFCX	PE1F4	6.20	43.96	26.17
	Physical Collocation - Co-Carrier Cross Connects/Direct Connect - Fiber Cable Support Structure, per linear foot, per cable.			CLO	PE1ES	0.0028
	Physical Collocation - Co-Carrier Cross Connect/Direct Connect - Copper/Coax Cable Support Structure, per linear foot, per cable.			CLO	PE1DS	0.0041
	Physical Collocation 2-Wire Cross Connect, Port			UEPSR, UEPSP, UEPSE, UEPSB, UEPSX, UEP2C	PE1R2	0.0309	19.77	14.95					26.94	12.76
	Physical Collocation 4-Wire Cross Connect, Port			UEPEX, UEPDD	PE1R4	0.0618	19.95	15.05					26.94	12.76
	Security
	Physical Collocation - Security Escort for Basic Time - normally scheduled work, per half hour			CLO	PE1BT		33.68	21.34
	Physical Collocation - Security Escort for Overtime - outside of normally scheduled working hours on a scheduled work day, per half hour			CLO	PE1OT		43.87	27.57
	Physical Collocation - Security Escort for Premium Time - outside of scheduled work day, per half hour			CLO	PE1PT		54.06	33.80
	Physical Collocation - Security Access System - Security System per Central Office, per Sq. Ft.			CLO	PE1AY	0.0135
	Physical Collocation -Security Access System - New Card Activation, per Card Activation (First), per State			CLO	PE1A1	0.0622	15.00
	Physical Collocation-Security Access System-Administrative Change, existing Access Card, per Request, per State, per Card			CLO	PE1AA		15.51
	Physical Collocation - Security Access System - Replace Lost or Stolen Card, per Card			CLO	PE1AR		15.00
	Physical Collocation - Security Access - Initial Key, per Key			CLO	PE1AK		15.00
	Physical Collocation - Security Access - Key, Replace Lost or Stolen Key, per Key			CLO	PE1AL		15.00
	CFA
	Physical Collocation - CFA Information Resend Request, per premises, per arrangement, per request			CLO	PE1C9		77.48
	Cable Records - Note: The rates in the First & Additional columns will actually be billed as “Initial I” and “Subsequent S” respectively
	Physical Collocation - Cable Records, per request			CLO	PE1CR		I 1458.00	S 937.29	245.00	245.00
	Physical Collocation, Cable Records, VG/DS0 Cable, per cable record (maximum 3600 records)			CLO	PE1CD		622.69	622.69	346.35	346.35
	Physical Collocation, Cable Records, VG/DS0 Cable, per each 100 pair			CLO	PE1CO		8.77	8.77	10.32	10.32
	Physical Collocation, Cable Records, DS1, per T1 TIE			CLO	PE1C1		4.35	4.35	5.11	5.11
	Physical Collocation, Cable Records, DS3, per T3 TIE			CLO	PE1C3		15.22	15.22	17.90	17.90
	Physical Collocation - Cable Records, Fiber Cable, per cable record (maximum 99 records)			CLO	PE1CB		163.61	163.61	143.32	143.32
	Physical Collocation, Cable Records,CAT5/RJ45			CLO	PE1C5		2.27		2.78
	Virtual to Physical
	Physical Collocation - Virtual to Physical Collocation Relocation, per Voice Grade Circuit			CLO	PE1BV		33.00
	Physical Collocation - Virtual to Physical Collocation Relocation, per DSO Circuit			CLO	PE1BO		33.00
	Physical Collocation - Virtual to Physical Collocation Relocation, per DS1 Circuit			CLO	PE1B1		52.00
	Physical Collocation - Virtual to Physical Collocation Relocation, per DS3 Circuit			CLO	PE1B3		52.00
	Physical Collocation - Virtual to Physical Collocation In-Place, Per Voice Grade Circuit			CLO	PE1BR		69.51	20.45

COLLOCATION - North Carolina													Att: 4 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Physical Collocation Virtual to Physical Collocation In-Place, Per DSO Circuit			CLO	PE1BP		69.51	20.45
	Physical Collocation - Virtual to Physical Collocation In-Place, Per DS1 Circuit			CLO	PE1BS		78.93	29.87
	Physical Collocation - Virtual to Physical Collocation In-Place, per DS3 Circuit			CLO	PE1BE		75.11	26.04
	Entrance Cable
	Physical Collocation - Fiber Cable Installation, Pricing, non-recurring charge, per Entrance Cable			CLO	PE1BD		1,233.00
	Physical Collocation - Fiber Cable Support Structure, per Entrance Cable			CLO	PE1PM	20.57
	Physical Collocation - Fiber Entrance Cable Installation, per Fiber			CLO	PE1ED		7.79
	POT Bays
	Physical Collocation - POT Bay arrangement prior to 6/1/99 - 2-wire cross connect, per cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, UDL, UNCVX, UNCDX, UNCNX	PE1PE	0.1054
	Physical Collocation - POT Bay arrangement prior to 6/1/99 - 4-wire cross connect, per cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, USL, UNCVX, UNCDX	PE1PF	0.2108
	Physical Collocation - POT Bay arrangement prior to 6/1/99 - DS1 cross connect, per cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, WDS1L, WDS1S, USL, U1TD1, UXTD1, UNC1X, ULDD1, USLEL, UNLD1	PE1PG	1.49
	Physical Collocation - POT Bay arrangement prior to 6/1/99 - DS3 cross connect, per cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, UE3, U1TD3, UXTD3, UXTS1, UNC3X, UNCSX, ULDD3, U1TS1, ULDS1, UNLD3, UDL, UDLSX	PE1PH	13.27
	Physical Collocation - POT Bay arrangement prior to 6/1/99 - 2-fiber cross connect, per cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF	PE1B2	45.30
	Physical Collocation - POT Bay arrangement prior to 6/1/99 - 4-fiber cross connect, per cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF	PE1B4	61.09
VIRTUAL COLLOCATION
	Application
	Virtual Collocation - Application Fee			AMTFS	EAF		1,195.00
	Virtual Collocation - Co-Carrier Cross Connects/Direct Connect, Application Fee, per application			AMTFS	VE1CA		317.20
	Virtual Collocation Administrative Only - Application Fee			AMTFS	VE1AF		741.44
	Space Preparation
	Virtual Collocation - Floor Space, per sq. ft.	I		AMTFS	ESPVX	2.69
	Power
	Virtual Collocation - Power, per fused amp	I		AMTFS	ESPAX	7.65
	Cross Connects (Cross Connects, Co-Carrier Cross Connects, and Ports)
	Virtual Collocation - 2-wire cross-connect, loop, provisioning			UEANL, UEA, UDN, UAL, UHL, UCL, UEQ, UNCVX, UNCDX, UNCNX	UEAC2	0.0225	19.77	14.95

COLLOCATION - North Carolina													Att: 4 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Virtual Collocation - 4-wire cross-connect, loop, provisioning			UEA, UHL, UCL, UDL, UNCVX, UNCDX	UEAC4	0.0449	19.95	15.05
	Virtual collocation - Special Access & UNE, cross-connect per DS1			ULR, UXTD1, UNC1X, ULDD1, U1TD1, USLEL, UNLD1, USL, UEPEX, UEPDX	CNC1X	0.4195	39.15	23.20
	Virtual collocation - Special Access & UNE, cross-connect per DS3			USL, UE3, U1TD3, UXTS1, UXTD3, UNC3X, UNCSX, ULDD3, U1TS1, ULDS1, UDLSX, UNLD3, XDEST	CND3X	4.41	38.25	21.94
	Virtual Collocation - 2-Fiber Cross Connects			UDL12, UDLO3, U1T48, U1T12, U1TO3, ULDO3, ULD12, ULD48, UDF	CNC2F	1.96	38.25	21.94
	Virtual Collocation - 4-Fiber Cross Connects			UDL12, UDLO3, U1T48, U1T12, U1TO3, ULDO3, ULD12, ULD48, UDF	CNC4F	3.93	43.96	26.17
	Virtual Collocation - Co-Carrier Cross Connects/Direct Connect - Fiber Cable Support Structure, per linear foot, per cable			AMTFS	VE1CB	0.0028
	Virtual Collocation - Co-Carrier Cross Connects/Direct Connect - Copper/Coax Cable Support Structure, per linear foot, per cable			AMTFS	VE1CD	0.0041
	Virtual Collocation 2-Wire Cross Connect, Port			UEPSX, UEPSB, UEPSE, UEPSP, UEPSR, UEP2C	VE1R2	0.0225	19.77	14.95
	Virtual Collocation 4-Wire Cross Connect, Port			UEPDD, UEPEX	VE1R4	0.0449	19.95	15.05
	CFA
	Virtual Collocation - CFA Information Resend Request, per Premises, per Arrangement, per request			AMTFS	VE1QR		77.48
	Cable Records - Note: The rates in the First & Additional columns will actually be billed as “Initial I” & “Subsequent S” respectively
	Virtual Collocation Cable Records - per request			AMTFS	VE1BA		I 1458.00	S 937.29	245.00	245.00
	Virtual Collocation Cable Records - VG/DS0 Cable, per cable record			AMTFS	VE1BB		622.69	622.69	346.35	346.35
	Virtual Collocation Cable Records - VG/DS0 Cable, per each 100 pair			AMTFS	VE1BC		8.77	8.77	10.32	10.32
	Virtual Collocation Cable Records - DS1, per T1TIE			AMTFS	VE1BD		4.35	4.35	5.11	5.11
	Virtual Collocation Cable Records - DS3, per T3TIE			AMTFS	VE1BE		15.22	15.22	17.90	17.90
	Virtual Collocation Cable Records - Fiber Cable, per 99 fiber records			AMTFS	VE1BF		163.61	163.61	143.32	143.32
	Virtual Collocation Cable Records - CAT 5/RJ45			AMTFS	VE1B5		4.35	4.35	5.11	5.11
	Security
	Virtual collocation - Security escort, basic time, normally scheduled work hours			AMTFS	SPTBX		33.68	21.34
	Virtual collocation - Security escort, overtime, outside of normally scheduled work hours on a normal working day			AMTFS	SPTOX		43.87	27.57
	Virtual collocation - Security escort, premium time, outside of a scheduled work day			AMTFS	SPTPX		54.06	33.80
	Maintenance
	Virtual collocation - Maintenance in CO - Basic, per half hour			AMTFS	CTRLX		52.03	21.22
	Virtual collocation - Maintenance in CO - Overtime, per half hour			AMTFS	SPTOM		69.48	27.81
	Virtual collocation - Maintenance in CO - Premium per half hour			AMTFS	SPTPM		86.94	34.40
	Entrance Cable
	Virtual Collocation - Cable Installation Charge, per cable			AMTFS	ESPCX		1,233.00
	Virtual Collocation - Cable Support Structure, per cable			AMTFS	ESPSX	13.28

	Note: Rates displaying an “I” in Interim column are interim as a result of a Commission order.

Attachment 7

Attachment 7

Billing and Billing Accuracy Certification

Attachment 7

1.	Payment and Billing Arrangements	3

2.	Billing and Billing Accuracy Certification	10

3.	Billing Disputes	11

4.	RAO Hosting	12

Escalation List		Exhibit A

Rates		Exhibit B

Attachment 7

BILLING AND BILLING ACCURACY CERTIFICATION

1.	Payment and Billing Arrangements

1.1	The terms and conditions set forth in this Attachment shall apply to all services ordered and provisioned pursuant to this Agreement.

1.2	Billing. Currently, BellSouth provides billing through the Carrier Access Billing System (CABS), Integrated Billing System (IBS) and through the Customer Records Information System (CRIS) depending on the particular service(s) that DeltaCom requests. BellSouth will bill and record in accordance with this agreement those charges DeltaCom incurs as a result of DeltaCom purchasing from BellSouth Network Elements, Combinations, and Local Services, as set forth in this agreement. BellSouth will format all bills in CBOS Standard or CLUB/EDI format, depending on the type of service ordered. BellSouth’s bills to DeltaCom for unbundled network elements and resold services purchased by DeltaCom shall include the item (USOC), quantity and price of such purchased services. For those services where standards have not yet been developed, BellSouth’s billing shall be consistent with Ordering and Billing Forum (OBF) standards.

1.2.1	At either party’s request, multiple billing media or additional copies of bills will be provided at a reasonable cost.

1.2.2	BellSouth will render bills each month for resold lines on established bill days for each of DeltaCom's accounts.

1.2.3	Master Account. The Parties have established accounts with each other.

1.3	Payment Responsibility. Payment of all charges will be the responsibility of DeltaCom or BellSouth as applicable. DeltaCom and BellSouth shall make payment to each other for all services billed. Neither Party shall be responsible for payments not received by the other Party’s customers. Neither Party shall become involved in billing disputes that may arise between the other Party and its customers. Payments made by either Party as payment on account shall be credited to an accounts receivable master account and not to an end user's account.

Attachment 7

1.4	Tax Exemption. Upon proof of tax exempt certification, the total amount billed shall not include any taxes due from the end user. The Retail Service provider shall be solely responsible for the computation, tracking, reporting and payment of all federal, state and/or local jurisdiction taxes associated with the services resold to the end user.

1.5	Miscellaneous. BellSouth will bill DeltaCom in advance for all resold services to be provided during the ensuing billing period except charges associated with service usage, which will be billed in arrears. Charges will be calculated on an individual End User account level, including, if applicable, any charge for usage or usage allowances. BellSouth will also bill DeltaCom and DeltaCom will be responsible for and remit to BellSouth, all charges applicable to resold services including but not limited to 911 and E911 charges, federal subscriber line charges, telecommunications relay charges (TRS), and franchise fees.

1.6	Late Payment. If any portion of the payment is received by the Party after the payment due date as set forth herein, or if any portion of the payment is received by the Party in funds that are not immediately available to the Party, then a late payment charge shall be due to the Party. The late payment charge shall be the portion of the payment not received by the payment due date multiplied by a late factor and will be applied on a per bill basis. For billing from BellSouth, the late factor shall be as set forth in Section A2 of the General Subscriber Services Tariff, Section B2 of the Private Line Service Tariff or Section E2 of the Intrastate Access Tariff, as appropriate. For billing from DeltaCom, the late factor shall be as set forth in the appropriate DeltaCom's tariff, but in no event, shall such late factor exceed that set forth in the applicable BST tariff. In addition to any applicable late payment charges, the Party may be charged a fee for all returned checks as set forth in Section A2 of the General Subscriber Services Tariff or pursuant to the applicable state law.

1.7	Access Charges for Resold Services. Any Switched Access charges associated with interexchange carrier access to the resold local exchange lines will be billed by, and due to, BellSouth. No additional charges are to be assessed to DeltaCom.

1.8	End User Common Line Charge for Resold Services. Pursuant to 47 CFR Section 51.617, BellSouth will bill DeltaCom end user common line charges identical to the end user common line charges BellSouth bills its end users.

Attachment 7

1.9	Discontinuing Service. The procedures for discontinuing service to DeltaCom or BellSouth are as follows:

1.9.2	Each party reserves the right to suspend or terminate service for nonpayment in accordance with applicable state and federal regulations.

1.9.3	If payment of account is not received by the bill day in the month after the original bill day, the billing Party may provide written notice via certified U.S. Mail to the other Party pursuant to the Notice Provision in Section 20.3 of General Terms and Conditions that additional applications for service will be refused and that any pending orders for service will not be completed if payment is not received by the fifteenth day following the date of the notice. In addition the billing party may, at the same time, give thirty days notice to the person designated by the other party to receive notices of noncompliance, to discontinue the provision of existing services at any time thereafter.

1.9.4	In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.

1.9.5	If the billing party does not discontinue the provision of the services involved on the date specified in the thirty days notice and the other Party’s noncompliance continues, nothing contained herein shall preclude the billing party’s right to discontinue the provision of the services without further notice.

1.9.6	If payment is not received or satisfactory arrangements made for payment by the date given in the written notification, the billed party’s services may be discontinued. Upon discontinuance of service on the billed party’s account, service to the billed party’s end users will be denied. The billing party will reestablish service at the request of the end user or the other Party upon payment of the appropriate connection fee and subject to the billing party’s normal application procedures. The billed party is solely responsible for notifying the end user of the proposed service disconnection.

1.9.7	If within fifteen days after an end user's service has been denied no contact has been made in reference to restoring service, the end user's service shall be disconnected.

1.10

Deposit Policy. The Parties agree that the purpose of this Deposit is to provide assurance to BellSouth that timely payments for services performed and accurately billed are made by DeltaCom to BellSouth. The Parties also agree that the remedies of this Deposit Policy shall be applied

Attachment 7

in good faith and not under circumstances caused by an administrative error. BellSouth reserves the right to secure the accounts of new and existing customers only as provided for pursuant to this section. Customer, for purposes of this Section 1.10, is defined as DeltaCom, Inc. or any entity authorized to conduct business as a CLEC in the state and does not include any parents or separate affiliates. Notice, for purposes of this Deposit Policy, is defined as written notification to the Chief Financial Officer, General Counsel, and Vice President of Line Cost Accounting of DeltaCom.

1.10.1	New Customers and existing Customers may satisfy the requirements of this section with a D&B credit rating of 5A1 or through the presentation of a payment guarantee executed by another existing customer of BellSouth and with terms acceptable to Bellsouth where said guarantor has a credit rating equal to 5A1. Upon request, Customer shall complete the BellSouth credit profile and provide information, reasonably necessary, to BellSouth regarding creditworthiness.

1.10.2	With the exception of new Customers with a D&B credit rating equal to 5A1, BellSouth may secure the accounts of all new Customers as set forth in subsection 1.10.4. In addition, new Customers will be treated as such until twelve months from their first bill/invoice date, and will be treated as existing Customers thereafter.

1.10.3	If a Customer has filed for bankruptcy protection within twelve (12) months of the effective date of this Agreement, BellSouth may treat Customer, for purposes of establishing a security on its accounts as a new customer as set forth in subsection 1.10.7.

1.10.4	The security required by BellSouth shall take the form of cash, an Irrevocable Letter of Credit (BellSouth Form), Surety Bond (BellSouth Form), or, in BellSouth's sole discretion, some other form of security proposed by Customer. The amount of the security shall not exceed one months' estimated billing for services billed in advance and two months billing for services billed in arrears and if provided in cash, interest on said cash security shall accrue and be paid in accordance with the terms in the Commission approved General Subscriber BellSouth tariff for the appropriate state.

1.10.5	Any such security shall in no way release Customer from the obligation to make complete and timely payments of its bill.

1.10.6	No security deposit shall be required of an existing Customer who has a good payment history and meets two (2) liquidity benchmarks set forth

Attachment 7

below in Sections 1.10.6.2 and 1.10.6.3. BellSouth may secure, pursuant to Section 1.10.9, the accounts of existing Customers where an existing Customer does not have a good payment history as defined in Section 1.10.6.1. If an existing Customer has a good payment history but fails to meet the two (2) liquidity benchmarks defined in Section 1.10.6.2 and 1.10.6.3, BellSouth may secure the Customer's accounts, pursuant to Section 1.10.9.

1.10.6.1	Payment history is based upon the preceding twelve (12) month period. A good payment history shall mean that less than 10% of the non-disputed receivable balance is aged over thirty (30) days from the invoice/bill date at any given time. The existing Customer's payment history shall be predicated on net-thirty (30) day terms from the invoice/bill date. Only good faith disputes submitted to BellSouth pursuant to the procedures set forth in the parties' interconnection agreement, as amended, will be considered in determining the "non-disputed receivable balance". Where Customer has disputed a rate change initiated by BellSouth as a result of the Triennial Review Order and/or the appeal of that order by the U.S. District Court for the District of Columbia (referred to as "USTAII), BellSouth shall treat that dispute as a dispute in good faith pending any final determination made pursuant to the dispute resolution mechanism as set forth in the parties' interconnection agreement. If an invoice/bill is delivered electronically, and such electronic invoice/bill is transmitted by BellSouth more than ten (10) business days after the invoice/bill date, the calculation of Customer's payment history as to said invoice shall be on net-thirty (30) day terms from the date the invoice/bill is transmitted for such invoice/bill.

1.10.6.1.1	If Customer fails to comply with the requirements of this Section 1.10.6.1, BellSouth will provide Customer with three (3) business days Notice of default of this Section 1.10.6.1. If Customer fails to either cure said default, or to demonstrate that there is no default, within the three (3) business days notice period, BellSouth may secure Customer's accounts pursuant to Section 1.10.9.

1.10.6.2	The existing Customer's liquidity status, based upon a review of EBITDA, is EBITDA positive for the prior four (4) quarters of reported financials excluding any nonrecurring charges or special restructuring charges. EBITDA means, for any period, the sum, determined on a Consolidated basis, of (a) net income, (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, and (f) the aggregate of all non-cased deducted in arriving at net income in clause (a) above, as long a this information is included in publicly available financial data audited annually by a domestic Certified Public Accountant, including, but not limited to, asset impairment charges and any restructuring charges.

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1.10.6.3	The existing Customer has a current bond rating of BBB or above or Customer has no bond rating or a current bond rating between CCC and BB and meets the following criteria for the reported financials of the last Fiscal Year End, audited by a domestic Certified Public Accountant ("Last Fiscal Year End"), and for the prior four (4) quarters of reported financials on a cumulative basis.

1.10.6.3.1	Positive cash flow from operations minus cash dividends, Negative cash flow from operations directly due to one time charges from merger and acquisition of other extraordinary items will not automatically as a trigger for a deposit. Customer will disclose the nature and amount of such charges to BellSouth, and BellSouth will review such amounts and shall waive this condition if exclusion of such items would result in positive cash flow from operations, and Customer has adequate cash or liquidity to fund such adjustments.

1.10.6.3.2	Positive tangible net worth:

1.10.6.3.3	Debt/tangible net worth between zero and 2.5. For purposes of computing debt/tangible net worth, the redeemable preferred stuck presented in the mezzanine section of the Customer's balance sheet will be included as equity; and

1.10.6.3.4	Customer is compliant with all financial maintenance covenants.

1.10.7	If Customer files for bankruptcy protection during the term of this Agreement, Customer acknowledges that BellSouth is entitled to adequate assurance of payment in the form of a deposit of one months' estimated billing for services billed in advance and two months billing for service billed in arrears or other means of security during the pendency of the bankruptcy proceeding. Upon confirmation of the reorganization plan and the emergence of Customer from bankruptcy, if BellSouth's agreements were not cured 100% and BellSouth incurred a loss on the pre-petition account of Customer of the bankruptcy, Customer shall be treated as a new customer, as "new Customer" is treated under this section, for a period of one year in regard to BellSouth's right to secure the accounts of Customer.

1.10.8

Upon notice of default of a bank (or other loan provider's) financial maintenance covenant and upon Customer's failure to either cure or obtain a waiver from such default within seven (7) calendar days of notice,

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BellSouth may utilize the remedies set forth in subsection 1.10.8 unless Customer can demonstrate to the reasonable satisfaction of BellSouth that Customer has ample liquidity to fund said debt should the debt payment obligation become accelerated.

1.10.9	If, at any time during the term of this Agreement, Customer fails to comply with the requirements of Section 1.10.6 or 1.10.8, BellSouth shall provide Notice to Customer of its intent to implement this subsection 1.10.9.

1.10.9.1	Upon receipt of notice, Customer shall pay all current amounts by due date and pay past due nondisputed amounts immediately. Customer shall also immediately pay disputed amounts to the extent the amount in dispute is greater than 30% of total charges for the current month. Customer shall thereafter pay the charges for future services billed by BellSouth pursuant to an accelerated payment schedule, which shall provide for half of the charges to be paid within fifteen (15) days of invoice/bill date and the remainder to be paid within thirty (30) days of invoice/bill date. If any invoice/bill is delivered electronically for future services, and such electronic invoice/bill is transmitted more than ten (10) business days from invoice/bill date, the accelerated payment schedule will be adjusted for said invoice/bill and shall provide for half of the charges to be paid within fifteen (15) days of said invoice/bill transmit date and the remainder to be paid within thirty (30) days of said invoice/bill transmit dated. Further, Customer shall pay all disputed amounts to the extent the amount in dispute is greater than 30% of the total charges for the current month, within the accelerated payment schedule timeframe. If paid disputed amounts are resolved in the Customer's favor, the Customer will be issued a credit for the resolved amount and BellSouth shall credit Customer's account for accrued interest at the same rate of interest that BellSouth assesses under its tariffs for late payment. Customer shall make all payments from readily available funds by wire transfer or some other equivalent electronic means. If Customer fails to comply with the requirements of this Section 1.10.9.1, BellSouth will provide Customer with three (3) business days Notice of default of this Section. If Customer fails to either cure said default, or to demonstrate that there is no default, within the three (3) business days notice period, BellSouth may secure Customer's accounts pursuant to Section 1.10.9.2.

1.10.9.2

If Customer defaults on above Section 1.10.9.1, then BellSouth may secure accounts with a one (1) months deposit of average billing services billed in advance and two (2) months billing for services billed in arrears during prior six (6) month period. Said deposit shall be paid to BellSouth within thirty (30) days from the date of BellSouth Notice pursuant to

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1.10.6.1. The security required by BellSouth shall take the form of cash, an Irrevocable Letter of Credit (BellSouth Form), Surety Bond (BellSouth Form), or, in BellSouth's sole discretion, some other form of security proposed by Customer. If the amount of security is provided in cash, interest on said cash security shall accrue and be paid in accordance with the terms in the appropriate BellSouth tariff. If Customer fails to comply with the requirements of Section 1.10.9.2, BellSouth will provide Customer with three (3) business days notice of default of this Section 1.10.9.2. If Customer fails to cure said default within the three (3) business days notice period, BellSouth shall have the right to begin immediate termination of services provided under this Agreement without regard to any other provision contained within this Agreement.

1.10.10	Once a deposit is provided to BellSouth by Customer under any criterion, if, after twelve (12) months, Customer meets the criterion specified in above Section 1.10.6, the deposit and all interest will be applied to Customer's account. If at any time subsequent to the return of a deposit, Customer evinces a poor payment history or fails to satisfy the conditions set forth in this deposit policy, BellSouth may require a security deposit.

1.10.11	In the event BellSouth demands, a deposit form Customer and Customer can show that BellSouth's demand is contrary to the terms and intent of this Section 1.10, Customer reserves its right to seek Commission review of BellSouth's deposit demand.

1.11	Neither Party will perform billing and collection services for the other as a result of the execution of this Agreement. All requests for billing services should be referred to the appropriate entity or operational group of the other Party.

2.	Billing and Billing Accuracy Certification

2.1	At the option of DeltaCom, BellSouth and DeltaCom shall mutually agree upon a billing quality assurance program for all billing elements covered in this Agreement that shall eliminate the need for post-billing reconciliation. Appropriate terms for access to any BellSouth documents, systems, records, and procedures for the recording and billing of charges shall be part of that program.

2.2	As part of the billing quality assurance program, BellSouth and DeltaCom will develop standards, measurements, and performance requirements for a local billing measurements process. On a regular basis the billing party will provide the other party with mutually agreed upon performance measurement data that substantiates the accuracy, reliability, and integrity of the billing process for local billing. In return, each party shall pay all bills received from the other party in full by the payment due date.

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2.3	Local billing discrepancies will be addressed in an orderly manner via a mutually agreed upon billing exemption process.

2.3.1	Each party agrees to notify the other Party upon identifying a billing discrepancy. The Parties shall endeavor to resolve any billing discrepancy within sixty (60) calendar days of the notification date. A mutually agreed upon escalation process shall be established for resolving local billing discrepancies as part of the billing quality assurance program.

2.3.2	Closure of a specific billing period shall occur by joint agreement of the Parties whereby the Parties agree that such billing period is closed to any further analysis and financial transactions except those resulting from regulatory mandates. Closure will take place within a mutually agreed upon time interval from the Bill Date. The month being closed represents those charges that were billed or should have been billed by the designated Bill Date.

3.	Billing Disputes

3.1	Where the parties have not agreed upon a billing quality assurance program, billing disputes shall be handled pursuant to the terms of this section. Provided, that nothing herein shall preclude either party from filing complaints, at any time, in accordance with the dispute resolution provisions included in the General Terms and Conditions to the Agreement.

3.2	Each Party agrees to notify the other Party upon the discovery of a billing dispute. Each Party shall report all billing disputes using the Billing Adjustment Request Form (BAR Form RF 1461). In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the Bill Date on which such disputed charges appear. Resolution of the dispute is expected to occur at the first level of management as set forth in Exhibit A, resulting in a recommendation for settlement of the dispute and closure of a specific billing period. If the issues are not resolved within the allotted time frame, the following resolution procedure will begin.

3.2.1	If the dispute is not resolved within sixty (60) days of the Bill Date, the dispute will be escalated to the second level of management as set forth in Exhibit A for each of the respective Parties for resolution. If the dispute is not resolved within ninety (90) days of the Bill Date, the dispute will be escalated to the third level of management as set forth in Exhibit A for each of the respective Parties for resolution.

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3.2.2	If the dispute is not resolved within one hundred and twenty (120) days of the Bill Date, the dispute will be escalated to the fourth level of management as set forth in Exhibit A for each of the respective Parties for resolution.

3.3	If a Party disputes a charge and does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in the Late Payment Charges provision of this Attachment. If a Party disputes charges and the dispute is resolved in favor of such Party, the other Party shall credit the bill of the disputing Party for the amount of the disputed charges along with any late payment charges assessed no later than the second Bill Date after the resolution of the dispute. Accordingly, if a Party disputes charges and the dispute is resolved in favor of the other Party, the disputing Party shall pay the other Party the amount of the disputed charges and any associated late payment charges assessed no later than the second bill payment due date after the resolution of the dispute. In no event, however, shall any late payment charges be assessed on any previously assessed late payment charges.

3.4	The Parties can backbill for services rendered under this Agreement up to twelve (12) months after the invoice for those services has been rendered however, either Party may petition the Commission to allow back billing for a particular charge up to thirty-six (36) months upon the showing of good cause, including changes arising out of governmental mandates, regulatory actions including true-ups and similar proceedings.

4.	Audits and Inspections

4.1	Subject to BellSouth's reasonable security requirements and except as may be otherwise specifically provided in this Agreement, DeltaCom may audit BellSouth’s books, records and other documents once in each Contract Year for the purpose of evaluating the accuracy of BellSouth’s billing and invoicing. DeltaCom may employ other persons or firms for this purpose. The Parties shall define the period to be audited prior to commencing the audit. Such audit shall take place at a time and place agreed on by the Parties no later than thirty (30) days after notice thereof to BellSouth and shall be conducted over a reasonable period of time.

4.1.1	BellSouth shall promptly correct any billing error that is revealed in an audit, including making refund of any overpayment by DeltaCom in the

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form of a credit as well as placing a debit on the invoice for underbilling. The credit or debit will be accomplished within two billing cycles after the Parties have agreed upon the accuracy of the audit results. Any Disputes concerning audit results shall be resolved pursuant to the dispute resolution procedures described in Section 11 of the General Terms and Conditions of this Agreement.

4.1.2	BellSouth shall cooperate fully in any such audit, providing reasonable access to necessary BellSouth employees and books, records and other documents reasonably necessary to assess the accuracy of BellSouth's bills.

4.1.3	DeltaCom may audit BellSouth's books, records and documents more than once during any Contract Year if the previous audit found previously uncorrected net variances or errors in invoices in BellSouth's favor with an aggregate value of at least two percent (2%) of the amounts payable by DeltaCom for Services and Elements or Combinations provided during the period covered by the audit.

4.1.4	Audits shall be at DeltaCom’s expense, subject to reimbursement by BellSouth in the event that an audit finds an adjustment in the charges or in any invoice paid or payable by DeltaCom hereunder by an amount that is, on an annualized basis, greater than two percent (2%) of the aggregate charges for the Services and Elements during the period covered by the audit.

4.1.5	Upon (i) the discovery by BellSouth of overcharges not previously reimbursed to DeltaCom or (ii) the resolution of disputed audits, BellSouth shall promptly reimburse DeltaCom the amount of any overpayment times the highest interest rate (in decimal value) which may be levied by law for commercial transactions, compounded daily for the number of days from the date of overpayment to and including the date that payment is actually made. In no event, however, shall interest be assessed on any previously assessed or accrued late payment charges.

4.2

Subject to reasonable security requirement, either Party may audit the books, records and other documents of the other for the purpose of evaluating usage pertaining to transport and termination of local traffic. Where such usage data is being transmitted through CABS, the audit shall be conducted in accordance with CABS or other applicable requirements approved by the appropriate Commission. If data is not being transferred via CABS, either Party may request an audit for such purpose once each Contract Year. The Parties shall define the period to be audited prior to commencing the audit. Either Party may employ other persons or firms

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for this purpose. Any such audit shall take place no later than thirty (30) days after notice thereof to the other Party and shall be conducted over a reasonable period of time.

4.2.1	Either Party shall promptly correct any reported usage error that is revealed in an audit, including making a refund of any overpayment by DeltaCom to be audited prior to commencing the audit. Any Disputes concerning audit results shall be resolved pursuant to the dispute resolution procedures described in Section 11 of the General Terms and Conditions of this Agreement.

4.2.2	The Parties shall cooperate fully in any such audit, providing reasonable access to necessary employees and books, records and other documents reasonably necessary to assess the usage pertaining to transport and terminating of local traffic.

5.	RAO Hosting

5.1	RAO Hosting, Credit Card and Third Number Settlement System (CATS) and Non-Intercompany Settlement System (NICS) services provided to DeltaCom by BellSouth will be in accordance with the methods and practices regularly adopted and applied by BellSouth to its own operations during the term of this Agreement, including such revisions as may be made from time to time by BellSouth.

5.2	DeltaCom shall furnish all relevant information required by BellSouth for the provision of RAO Hosting, CATS and NICS.

5.3	Applicable compensation amounts will be billed by BellSouth to DeltaCom on a monthly basis in arrears. Amounts due from one Party to the other (excluding adjustments) are payable within thirty (30) days of receipt of the billing statement.

5.4	DeltaCom must have its own unique RAO code. Requests for establishment of RAO status where BellSouth is the selected CMDS interfacing host, require written notification from DeltaCom to the BellSouth RAO Hosting coordinator at least eight (8) weeks prior to the proposed effective date. The proposed effective date will be mutually agreed upon between the Parties with consideration given to time necessary for the completion of required Telecordia functions. BellSouth will request the assignment of an RAO code from its connecting contractor on behalf of DeltaCom and will coordinate all associated conversion activities.

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5.5	BellSouth will receive messages from DeltaCom that are to be processed by BellSouth, another LEC or CLEC in the BellSouth region or a LEC outside the BellSouth region.

5.6	BellSouth will perform invoice sequence checking, standard EMI format editing, and balancing of message data with the EMI trailer record counts on all data received from DeltaCom.

5.7	All data received from DeltaCom that is to be processed or billed by another LEC or CLEC within the BellSouth region will be distributed to that LEC or CLEC in accordance with the agreement(s) which may be in effect between BellSouth and the involved LEC or CLEC.

5.8	All data received from DeltaCom that is to be placed on the CMDS network for distribution outside the BellSouth region will be handled in accordance with the agreement(s) which may be in effect between BellSouth and its connecting contractor.

5.9	BellSouth will receive messages from the CMDS network that are destined to be processed by DeltaCom and will forward them to DeltaCom on a daily basis.

5.10	Transmission of message data between BellSouth and DeltaCom will be via CONNECT:Direct.

5.11	All messages and related data exchanged between BellSouth and DeltaCom will be formatted in accordance with accepted industry standards for EMI formatted records and packed between appropriate EMI header and trailer records, also in accordance with accepted industry standards.

5.12	DeltaCom will ensure that the recorded message detail necessary to recreate files provided to BellSouth will be maintained for back-up purposes for a period of three (3) calendar months beyond the related message dates.

5.13	Should it become necessary for DeltaCom to send data to BellSouth more than sixty (60) days past the message date(s), DeltaCom will notify BellSouth in advance of the transmission of the data. If there will be impacts outside the BellSouth region, BellSouth will work with its connecting contractor and DeltaCom to notify all affected Parties.

5.14	In the event that data to be exchanged between the two Parties should become lost or destroyed, both Parties shall work together to determine the

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source of the problem. Once the cause of the problem has been jointly determined and the responsible Party (BellSouth or DeltaCom) identified and agreed to, the company responsible for creating the data (BellSouth or DeltaCom) shall make every effort to have the affected data restored and retransmitted. If the data cannot be retrieved, the responsible Party will be liable to the other Party for any resulting lost revenue. Lost revenue may be a combination of revenues that could not be billed to the end users and associated access revenues. Both Parties will work together to estimate the revenue amount based upon a reasonable estimate of three to twelve months of prior usage. The resulting estimated revenue loss will be paid by the responsible Party to the other Party within three (3) calendar months of the date of problem resolution, or as mutually agreed upon by the Parties. If access usage data is not processed and delivered by either Party in a timely manner such that the other Party is unable to bill the IXC, the responsible Party shall be liable for the amount of lost revenue. The Parties agree that the term “timely manner” as used herein shall be defined in accordance with OBF guidelines. Until such time as OBF addresses this issue, the term “timely manner” shall be reasonably determined on a case-by-case basis.

5.15	Should an error be detected by the EMI format edits performed by BellSouth on data received from DeltaCom, the entire pack containing the affected data will not be processed by BellSouth. BellSouth will notify DeltaCom of the error condition. DeltaCom will correct the error(s) and will resend the entire pack to BellSouth for processing. In the event that an out-of-sequence condition occurs on subsequent packs, DeltaCom will resend these packs to BellSouth after the pack containing the error has been successfully reprocessed by BellSouth. Both Parties agree to provide the other Party notification of any discovered errors within 7 business days of the discovery.

5.16	In association with message distribution service, BellSouth will provide DeltaCom with associated intercompany settlements reports (CATS and NICS) as appropriate.

5.17	Other than as specified in Section 5.14 and 5.15 above, in no case shall either Party be liable to the other for any direct or consequential damages incurred as a result of the obligations set out in this agreement.

5.18	RAO Compensation

5.18.1	Rates for message distribution service provided by BellSouth for DeltaCom are as set forth in Exhibit B of this Agreement.

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5.18.2	Rates for data transmission associated with message distribution service are as set forth in Exhibit B of this Agreement.

5.18.3	Data circuits (private line or dial-up) will be required between BellSouth and DeltaCom for the purpose of data transmission. Where a dedicated line is required, DeltaCom will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. DeltaCom shall be responsible for the initial costs of establishing the data circuit. Each party shall be responsible for the recurring charges for the data circuit to the mutually agreed upon meet point. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on an individual case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to BellSouth. Additionally, all message toll charges associated with the use of the dial circuit by BellSouth and DeltaCom will be borne by DeltaCom.

5.18.4	All equipment, including modems and software, that is required on the DeltaCom end for the purpose of data transmission will be the responsibility of DeltaCom.

5.19	Intercompany Settlements Messages

5.19.1	This Section addresses the settlement of revenues associated with traffic originated from or billed by DeltaCom as a facilities based provider of local exchange telecommunications services outside the BellSouth region. Only traffic that originates in one company’s operating territory and bills in another company’s operating territory is included. Traffic that originates and bills within the same company’s operating territory will be settled on a local basis between DeltaCom and the involved company(ies), unless that company is participating in NICS.

5.19.2	Both traffic that originates outside the BellSouth region by DeltaCom and is billed within the BellSouth region, and traffic that originates within the BellSouth region and is billed outside the BellSouth region by DeltaCom, is covered by this Agreement (CATS). Also covered is traffic that either is originated by or billed by DeltaCom, involves a company other than DeltaCom, qualifies for inclusion in the CATS settlement, and is not originated or billed within the BellSouth region (NICS).

5.19.3	Revenues associated with calls originated and billed within the BellSouth region will be settled via BellCore’s, its successor or assign, NICS system.

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5.19.4	BellSouth shall receive the monthly NICS reports from BellCore, its successor or assign, on behalf of DeltaCom. BellSouth will distribute copies of these reports to DeltaCom on a monthly basis.

5.19.5	BellSouth shall receive the monthly Credit Card and Third Number Settlement System (CATS) reports from BellCore, its successor or assign, on behalf of DeltaCom. BellSouth will distribute copies of these reports to DeltaCom on a monthly basis.

5.19.6	BellSouth shall collect the revenue earned by DeltaCom from the operating company in whose territory the messages are billed (CATS), less a per message billing and collection fee of five cents ($0.05), on behalf of DeltaCom. BellSouth will remit the revenue billed by DeltaCom to the operating company in whose territory the messages originated, less a per message billing and collection fee of five cents ($0.05), on behalf of DeltaCom. These two amounts will be netted together by BellSouth and the resulting charge or credit issued to DeltaCom via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

5.19.7	BellSouth shall collect the revenue earned by DeltaCom within the BellSouth territory from another CLEC also within the BellSouth territory (NICS) where the messages are billed, less a per message billing and collection fee of five cents ($0.05), on behalf of DeltaCom. BellSouth will remit the revenue billed by DeltaCom within the BellSouth region to the CLEC also within the BellSouth region, where the messages originated, less a per message billing and collection fee of five cents ($0.05). These two amounts will be netted together by BellSouth and the resulting charge or credit issued to DeltaCom via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

BellSouth and DeltaCom agree that monthly netted amounts of less than fifty dollars ($50.00) shall not be settled.

CMDS - North Carolina													Attachment: 7 Exh A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		RATES($)				Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

CMDS
	CENTRALIZED MESSAGE DISTRIBUTION SERVICE (CMDS)
	CMDS: Message Processing, per message					0.004
	CMDS: Data Transmission (CONNECT:DIRECT), per message					0.001